Exhibit 10.66

Dated as of September 30, 2004

MCG COMMERCIAL LOAN TRUST 2004–1,

As the Trust,

MCG FINANCE IV, LLC,

as the Trust Depositor,

MCG CAPITAL CORPORATION,

as the Originator and as the Servicer,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Indenture Trustee and as the Backup Servicer.

SALE AND SERVICING AGREEMENT

MCG Commercial Loan Trust Notes, Series 2004–1

Class A, Class B, Class C and Class D Notes

Page I

	Fidelity Bond; Insurance	76
	Collection of Certain Loan Payments	76
	Access to Certain Documentation and Information Regarding the Loans	76
	Satisfaction and Release of Loan Files	77
	Scheduled Payment Advances	78
	Title, Management and Disposition of Foreclosed Property	79
	Servicing Compensation	79
	Assignment; Resignation	80
	Merger or Consolidation of Servicer	80
	Limitation on Liability of the Servicer and Others	80
	The Backup Servicer	80
	Covenants of the Backup Servicer	84

6.	COVENANTS	84
	Covenants of the Trust Depositor	84
	Covenants of MCG	89

7.	ESTABLISHMENT OF ACCOUNTS; DISTRIBUTIONS; RESERVE FUND	89
	Note Distribution Account and Reserve Fund	89
	Reserve Fund Deposit	90
	Unused Proceeds Account	90
	Principal and Interest Account	91
	Securityholder Distributions	94
	Allocations and Distributions	95
	Determination of LIBOR	98

8.	SERVICER DEFAULT; SERVICE TRANSFER	99
	Servicer Default	99
	Servicer Transfer	100
	Appointment of Successor Servicer; Reconveyance; Successor Servicer to Act	101
	Notification to Securityholders	104
	Effect of Transfer	104
	Database File	104
	Waiver of Defaults	104
	Responsibilities of the Successor Servicer	105
	Rating Agency Condition for Servicer Transfer	105
	Appointment of Successor Backup Servicer; Successor Backup Servicer to Act	106

9.	REPORTS	107
	Monthly Reports	107
	Remittance Date Accounting	109
	Officer’s Certificate	110
	Other Data	111
	Annual Report of Accountants	111

Page II

	Annual Statement of Compliance from Servicer	112
	Notices	112
	Indenture Trustee’s Right to Examine Servicer Records and Audit Operations	112
	Reports to the Indenture Trustee; Principal and Interest Account Statements	113

10.	TERMINATION	113
	Sale of Loans	113
	Termination	114

11.	REMEDIES UPON MISREPRESENTATION; REPURCHASE OPTION	114
	Repurchases of, or Substitution for, Loans for Breach of Representations and Warranties	114
	Reassignment of Repurchased or Substituted Loans	115

12.	INDEMNITIES	115
	Indemnification by MCG	115
	Indemnification by Trust Depositor	116

13.	MISCELLANEOUS	116
	Amendment	116
	Protection of Title to Trust	117
	Governing Law	117
	Notices	118
	Severability of Provisions	120
	Third Party Beneficiaries	120
	Counterparts	121
	Headings	121
	No Bankruptcy Petition; Disclaimer	121
	Jurisdiction	122
	Tax Characterization	122
	Prohibited Transactions with Respect to the Trust	123
	Limitation of Liability of Owner Trustee	123
	Payments with respect to Partially Funded Term Loans, Traditional Revolving Loans and Reducing Revolving Loans	123
	No Partnership	124
	Successors and Assigns	124
	Acts of Holders	124
	Duration of Agreement	124
	Limited Recourse	124
	Confidentiality	125
	Non-Confidentiality of Tax Treatment	125

Page III

EXHIBITS, SCHEDULES AND APPENDIX

Exhibit A:	Form of Assignment
Exhibit B:	[Reserved]
Exhibit C:	List of Loans
Exhibit D:	Form of Subsequent Purchase Agreement
Exhibit E:	Form of Subsequent Transfer Agreement
Exhibit F:	[Reserved]
Exhibit G:	Form of Officer’s Certificate of Originator
Exhibit H:	Form of Officer’s Certificate of Trust Depositor
Exhibit I:	Form of Release by UBS
Exhibit J-1:	Form of Opinion of Freshfields Bruckhaus Deringer LLP
Exhibit J-2:	Form of Opinion of Counsel of Freshfields Bruckhaus Deringer LLP, as to securities law matters
Exhibit K-1:	Form of Opinion of Dechert LLP as to corporate and security interest matters
Exhibit K-2:	Form of Opinion of Dechert LLP as to securities law matters
Exhibit K-3:	Form of Opinion of Counsel of Dechert LLP, as to certain non-consolidation matters
Exhibit L-1:	Form of Opinion of Counsel of Dorsey & Whitney LLP, Minnesota counsel to Wells Fargo
Exhibit L-2:	Form of Opinion of Indenture Trustee
Exhibit M:	Form of Certification of Trust as to Ramp-Up Criteria
Exhibit N:	Form of Certification of Indenture Trustee on Transfer Date
Exhibit O-1:	initial Certification of Indenture Trustee upon receipt of portion of Loan File
Exhibit O-2:	Final Certification of Indenture Trustee upon receipt of Loan File
Exhibit P:	Form of Certification of Servicer upon Substitution, Partial Release, Satisfaction of Loan or Release of Loan File
Exhibit Q:	[Reserved]
Exhibit R:	Form of Liquidation Report
Exhibit S:	Form of letter agreement with respect to Principal and Interest Accounts
Exhibit T:	Form of Certification of Servicer for Repurchased Loans
Exhibit U:	Funding Certificate of the Issuer
Exhibit V:	Funding Certificate of MCG

SALE AND SERVICING AGREEMENT, dated as of September 30, 2004, between:

(1) MCG COMMERCIAL LOAN TRUST 2004–1, a statutory trust created and existing under the law of the State of Delaware (together with its successors and assigns, the Trust);

(2) MCG FINANCE IV, LLC, a Delaware limited liability company, as the trust depositor (together with its successors and assigns, the Trust Depositor);

(3) MCG CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, MCG), as the servicer (together with its successor and assigns, in such capacity, the Servicer), and as the originator (together with its successors and assigns, in such capacity, the Originator); and

(4) WELLS FARGO BANK, NATIONAL ASSOCIATION (together with its successors and assigns, Wells Fargo), not in its individual capacity but as the indenture trustee (together with its successors and assigns duly appointed pursuant to the terms of this Agreement, in such capacity, the Indenture Trustee), and as the backup servicer (together with its successors and assigns duly appointed pursuant to the terms of this Agreement, in such capacity, the Backup Servicer).

R E C I T A L S

WHEREAS, in the regular course of its business, the Originator originates and/or otherwise acquires Loans;

WHEREAS, pursuant to an Amended and Restated Credit and Warehouse Agreement, dated as of January 29, 2004, as amended and restated as of March 11, 2004, among the Originator, the Trust Depositor, MCG Commercial Loan Trust 2003–1 (the Warehouse Fund) and UBS AG, Stamford Branch (UBS) (the Credit and Warehouse Agreement), the Originator acquired a portfolio of Loans and, pursuant to a Master Conveyance Agreement dated as of March 11, 2004, between the Originator, the Initial Depositor named therein and the Warehouse Fund (the Warehouse Master Conveyance Agreement), such Loans were conveyed to such Initial Depositor and further conveyed to the Warehouse Fund;

WHEREAS, pursuant to a Purchase and Sale Agreement dated as of the date hereof between the Warehouse Fund and the Originator, the Warehouse Fund will convey to the Originator all Loans owned by the Warehouse Fund;

WHEREAS, immediately after such conveyance from the Warehouse Fund to the Originator, pursuant to a Commercial Loan Sale Agreement dated as of the date hereof between the Originator and the Trust Depositor (the Commercial Loan Sale Agreement), (a) the Originator will sell to the Trust Depositor such portion of the Loans conveyed to it pursuant to the Commercial Loan Sale Agreement having a fair market value equal to the net cash proceeds from the sale of the Class A Notes and Class B Notes being issued pursuant to the Indenture (excluding amounts applied to fund the Accounts as described herein) and (b) the remaining portion of the Loans so conveyed to it the Originator will contribute to the Trust Depositor as a capital contribution in kind;

WHEREAS, on the date hereof, pursuant to this Sale and Servicing Agreement, the Trust Depositor will sell all such Loans to the Trust in exchange for Cash and the Class C Notes and Class D Notes;

WHEREAS, on the date hereof, pursuant to an Indenture, dated as of September 30, 2004 between the Trust and the Indenture Trustee (the Indenture), the Trust will (a) issue the Class A Notes and Class B Notes and sell all of such Class A Notes and Class B Notes to UBS Securities LLC (the Initial Purchaser), the net cash proceeds of the sale of which will be used to purchase that portion of the Loans being conveyed by the Trust Depositor having a fair market value equal to the net cash proceeds of the sale of the Class A Notes and Class B Notes (excluding amounts applied to fund the Accounts as described herein), (b) issue the Class C Notes and Class D Notes (each as defined below) and sell such Class C Notes and Class D Notes to the Trust Depositor in exchange for the remaining portion of the Loans being conveyed by the Trust Depositor, such Loans having a fair market value equal to the issue price of the Class C Notes and Class D Notes and (c) pledge all of its right, title and interest in the Loans to the Indenture Trustee for the benefit of the Senior Noteholders (as defined below) and the other secured parties under the Indenture;

WHEREAS, on and after the date hereof, the Trust intends to acquire certain additional Loans sold or contributed to the Trust Depositor by the Originator pursuant to the terms and conditions set forth herein, and intends to dispose of certain Loans and acquire other Loans in substitution therefor all pursuant to the terms and conditions set forth herein;

WHEREAS, it is a condition precedent to the Trustee’s execution and delivery of the Indenture that the Trust appoint MCG as Servicer and appoint Wells Fargo as Backup Servicer, all pursuant to the terms and conditions set forth herein; and

WHEREAS, the Servicer is willing to service the Loan Assets for the benefit and account of the Trust pursuant to the terms hereof and the Backup Servicer is willing to act in such capacity with respect to the Loan Assets for the benefit and account of the Trust.

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

Definitions

1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Account Control Agreement means (i) the Account Control Agreement dated as of September 30, 2004 between MCG, the Trust, the Indenture Trustee and Wells Fargo and (ii) any other substantially similar agreement entered into between MCG, the Trust and any other Qualified Institution at which an Eligible Account is established.

Accounts means the Collection Accounts, the Trust Accounts and the Unused Proceeds Account.

Addition Notice means, with respect to any transfer of Additional Loans or Substitute Loans to the Trust in accordance with Section 2.4 and 2.7, respectively, a notice, which shall be given at least 10 Business Days prior to the related Transfer Date, identifying the Additional Loans or Substitute Loans to be transferred, as the case may be, the Outstanding Loan Balance of such Additional Loans or Substitute Loans, as the case may be, and, in the case of a Substitute Loan, the related Substitution Event (with respect to an identified Loan or Loans then in the Loan Pool) to which such Substitute Loan relates, with such notice to be signed by the Servicer on behalf of the Trust and which shall include a certification that (i) immediately prior to such Transfer Date, the Originator and/or a collateral custodian therefor had possession of the related complete Loan File (including, to the extent provided for herein, each original Underlying Note), and there were no other custodial agreements relating to the same in effect and (ii) except as otherwise provided in Section 2.6, the related complete Loan File for each Loan is in the possession of the Indenture Trustee.

Additional Loan Assets has the meaning given to such term in Section 2.4(a).

Additional Loan Qualification Conditions means, with respect to any Additional Loan being transferred to the Trust pursuant to Section 2.4, the accuracy of each of the following conditions as of the related Subsequent Cutoff Date for such Additional Loan:

(a)	the Transfer Date for such Additional Loan shall be prior to the Effective Date;

(b)	such Additional Loan shall satisfy all of the criteria set forth in the definition of “Loan”;

(c)	immediately after giving effect to the transfer of such Additional Loan to the Trust, the Ramp-Up Criteria shall be satisfied;

(d)	immediately after giving effect to the transfer of such Additional Loan to the Trust, the Diversity Score shall either be maintained or improved; and

(e)	the acquisition of such Additional Loan does not result in a reduction or withdrawal of the rating of any outstanding Class of Notes with respect to which a Rating Agency has previously issued a rating.

Additional Loans means a Loan that (a) is transferred to the Trust prior to the Effective Date under and in accordance with Section 2.4 and identified in the related Addition Notice, and (b) becomes part of the Indenture Collateral prior to the Effective Date.

Additional Servicing Fee means an amount, in addition to the Servicing Fee, necessary to induce a Successor Servicer to serve as Servicer hereunder.

Affiliate of any specified Person means any other Person controlling or controlled by, or under common control with, such specified Person or a director or officer of such specified Person; provided that “Affiliate” shall not include any Portfolio Investment. For the purposes of this definition, “control” (including the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 10% or more of the voting securities of such Person or to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise. Each of the Indenture Trustee and the Owner Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of such trustee has actual knowledge to the contrary.

Aggregate Outstanding Loan Balance means, as of any Determination Date, the sum of the Outstanding Loan Balances on such date for each Loan in the Indenture Collateral.

Aggregate Outstanding Principal Balance means, as of any Determination Date, the sum of the Outstanding Principal Balances of each Class outstanding on such date.

Agreement means this Sale and Servicing Agreement, as amended, modified, waived, supplemented or restated from time to time in accordance with the terms hereof.

Assignment means each Assignment, substantially in the form of Exhibit A, relating to an assignment, transfer and conveyance of Loans and related property by the Trust Depositor to the Trust.

Average Life means, on any Determination Date with respect to any Loan, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (rounded to the nearest one tenth thereof) from such Determination Date to the respective dates of each successive Scheduled Payment of principal of such Loan and (ii) the respective amounts of principal of such Scheduled Payments by (b) the sum of all successive Scheduled Payments of principal on such Loan.

Backup Servicer has the meaning given to such term in the Preamble.

Backup Servicer Termination Notice has the meaning given to such term in Section 8.10.

Backup Servicer Transfer has the meaning given to such term in Section 8.10.

Backup Servicing Fee has the meaning given to such term in the fee letter, dated as of the date hereof, among the Originator, the Trust Depositor, the Trust and the Backup Servicer.

Balance means, on any date, with respect to Cash or Permitted Investments in the Indenture Collateral, the aggregate of (a) the face amount or current balance, as the case may be, of Cash, demand deposits, time deposits, certificates of deposit, bankers’ acceptances and federal funds; (b) the outstanding principal amounts of interest-bearing government and corporate securities, money market accounts and repurchase obligations; and (c) the accreted value (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

Bankruptcy Code means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.), as amended or any successor statute thereto.

Business Day means any day other than (i) a Saturday or a Sunday, (ii) any other day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the States of Minnesota, New York or Virginia or the city of the principal Corporate Trust Office of the Indenture Trustee or, in the case of the final payment of principal of a Note, the place of presentation of such Note and (iii) to the extent action is required of the Paying Agent in Ireland, any other day on which banking institutions are authorized or obligated by law, regulation or executive order to close in Dublin, Ireland.

Cash means such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds credited to a deposit account or a Securities Account.

Certificate means the MCG Commercial Loan Trust 2004–1 Certificates representing an equity interest in the Trust and issued pursuant to the Trust Agreement.

Certificate Register has the meaning given to such term in the Trust Agreement.

Certificateholder means the registered holder of the Certificate.

Charged-Off Loan means a Loan in the Loan Pool with respect to which there has occurred one or more of the following: (i) the occurrence of both (a) any portion of a payment of interest on or principal of such Loan is not paid when due (without giving effect to any grace period) and (b) within 120 days of when such delinquent payment was first due, all delinquencies have not been cured, (ii) an Insolvency Event has occurred with respect to the related Obligor, (iii) the related Obligor has suffered any material adverse change that materially affects its viability as a going concern, or (iv) the Servicer has determined, in its sole discretion, in accordance with the Credit and Collection Policy, that such Loan is not collectible.

Class means any of the group of Notes identified herein as, as applicable, the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes.

Class A Noteholders means the Class A-1 Noteholders and Class A-2 Noteholders.

Class A Notes means the Class A-1 Notes and Class A-2 Notes.

Class A Principal Coverage Ratio means, on any Determination Date, the ratio, expressed as a percentage, of (a) the Principal Coverage Amount as of such Determination Date to (b) the Outstanding Principal Balance of the Class A Notes on such Determination Date.

Class A Principal Coverage Test means on any Determination Date on which any Class A Notes remain Outstanding, a test that is satisfied if the Class A Principal Coverage Ratio on such Determination Date equals or exceeds 120%.

Class A Trigger means any Remittance Date on or after January 20, 2010 on which any of the Class A Notes shall be Outstanding.

Class A-1 Interest Amount means, for each Interest Accrual Period, an amount equal to the product of (i) the Class A-1 Note Interest Rate for such Interest Accrual Period, (ii) the Outstanding Principal Balance of the Class A-1 Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions made on such day), and (iii) a fraction, the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360.

Class A-1 Noteholder means each Person in whose name a Class A-1 Note is registered in the Note Register.

Class A-1 Note Interest Rate means the annual rate of interest payable with respect to the Class A-1 Notes, which shall be equal LIBOR for such Interest Accrual Period plus 0.43%.

Class A-1 Notes means the MCG Commercial Loan Trust Notes, Series 2004–1, Class A-1 Notes, having an initial Outstanding Principal Balance of $250,500,000, issued pursuant to the Indenture.

Class A-2 Interest Amount means, for each Interest Accrual Period, an amount equal the product of (i) the Class A-2 Note Interest Rate for such Interest Accrual Period, (ii) the Outstanding Principal Balance of the Class A-2 Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions made on such day), and (iii) a fraction, the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360.

Class A-2 Note Interest Rate means the annual rate of interest payable with respect to the Class A-2 Notes, which shall be equal to LIBOR for such Interest Accrual Period plus 0.65%.

Class A-2 Noteholder means each Person in whose name a Class A-2 Note is registered in the Note Register.

Class A-2 Notes means the MCG Commercial Loan Trust Notes, Series 2004–1, Class A-2 Notes, having an initial Outstanding Principal Balance of $31,500,000, issued pursuant to the Indenture.

Class B Deferred Interest Amount means, to the extent Periodic Interest for any Interest Accrual Period is not paid on the Class B Notes on any Remittance Date on which any Class A Note remains Outstanding because insufficient funds are available for such purpose in accordance with the Priority of Payments, the amount of any such interest shortfall, which shall thereafter be added to the Outstanding Principal Balance of the Class B Notes and shall constitute principal of the Class B Notes for all purposes, including the accrual of interest.

Class B Interest Amount means, for each Interest Accrual Period, an amount equal to the product of (i) the Class B Note Interest Rate for such Interest Accrual Period, (ii) the Outstanding Principal Balance of the Class B Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360.

Class B Note Interest Rate means the annual rate of interest payable with respect to the Class B Notes, which shall be equal to LIBOR for such Interest Accrual Period plus 1.30% per annum.

Class B Noteholder means each Person in whose name a Class B Note is registered in the Note Register.

Class B Notes means MCG Commercial Loan Trust Notes, Series 2004–1, Class B Notes, having an initial Outstanding Principal Balance of $43,500,000, issued pursuant to the Indenture.

Class B Principal Coverage Ratio means on any Determination Date, the ratio, expressed as a percentage, of (a) the Principal Coverage Amount as of such Determination Date to (b) the sum of (i) the Outstanding Principal Balance of the Class A Notes plus (ii) the Outstanding Principal Balance of the Class B Notes, in each case as of such Determination Date.

Class B Principal Coverage Test means on any Determination Date on which any Class B Notes remain Outstanding, a test that is satisfied if the Class B Principal Coverage Ratio on such Determination Date equals or exceeds 110.0%.

Class B Trigger means any Remittance Date on or after July 20, 2010 on which any of the Class B Notes shall be Outstanding.

Class C Deferred Interest Amount means, to the extent Periodic Interest for any Interest Accrual Period is not paid on the Class C Notes on any Remittance Date on which any Class A Note or Class B Note remains Outstanding because insufficient funds are available for such purpose in accordance with the Priority of Payments, the amount of any such interest shortfall, which shall thereafter be added to the Outstanding Principal Balance of the Class C Notes and shall constitute principal of the Class C Notes for all purposes, including the accrual of interest.

Class C Interest Amount means, for each Interest Accrual Period, an amount equal to the product of (i) the Class C Note Interest Rate for such Interest Accrual Period, (ii) the Outstanding Principal Balance of the Class C Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360.

Class C Note Interest Rate means the annual rate of interest payable with respect to the Class C Notes, which shall be equal to LIBOR for such Interest Accrual Period plus 2.50% per annum.

Class C Noteholder means each Person in whose name a Class C Note is registered in the Note Register.

Class C Notes means MCG Commercial Loan Trust Notes, Series 2004–1, Class C Notes, having an initial Outstanding Principal Balance of $15,800,000, issued pursuant to the Indenture.

Class C Principal Coverage Ratio means on any Determination Date, the ratio, expressed as a percentage, of (a) the Principal Coverage Amount as of such Determination Date to (b) the sum of (i) the Outstanding Principal Balance of the Class A Notes, (ii) the Outstanding Principal Balance of the Class B Notes, (iii) the Outstanding Principal Balance of the Class C Notes and (iv) the Outstanding Principal Balance of the Class D Notes (assuming for purpose of determining the Class C Principal Coverage Ratio that any distributions on the Class D Notes do not result in a reduction of the Outstanding Principal Balance of the Class D Notes) minus (v) the Reserve Fund Initial Balance.

Class C Principal Coverage Test means on any Determination Date on which any Class C Notes remain Outstanding, a test that is satisfied if the Class C Principal Coverage Ratio on such Determination Date equals or exceeds 100.0%.

Class C Trigger means any Remittance Date on or after October 20, 2010 on which any of the Class C Notes shall be Outstanding.

Class D Noteholder means each Person in whose name a Class D Note is registered in the Note Register.

Class D Notes means MCG Commercial Loan Trust Notes, Series 2004–1, Class D Notes, having an initial Outstanding Principal Balance of $56,445,000, issued pursuant to the Indenture.

Clearing Agency means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

Closing Date means September 30, 2004.

Code means the Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

Collateral means the assets on which a Lien has been granted as security for each Loan, including, but not limited to, real property, fixtures, accounts receivable, general intangibles, intellectual property rights, equipment, inventory and equity.

Collection Accounts means the Interest Collection Account and the Principal Collection Account.

Collections means, with respect to any Remittance Date, the sum of (i) the Interest Collections with respect to the applicable Due Period and (ii) the Principal Collections with respect to the applicable Due Period.

Commercial Loan Sale Agreement has the meaning given to such term in the Recitals.

Commission means the United States Securities and Exchange Commission.

Computer Records means the computer records generated by the Servicer that provide information relating to the Loans.

Contractual Obligation means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

Corporate Trust Office means, with respect to the Indenture Trustee or Owner Trustee, as applicable, the office of the Indenture Trustee or Owner Trustee at which at any particular time its corporate trust business shall be principally administered, which offices at the date of the execution of this Agreement are located at the addresses set forth in Section 13.4.

Coverage Tests means the Class A Principal Coverage Test, the Class B Principal Coverage Test and the Class C Principal Coverage Test.

Credit and Collection Policy means the written credit and collection policy of the Originator and the Servicer in effect on the Closing Date and delivered to the Trust Depositor, the Trust, the Indenture Trustee and the Noteholders on the Closing Date, as amended or supplemented from time to time in accordance with subsection 5.2(m) of this Agreement; and with respect to any Successor Servicer, the collection policies and procedures of such Person at the time such Person becomes Successor Servicer.

Credit and Warehouse Agreement has the meaning given to such term in the Recitals.

Cumulative Deferred Class B Interest means, as of any date, the amount equal to (a) the sum of all Class B Deferred Interest Amounts, if any, with respect to all Remittance Dates preceding any Determination Date, minus (b) any amounts applied on preceding

Remittance Dates to reduce such sum pursuant to (i) clause (8) of Section 7.5(a) and (ii) clause (7) of Section 7.5(a) and clause (2) of Section 7.5(c) (but in the case of this clause (ii), only to the extent any such amounts are applied against payment of the Class B Deferred Interest Amount).

Cumulative Deferred Class C Interest means, as of any date, to any date of determination, the amount equal to (a) the sum of all Class C Deferred Interest Amounts, if any, with respect to all Remittance Dates preceding any Determination Date, minus (b) any amounts applied on preceding Remittance Dates to reduce such sum pursuant to (i) clause (11) of Section 7.5(a) and (ii) clause (9) of Section 7.5(a) and clause (2) of Section 7.5(c) (but in the case of this clause (ii), only to the extent any such amounts are applied against payment of the Class C Deferred Interest Amount).

Cutoff Date means either or both (as the context may require) of the Initial Cutoff Date and any Subsequent Cutoff Date as applicable to the Loan or Loans in question.

Defaulted Amount means, as of any Determination Date, with respect to any Note of any Class, any Periodic Interest on such Note, in each case, accrued to but excluding the most recent Remittance Date or Final Maturity Date of such Note, as the case may be, which is not punctually paid or duly provided for on such Remittance Date or on the Final Maturity Date of such Note and which remains unpaid. In no event shall “Defaulted Amount” include any Periodic Interest on any Note that is, and is permitted under this Agreement to be, capitalized as additional principal of such Note.

Delinquent Loan means a Loan in the Loan Pool with respect to which there has occurred one or more of the following: (i) such Loan is, in the case of an Originated Loan, more than 60 days and, in the case of a Syndicated Loan, more than 5 Business Days delinquent (in each case calculated from the scheduled payment date under such Loan) in any payment of interest on or principal of such Loan (without giving effect to any grace period) and is not a Charged-Off Loan, (ii) such Loan would be so delinquent but for any amendment or modification made to such Loan resulting from the Obligor’s inability to pay such Loan in accordance with its terms, (iii) any portion of the proceeds used to make payments of principal of or interest on such Loan have come from a new loan made by the Originator or any of its affiliates for the direct purpose of avoiding default in the payment of principal of or interest on such Loan or (iv) any other Loan the Servicer determines in its commercially reasonable discretion to be a “Delinquent Loan”.

Determination Date means any of the following: (a) the Closing Date, (b) the Initial Cutoff Date, (c) any date on which the Trust acquires or disposes of any Additional Loan or Substitute Loan, (d) each date as of which a Monthly Report is prepared, (e) the third Business Day prior to a Remittance Date, (f) the Effective Date and (g) with reasonable notice to the Trust, the Servicer and the Indenture Trustee, any other Business Day that either Rating Agency requests be a Determination Date; provided that, if any such date would otherwise fall on a day that is not a Business Day, the relevant Determination Date will be the first following day that is a Business Day.

Discount Purchase Loan means any Syndicated Loan which was purchased by, or on behalf of, the Trust for less than 85.0% of its principal balance; provided that such Syndicated Loan will no longer be a “Discount Purchase Loan” on and after the date on which its market value has equaled or exceeded 95.0% of its principal balance for a period of 20 consecutive Business Days after such Syndicated Loan was purchased by or on behalf of the Trust.

Diversity Score means the single number that indicates collateral concentration for Loans in terms of both Obligor and industry concentration, which is calculated as described in Schedule 1 attached hereto.

Diversity Test means a test satisfied on any Determination Date if the Diversity Score on such date is greater than or equal to 25.

Dollar and $ means lawful currency of the United States.

Due Period means, with respect to any Remittance Date, the period beginning on the day following the last day of the immediately preceding Due Period (or, in the case of the Due Period that is applicable to the first Remittance Date, beginning on the Closing Date) and ending (and including) at the close of business on the third Business Day prior to such Remittance Date (or, for the last Due Period, ending at the close of business on the Final Maturity Date for the Notes).

Effective Date means the earlier of (a) February 28, 2005 and (b) the date on which the Servicer or the Backup Servicer, as applicable, certifies to the Indenture Trustee that the Aggregate Outstanding Loan Balance of the Loans purchased by the Trust for inclusion in the Indenture Collateral, together with any Principal Collections received since the Closing Date (whether or not distributed pursuant to Section 7.5(c)), equals the Expected Aggregate Outstanding Loan Balance.

Effective Date Rating Confirmation means a Rating Agency Confirmation requested by the Trust or by the Servicer on behalf of the Trust after the Effective Date pursuant to Section 5.2(g).

Effective Date Ratings Downgrade has the meaning given to such term in Section 5.2(g).

Eligible Account means a Securities Account (i) that is established by (A) the Indenture Trustee or (B) a Qualified Institution, so long as any of the securities of such Qualified Institution shall have a short-term credit rating of at least (x) in the case Fitch, “F-1+” if rated by Fitch, (y) in the case of Moody’s, “P-1” and (z) in the case of Standard & Poor’s, “A-1+” if rated by Standard & Poor’s and (ii) in respect of which the Indenture Trustee or such Qualified Institution, as the case may be, agrees in an Account Control Agreement that its “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(c) of the NYUCC) with respect to such Securities Account is the State of New York.

Eligible Repurchase Obligations means repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clauses (c)(ii) and (c)(iv) of the definition of Permitted Investments.

Event of Default shall have the meaning given to such term in Section 5.1 of the Indenture.

Exchange Act means the Securities Exchange Act of 1934, as amended or supplemented from time to time.

Expected Aggregate Outstanding Loan Balance means $395,740,000.

Funding Certificate means the funding certificates attached as Exhibit U and Exhibit V hereto.

FDIC means the Federal Deposit Insurance Corporation and any successor thereto.

Final Maturity Date means (a) with respect to any Note, the Legal Final Maturity Date (or, if such date is not a Business Day, the next succeeding Business Day) or such earlier date on which the Outstanding Principal Balance of such Class of Notes is paid in full and (b) with respect to any Loan, Additional Loan or Substitute Loan, the stated maturity date of such Loan, Additional Loan or Substitute Loan.

Fitch means Fitch, Inc. or any successor thereto.

Fitch Rating means with respect to any Loan, for determining the Fitch Rating as of any date of determination:

(i)	if there is an issuer rating or senior unsecured rating of the Obligor in question by Fitch as published in any publicly available news source, such issuer rating, if no issuer rating is available then the senior unsecured rating;

(ii)	if the rating cannot be assigned pursuant to clause (i), but there is a rating by Fitch on another obligation of the same obligor:

(a)	if such rating is on a senior secured obligation, one subcategory below such rating;

(b)	if such rating is on a subordinate obligation, one subcategory above such rating;

(iii)	if the rating cannot be assigned pursuant to clauses (i) or (ii), such Loan is a Syndicated Loan and there is a publicly available senior implied rating by Moody’s or issuer rating by Standard & Poor’s, then the rating that corresponds to the average of the senior implied rating by Moody’s or issuer rating by Standard & Poor’s, if rated by both agencies, otherwise the sole senior implied or issuer rating by either agency;

(iv)	if the rating cannot be assigned pursuant to clauses (i) through (iii), such Loan is a Syndicated Loan and there is a publicly available rating by Moody’s or Standard & Poor’s on another Obligation of the same obligor, using the average of Moody’s or Standard & Poor’s rating, if rated by both agencies, otherwise the sole rating from either agency:

(a)	if such rating is on a senior secured obligation, one subcategory below such rating;

(b)	if such rating is on a subordinate obligation, one subcategory above such rating;

(v)	if a rating cannot be assigned pursuant to clauses (i) through (iv), the Fitch Rating may be determined using any of the methods below:

(a)	the Issuer or the Servicer on behalf of the Issuer may apply to Fitch for a Fitch private rating, which shall then be the Fitch Rating; or

(b)	the Issuer may impute a Fitch Rating of “CCC”, provided that the Obligor in question is not in default of its payment obligations under such Loan;

provided that (x) if such Loan has been put on rating watch negative or negative credit watch for possible downgrade by Moody’s or Standard & Poor’s (as the case may be), then the rating used to determine the Fitch Rating above shall be one rating subcategory below such rating by Moody’s or Standard & Poor’s (as the case may be), and (y) if such Loan has been put on rating watch positive or positive credit watch for possible upgrade by Moody’s or Standard & Poor’s (as the case may be), then the rating used to determine the Fitch Rating above shall be one rating subcategory above such rating by Moody’s or Standard & Poor’s (as the case may be), and (z) notwithstanding the provisions of this definition, Fitch reserves the right to issue a rating estimate for any Loan at any time..

With respect to clauses (i) through (v) above, for purposes of clarification, if there is any inconsistency in nomenclature with regard to Standard & Poor’s and Moody’s, the Fitch Rating shall always mean the closest equivalent to a “senior unsecured rating” by Standard & Poor’s and Moody’s.

Fitch Weighted Average Rating means, as of any Determination Date, the numerical average Fitch debt rating obtained by (a) multiplying the Outstanding Loan Balance of each Loan (excluding any Charged-Off Loans) as of such date by the applicable Fitch Rating Factor for such Loan as indicated in the table below; (b) summing the products obtained in clause (a) for all such Loans; and (c) dividing the sum obtained in clause (b) by the Aggregate Outstanding Loan Balance of all Loans (excluding any Charged-Off Loans) as of such date. The Fitch Rating Factor shall be, for any Loan with a given

Fitch Rating, the number set forth below under the heading “Fitch Rating Factor” across from the Fitch Rating of such Loan or, in the case of a rating assigned by Fitch at the request of the Trust (or the Servicer on behalf of the Trust), the Fitch Rating Factor as assigned by Fitch.

Fitch Rating of Loan	Fitch Rating Factor
AAA	0.19
AA+	0.57
AA	0.89
AA-	1.15
A+	1.65
A	1.85
A-	2.44
BBB+	3.13
BBB	3.74
BBB-	7.26
BB+	10.18
BB	13.53
BB-	18.46
B+	22.84
B	27.67
B-	34.98
CCC+	43.36
CCC	48.52
CC	77.00
C	95.00
DDD - D	100.00

Fixed Rate Excess means, as of any Determination Date, an amount equal to a fraction (expressed as a percentage), the numerator of which is equal to the product of (a) the excess, if any, of the Weighted Average Coupon for such Determination Date over the Minimum Weighted Average Coupon for such Determination Date and (b) the aggregate Outstanding Loan Balance of all fixed rate Loans (excluding any Charged-Off Loans and Delinquent Loans) as of such Determination Date and the denominator of which is equal to the aggregate Outstanding Loan Balance of all floating rate Loans (excluding Charged-Off Loans and Delinquent Loans) held by the Trust as of such Determination Date. In determining the Fixed Rate Excess on any Determination Date, the Weighted Average Coupon will be calculated as if the Spread Excess were equal to zero.

Foreclosed Property means Collateral acquired by the Trust for the benefit of the Noteholders and Certificateholder in foreclosure or by deed in lieu of foreclosure or by other legal process.

Foreclosed Property Disposition means the final sale of a Foreclosed Property or of Repossessed Collateral. The proceeds of any Foreclosed Property Disposition constitute part of the definition of Liquidation Proceeds.

Fully Funded Term Loan means a Loan that is fully funded as of the applicable Cutoff Date and the Obligor thereunder has no rights to re-borrow amounts repaid.

General Intangible has the meaning given to such term in the Indenture.

Governmental Authority means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

Highest Required Investment Category means (i) with respect to ratings assigned by Fitch (if such investment is rated by Fitch), “F1+” for short-term instruments and “AAA” for long-term instruments and (ii) with respect to ratings assigned by Moody’s, “A2” or “P-1” for one month instruments, “A1” and “P-1” for three month instruments, “Aa3” and “P-1” for six month instruments and “Aaa” and “P-1” for instruments with a term in excess of six months.

Holder means (i) with respect to a Certificate, the Person in whose name such Certificate is registered in the Certificate Register, and (ii) with respect to a Note, the Person in whose name such Note is registered in the Note Register.

Indebtedness means, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

Indenture has the meaning given to such term in the Recitals.

Indenture Collateral has the meaning given to such term in the “granting clause” of the Indenture.

Indenture Trustee has the meaning given to such term in the Recitals.

Indenture Trustee Expenses means, with respect to any Remittance Date (including the Final Maturity Date for the Notes), an amount equal to the sum of all amounts incurred by or otherwise owing to the Indenture Trustee during the preceding Due Period in accordance with this Agreement other than the Indenture Trustee Fee.

Indenture Trustee Fee has the meaning given to such term in the fee letter, dated as of the date hereof, among the Originator, the Trust Depositor, the Trust and the Indenture Trustee.

Independent means, when used with respect to any specified Person, such Person (i) is in fact independent of the Trust, any other obligor on the Notes, the Trust Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Trust, any such other obligor, the Trust Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Trust, any such other obligor, the Trust Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, trustee, partner, director or person performing similar functions.

Ineligible Loan means (A) any Loan that does not, at any time after the Closing Date (in the case of any Initial Loan) or the applicable Transfer Date (in the case of any Additional Loan or Substitute Loan), satisfy any one or more of the criteria set forth in the definition “Loan” as of the Closing Date or applicable Transfer Date, as applicable, (B) any Loan with respect to which any breach of a representation or warranty has been made or has been deemed made in any Addition Notice or any Subsequent Purchase Agreement relating to Additional Loans or Substitute Loans that materially and adversely affects (i) the value of any such Loan and (ii) the interests of the Noteholders therein (notwithstanding that such representation or warranty may have been made to the Originator’s or the Trust Depositor’s best knowledge) or (C) any Loan deemed to be an Ineligible Loan pursuant to Section 2.8(b).

Initial Cutoff Date means the beginning of business on September 16, 2004 other than with respect to payments of interest on Loans for which Interest Collections have been received prior to September 30, 2004.

Initial Loan Assets has the meaning given to such term in Section 2.1.

Initial Loans means those Loans forming part of the Indenture Collateral on the Closing Date and identified on the initial List of Loans required to be delivered pursuant to subsection 2.2(d).

Initial Purchaser has the meaning given to such term in the Recitals.

Insolvency Event means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed or undismissed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under such law, taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of this property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

Insolvency Law means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect in the United States or any State thereof affecting the rights of creditors generally.

Insolvency Proceeds has the meaning given to such term in Section 10.1(a).

Instrument has the meaning given to such term in the Indenture.

Insurance Policy means, with respect to any Loan, an insurance policy covering physical damage to or loss of the related Collateral, including, but not limited to, title, hazard, life and/or accident insurance policies.

Insurance Proceeds means, depending on the context, any amounts payable or any payments made under any Insurance Policy covering a Loan, Collateral, Repossessed Collateral or Foreclosed Property.

Interest Accrual Period means (a) in the case of the initial Due Period, the period from, and including, the Closing Date to, but excluding, the first Remittance Date and (b) thereafter, the period from, and including, the Remittance Date immediately following the last day of the immediately preceding Due Period to, but excluding, the next succeeding Remittance Date.

Interest Collection Account means a Securities Account that is a sub-account of the Principal and Interest Account designated the “Interest Collection Account” and established in the name of the Indenture Trustee pursuant to subsection 7.3(a).

Interest Collections means, with respect to amounts deposited into the Principal and Interest Account during any Due Period, (i) all payments received on account of interest on the Loans (including the deferred interest component of any Payment-in-Kind Loan actually received by the Trust or by the Servicer for the benefit of the Trust in such Due Period) and all late payment, default and waiver charges excluding payments of Purchased Accrued Interest, (ii) (a) Net Liquidation Proceeds, (b) Insurance Proceeds (other than amounts to be applied to the restoration or repair of the related Collateral, or to be released to the Obligor) and (c) any other proceeds from any other Collateral securing the Loans (other than amounts released to the Obligor), (iii) the interest portion of any amounts paid in connection with the purchase or repurchase of any Loan and the interest portion of the amount of any Substitute Loans, (iv) the interest portion of any Scheduled Payment Advances that the Servicer determines to make, (v) the amount of any losses incurred in connection with investments in Permitted Investments, and (vi) Investment Earnings on funds held in the Principal and Interest Account.

Investment Company Act means the Investment Company Act of 1940, as amended.

Investment Earnings means the investment earnings (net of losses and investment expenses) on amounts on deposit in any of the Accounts, to be credited to the Principal and Interest Account on applicable Remittance Date pursuant to Section 7.3.

Investment Rating means the rating (ranging from “Rating 1” to “Rating 5”) assigned to each Loan by the Servicer (or any comparable categories established by any Successor Servicer) under and in accordance with the Credit and Collection Policy.

Junior Loan means a Loan to an Obligor that is not a Senior Loan, the payment of which obligation may contain a form of equity participation in the Obligor and may be secured by a pledge from the parent of the Obligor of the equity in such Obligor or otherwise; provided that the classification of a debt obligation as a Junior Loan will be determined by the Servicer in good faith and in the exercise of its reasonable business judgment.

Legal Final Maturity Date means July 20, 2016.

LIBOR has the meaning given to such term in Section 7.6.

LIBOR Determination Date means the date that is two London Banking Days prior to the first day of each Interest Accrual Period.

Lien means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

Liquidation Proceeds means, Cash, including Insurance Proceeds, proceeds of any Foreclosed Property Disposition, revenues received by the Servicer or the Trust with respect to the conservation and disposition of any Foreclosed Property, and any other amounts received by the Servicer, Backup Servicer or Trust in connection with the liquidation of Charged-Off Loans, whether through trustee’s sale, foreclosure sale or otherwise.

Liquidation Report shall have the meaning given to such term in subsection 5.3(b).

List of Loans means the list identifying each Loan in the Indenture Collateral, which list shall consist of the initial List of Loans reflecting the Initial Loans, together with any Subsequent List of Loans amending the most current List of Loans reflecting the Additional Loans and Substitute Loans transferred to the Trust on the related Transfer Date (together with a deletion from such list of the related Loan or Loans identified on the corresponding Addition Notice with respect to which a Substitution Event has occurred), and which list in each case (a) identifies by account number and Obligor name each Loan included in the Indenture Collateral, and (b) sets forth as to each such Loan (i) the Outstanding Loan Balance as of the applicable Cutoff Date, and (ii) the maturity date, and which list (as in effect on the Closing Date) is attached to this Agreement as Exhibit C.

Loan means a debt obligation arising pursuant to a bilateral loan agreement or any portion of a debt obligation arising pursuant to a syndicated loan agreement, incurred by an Obligor owing to the Originator (whether originated by the Originator, acquired pursuant to a Loan Assignment or purchased by way of a Participation) that at the time the Trust enters into a binding obligation to acquire such obligation, meets all of the following criteria:

(i)	such debt obligation is a Senior Loan or Junior Loan; provided that not more than 25% of the Expected Aggregate Outstanding Loan Balance may be Syndicated Loans;

(ii)	the information with respect to such debt obligation set forth in the List of Loans delivered to the Indenture Trustee is true and correct;

(iii)	all of the original or certified documentation required to be delivered to the Indenture Trustee (including all material documents related thereto) with respect to such debt obligation has been or will be delivered to the Indenture Trustee on the related Transfer Date or as otherwise provided in Section 2.6 of this Agreement;

(iv)	such debt obligation was originated or purchased by the Originator and is being serviced by the Servicer, in each case in accordance with the Credit and Collection Policy;

(v)	such debt obligation is denominated in Dollars;

(vi)	the primary Obligor on such debt obligation is located in the United States or any of its territories;

(vii)	the Loan Rate for such debt obligation is either a fixed rate or adjusts periodically to equal the then applicable index plus the margin set forth in the related Underlying Note (or, if there is no Underlying Note for such debt obligation, the applicable Loan Documents); provided that not more than 10% of the Expected Aggregate Outstanding Loan Balance may be fixed rate loans; and provided further that, up to 15% of the Expected Aggregate Outstanding Loan Balance may be fixed rate loans so long as the Rating Agency Condition is satisfied;

(viii)	such debt obligation provides for scheduled payments of interest no less frequently than quarterly; provided that up to 5% of the Expected Aggregate Outstanding Loan Balance may pay semi-annually;

(ix)	immediately prior to the transfer and assignment contemplated by the Commercial Loan Sale Agreement and this Agreement related to such debt obligation, as applicable, the Originator held, and immediately prior to the transfer and assignment contemplated by this Agreement the Trust Depositor held, good and indefeasible title to, and was the sole owner of, such debt obligation, subject to no Liens or rights of others except for Permitted Liens and Liens which will be released simultaneously with such transfer and assignment and Liens provided by the Transfer and Servicing Agreements, and upon the transfer and assignment contemplated by this Agreement, the Trust will hold good and indefeasible title to, and will be the sole owner of, such debt obligation subject to no Liens or rights of others, except for Permitted Liens;

(x)	as of its Transfer Date, such debt obligation is not delinquent in payment of principal or interest and, since its origination, such debt obligation has never been more than 60 days delinquent in payment of principal or interest owing to the Originator or any of its Affiliates or, to the knowledge of the Originator, any other Person, in each case after giving effect to any grace period pursuant to the Credit and Collection Policy;

(xi)	(a) such debt obligation is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Underlying Note (or, if there is no Underlying Note for such debt obligation, the applicable Loan Documents) or any related security agreement, or the exercise of any right thereunder, render either the Underlying Note (or, if there is no Underlying Note for such debt obligation, the applicable Loan Documents) or any related security agreement unenforceable in whole or in part (except for provisions in the security agreement that if held to be unenforceable would not have a material adverse effect on the ability of the Servicer to realize the value of the Collateral securing the related debt obligation and except for provisions of any applicable Loan Documents in respect of Collateral that if held to be unenforceable would not have a material adverse effect on the ability of the Servicer to collect the entire principal and interest thereunder), (b) such debt obligation contains an effective provision substantially to the effect that each Obligor thereon agrees to make its payments without any deduction, offset, netting, recoupment, defenses, reservation of rights or counterclaim, and (c) no right of rescission, set-off, counterclaim or defense has been asserted with respect to such debt obligation;

(xii)	such debt obligation at the time it was originally incurred complied, and as of its Transfer Date complies, in all material respects with all Requirements of Law, including, without limitation, usury, equal credit opportunity, disclosure and recording laws;

(xiii)	there is one or more originally signed Underlying Notes (or, if there is no Underlying Note for such debt obligation, fully executed applicable Loan Documents) in effect for such debt obligation, which in the aggregate evidence the portion of the debt obligation being assigned to or acquired by the Trust and which Underlying Notes or applicable Loan Documents have been delivered to the Indenture Trustee; provided, if the Originator funds a debt obligation in multiple installments, there may be one originally signed Underlying Note or related Loan Documents for each such installment;

(xiv)	the Underlying Note (or, if there is no Underlying Note for such debt obligation, the applicable Loan Documents) with respect to such debt obligation and any agreement pursuant to which Collateral is pledged is the legal, valid and binding obligation of the maker thereof (or, if there is no Underlying Note, any Obligor party thereto) and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law, except for provisions in the security agreement that if held to be unenforceable would not have a material adverse effect on the ability of the Servicer to realize the value of the Collateral securing the related debt obligation and except for provisions of the other Loan Documents that if held to be unenforceable would not have a material adverse effect on the ability of the Servicer to collect the entire principal and interest thereunder), none of which will prevent the ultimate realization of the security provided by the Collateral or other agreement, and each Obligor on such debt obligation had full legal capacity to execute all Loan Documents and grant any collateral security purported to be granted thereby;

(xv)	the terms of the Underlying Note (or, if there is no Underlying Note for such debt obligation, the applicable Loan Documents) with respect to such debt obligation and the security agreement pursuant to which Collateral was pledged have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Noteholders and the Certificateholder and which has been delivered to the Indenture Trustee;

(xvi)	there is no obligation on the part of the Trust Depositor or any other party (except for any guarantor of such debt obligation) to make Scheduled Payments in addition to those made by the primary Obligor thereon;

(xvii)	to the best actual knowledge of the Trust Depositor, the documents signed by a Responsible Officer of the Originator constituting a part of the Loan File as of the date the Trust enters into a binding obligation to acquire it do not (taken as a whole together with the other components of the Loan File) contain any untrue statement of a material fact or omit to state a material fact necessary to make the factual statements contained therein not misleading in light of the circumstances under which they were made;

(xviii)	such debt obligation was originated to a business located in the state or territory identified in the List of Loans, and the primary Collateral (but in the case of Junior Loan, only if such Junior Loan is a secured loan) securing such debt obligation is located in the United States or any of its territories;

(xix)	as of the related Transfer Date, there is no default, breach, violation or event of acceleration existing under the Underlying Note (or, if there is no Underlying Note for such debt obligation, the applicable Loan Documents) and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration (except for such defaults, breaches and violations that would not have a material adverse effect on the ability of the Servicer to collect the entire principal and interest thereunder and would not have a material adverse effect on the ability of the Servicer to realize the value of the Collateral securing such debt obligation (but in the case of Junior Loan, only if such Junior Loan is a secured loan));

(xx)	all parties to the Underlying Note (or, if there is no Underlying Note for such debt obligation, the applicable Loan Documents) pursuant to which Collateral was pledged (but in the case of Junior Loan, only if such Junior Loan is a secured loan) had legal capacity to execute the Underlying Note or applicable Loan Documents and each Underlying Note or applicable Loan Document has been duly and properly executed by such parties;

(xxi)	such debt obligation is not Margin Stock;

(xxii)	the related Underlying Note, other Loan Documents and mortgages, if any, and UCC-1 financing statement and/or intellectual property security agreement filed or to be filed with respect to any Collateral for such debt obligation collectively create a valid and subsisting lien of record (but in the case of Junior Loan, only if such Junior Loan is a secured loan and which, in the case of any Senior Loan, is a first priority lien on the

Collateral over which lenders under such Loans customarily require a first priority lien as a condition to making such Loan) on such Collateral subject in all cases to such exceptions that are generally acceptable to lending institutions in connection with their regular commercial lending activities and such other exceptions to which similar Collateral is commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the collateral security intended to be provided by such the related Underlying Note, other Loan Documents and mortgages, if any, and UCC-1 financing statement and/or intellectual property security agreement;

(xxiii)	the Underlying Note (or, if there is no Underlying Note for such debt obligation, the applicable Loan Documents) with respect to such debt obligation contains customary cross-default provisions with respect to other indebtedness for borrowed money incurred by any Obligor on such debt obligation;

(xxiv)	such debt obligation either constitutes a General Intangible or is evidenced by an Instrument;

(xxv)	at the time such debt obligation was originated, and on its Transfer Date, no Obligor thereon was the subject of an Insolvency Event;

(xxvi)	either no consent or waiver is required from any Obligor or any other party in connection with the transfer of such debt obligation pursuant to the terms of this Agreement or any other Transaction Document or each such consent or waiver has been obtained;

(xxvii)	such debt obligation has an Investment Rating of 3 or better;

(xxviii)	such debt obligation provides for a fixed amount of principal to be payable in cash according to a fixed schedule (including, if payable on a single date, on the Final Maturity Date of such debt obligation) and does not mature after the Final Maturity Date of the Notes;

(xxix)	all payments due under such debt obligation, and all proceeds from any disposition thereof, will be received by the holder free and clear of withholding tax, other than any withholding tax as to which the primary Obligor must make additional payments so that the net amount received by the Trust after satisfaction of such tax (including in respect of any such additional payment) is the amount due to the Trust before the imposition of any withholding tax;

(xxx)	such debt obligation is an “eligible asset” within the meaning given to such term in Rule 3a-7 under the Investment Company Act;

(xxxi)	such debt obligation is not a Participation representing a Participation from a counterparty (other than the Originator) that is not rated “A2” or better by Moody’s or “A” or better by Standard & Poor’s or Fitch; and

(xxxii)	such debt obligation is eligible to be sold, assigned or participated to the Trust and pledged to the Indenture Trustee in accordance with its Underlying Note (or, if there is no Underlying Note for such debt obligation, the applicable Loan Documents) and the law of the United States and any applicable state thereof.

Loan Assets means the Initial Loan Assets, the Additional Loan Assets and the Substitute Loan Assets.

Loan Assignments means an assignment of a fractional undivided interest in a Loan originated by any person other than the Originator.

Loan Checklist means the list delivered by the Trust Depositor to the Indenture Trustee pursuant to Section 2.6 of this Agreement that identifies the items contained in the related Loan File.

Loan Document means, with respect to any Loan,

(i) the Underlying Note;

(ii) any related credit agreement;

(iii) any related security agreement;

(iv) any related Loan Assignment;

(v) any related guarantees;

(vi) any related UCC financing statements and continuation statements (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Loan and Underlying Note and, and, for all Loans with an Underlying Note;

(vii) the stock certificate and stock power described in clause (b)(vi) of the definition Loan File, if applicable; and

(viii) an indorsement (which may be by allonge) or any Underlying Note;

provided, “Loan Document” shall not include any warrants, options or other equity instruments issued in the name of MCG or its Affiliates in connection with such Loan and included in the Retained Interest.

Loan File means, each of the following documents (but with respect to a Loan that is syndicated, for which the Originator is not the agent and with respect to which any documents have been prepared by a third party, only to the extent the Originator has received any such documents) with respect to

(a) all Initial Loans in the aggregate:

(i)	an original executed blanket assignment of all of the Trust Depositor’s right, title and interest in and to all Collateral securing the Loans at any time transferred to the Trust pursuant to this Agreement, including without limitation, all rights under applicable guarantees and Insurance Policies, such assignment shall be in the name of “Wells Fargo Bank, National Association, its successors and assigns, as Indenture Trustee under the Indenture, dated as of September 30, 2004, relating to MCG Commercial Loan Trust 2004–1”;

(ii)	original, executed irrevocable powers of attorney of the Originator, the Trust Depositor and the Trust to the Indenture Trustee to execute, deliver, file or record and otherwise deal with the Collateral for the Loans at any time transferred to the Trust. The powers of attorney will be delegable by the Indenture Trustee to the Servicer and any Successor Servicer and will permit the Indenture Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers;

(iii)	a copy of the UCC-1 financing statements identifying by type all Collateral for the Loans to be transferred to the Trust and assigned to the Indenture Trustee as part of the Indenture Collateral under the Indenture and naming the Indenture Trustee, as assignee of the Trust on behalf of the Secured Parties, as “Secured Party” and the Trust Depositor as the “Debtor”; and

(b) each Loan:

(i)	if such Loan is evidenced by an Underlying Note, the original executed Underlying Note and original executed allonge, if any, each indorsed as follows: “Pay to the order of Wells Fargo Bank, National Association, and its successors and assigns, as Indenture Trustee under the Indenture, dated as of September 30, 2004, relating to MCG Commercial Loan Trust 2004–1, without recourse”, which underlying Note has been signed, in the name of the Obligor thereunder by a Responsible Officer, with all original executed prior and intervening endorsements, in the case of Loans originated by the Originator, showing a complete chain of original executed endorsements from the Originator to the Trust Depositor and from the Trust Depositor to the Trust as set forth in the Commercial Loan Sale Agreement and this Agreement;

(ii)	an executed copy of any related credit agreement, any related security agreement, any related Loan Assignment and any related guarantees, together with all amendments and modifications thereto;

(iii)	a copy of the Loan Checklist;

(iv)	a copy of all UCC financing statements recorded securing the related Collateral naming the Originator or the collateral agent with respect to any syndicated loan that agrees to act as collateral agent pursuant to a Subservicing Agreement as “Secured Party” and a copy of any UCC continuation statements;

(v)	for Loan Assignments relating to a Loan for which the Originator is not the originator, a copy of an executed assignment agreement between the selling lender and the Originator;

(vi)	if the Originator is the only lender under the credit facility or if the Originator is the collateral agent for a syndicate of lenders under the credit facility and the Loan Checklist indicates that the Collateral includes a pledge of stock, the original stock certificate serving as Collateral for such Loan, along with an original executed stock power executed in blank; and

(vii)	if the Originator is the only lender under the credit facility or if the Originator is the collateral agent for a syndicate of lenders under the credit facility, a copy of all other items listed in the related Loan Checklist that have not previously been delivered, executed where required, or a certificate from a Responsible Officer of the Trust Depositor that such delivery has been waived consistent with the prudent lending practices and the Credit and Collection Policy of the Originator and such waiver shall not have a material adverse effect on the Noteholders.

Loan Pool means, as of any date, the Initial Loans, Additional Loans and Substitute Loans (if any) included in the Indenture Collateral, other than any such Loans that (i) have been reconveyed by the Trust to the Trust Depositor, and concurrently by the Trust Depositor to the Originator, pursuant to Section 11.2 hereof or (ii) have been paid (or prepaid) in full.

Loan Rate means, for each Loan in a Due Period, the current cash pay interest rate for such Loan in such period, as specified in the related Loan Documents.

London Banking Day means any day on which dealings in deposits in Dollars are transacted in the London interbank market.

Majority Noteholders means, prior to the payment in full of the Class A Notes, the Class A Noteholders evidencing more than 50% of the Outstanding Principal Balance of all Class A Notes and, after the Class A Notes have been paid in full and prior to the payment in full of the Class B Notes, the Class B Noteholders evidencing more than 50%

of the Outstanding Principal Balance of all Class B Notes and, after the Class A Notes and the Class B Notes have been paid in full, the Class C Noteholders evidencing more than 50% of the Outstanding Principal Balance of all Class C Notes and from and after the payment in full of the Class A Notes, the Class B Notes and the Class C Notes, the Class D Noteholders evidencing more than 50% of the Outstanding Principal Balance of all Class D Notes.

Margin Stock means “margin stock” as defined under Regulation U of the Federal Reserve Board, 12 C.F.R. § 221, or any successor regulation.

Material Modification means any change or amendment to a Loan that (1) reduces the principal amount due under such Loan, (2) extends its Final Maturity Date by more than 20% from its Final Maturity Date on the Closing date or Transfer date, as applicable; provided that in no event shall the Final Maturity Date of any Loan extend beyond the Final Maturity Date of any Note, (3) delays or extends the required or scheduled amortization in any way that increases the Weighted Average Life of such Loan by more than 20% from its Weighted Average Life on the Closing Date or Transfer Date, as applicable, (4) reduces its Weighted Average Spread by more than 20% from the Weighted Average Spread of such Loan on the Closing Date or Transfer Date, as applicable, (5) contractually or structurally subordinates such Loan by reason of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse or the granting of Liens (other than Permitted Liens) or (6) changes the Collateral securing such Loan, unless in the Servicer’s commercially reasonable judgment, the value of any new or remaining Collateral obtained as security for such Loan equals or exceeds the Outstanding Loan Balance.

MCG has the meaning given to such term in the Preamble.

Minimum Weighted Average Coupon means 10.0%.

Minimum Weighted Average Spread means 5.75%.

Monthly Period means each calendar month.

Monthly Report shall have the meaning given to such term in Section 9.1.

Moody’s means Moody’s Investors Service, Inc. or any successor thereto.

Moody’s Minimum Weighted Average Recovery Rate means, as of any Determination Date, the percentage obtained by summing the products obtained by multiplying the Outstanding Loan Balance of each applicable Loan by its Moody’s Priority Category Recovery Rate, dividing such sum by the Aggregate Outstanding Loan Balance of all such Loans and rounding up to the first decimal place.

Moody’s Priority Category Recovery Rate means, with respect to any Loan, unless otherwise specified by Moody’s, the percentage specified in the table below:

Moody’s Priority Category	Recovery Rate
Type 1

A secured Loan which (a) does not have a rating from Moody’s or (b) has a rating from Moody’s equal to (x) the Moody’s senior implied rating of the Obligor in respect of such Loan or (y) if such Obligor does not have a senior implied rating, the senior unsecured rating of such Obligor	45%

Type 2

A secured Loan which has a rating from Moody’s one subcategory higher than the Moody’s senior implied rating of the Obligor in respect of such Loan or, if such Obligor does not have a senior implied rating, the senior unsecured rating of such Obligor or, if such Obligor does not have a senior unsecured rating from Moody’s, the rating from Moody’s as determined in accordance with the definition of “Moody’s Rating”	50%

Type 3

A secured Loan which has a rating from Moody’s two or more subcategories higher than the Moody’s senior implied rating of the Obligor in respect of such Loan or, if such Obligor does not have a senior implied rating, the senior unsecured rating of such Obligor or, if such Obligor does not have a senior unsecured rating from Moody’s, the rating from Moody’s as determined in accordance with the definition of “Moody’s Rating”	60%

Type 4

A Loan not described under Type 1, Type 2 or Type 3 above	40%

Moody’s Rating means, with respect to any Loan, for determining the Moody’s Rating as of any Determination Date (a) if the issuer of such Loan has a senior implied rating from Moody’s, then the Moody’s Rating of such Loan shall be such implied rating, (b) if the issuer of such Loan does not have a senior implied rating from Moody’s but the Loan is rated by Moody’s, then the Moody’s Rating of such Loan shall be such rating, (c) if the issuer of such Loan does not have senior implied rating from Moody’s and such Loan is not rated by Moody’s but the issuer has a senior unsecured obligation publicly rated by Moody’s, then the Moody’s Rating of such Loan shall be such rating and (d) if the issuer of such Loan does not have senior implied rating from Moody’s and neither such Loan nor any senior unsecured obligation of the issuer has been publicly rated by Moody’s, then the Moody’s Rating of such Loan shall be a rating estimate as assigned by Moody’s at the request of the Trust (or the Servicer on behalf of the Trust); provided that if a Loan (A) is placed on a watch list for possible upgrade by Moody’s, the Moody’s Rating applicable to such Loan shall be one rating subcategory above the Moody’s Rating applicable to such Loan immediately prior to such Loan being placed on such watch list and (B) if a Loan is placed on a watch list for possible downgrade by Moody’s, the Moody’s Rating applicable to such Loan shall be one rating subcategory below the Moody’s Rating applicable to such Loan immediately prior to such Loan being placed on such watch list.

Moody’s Weighted Average Rating means, as of any Determination Date, the numerical average Moody’s debt rating obtained by (a) multiplying the Outstanding Loan Balance of each Loan (excluding any Charged-Off Loans) as of such date by the applicable Moody’s Rating Factor for such Loan as indicated in the table below; (b) summing the products obtained in clause (a) for all such Loans; and (c) dividing the sum obtained in clause (b) by the Aggregate Outstanding Loan Balance of all Loans (excluding any Charged-Off Loans) as of such date. The Moody’s Rating Factor shall be, for any Loan with a given Moody’s Rating, the number set forth below under the heading “Moody’s Rating Factor” across from the Moody’s Rating of such Loan or, in the case of a rating assigned by Moody’s at the request of the Trust (or the Servicer on behalf of the Trust), the Moody’s Rating Factor as assigned by Moody’s.

Moody’s Rating of Loan	Moody’s Rating Factor
Aaa (1)	1
Aa1	10
Aa2	20
Aa3	40
A1	70
A2	120
A3	180
Baa1	260
Baa2	360
Baa3	610
Ba1	940
Ba2	1,350
Ba3	1,766
B1	2,220
B2	2,720
B3	3,490
Caa1	4,770
Caa2	6,500
Caa3	8,070
Ca	10,000
C	10,000

(1)	Includes any security issued or guaranteed as to the payment of principal and interest by the United States government or any agency or instrumentality thereof.

Net Liquidation Proceeds means Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to terms of this Agreement and (ii) amounts required to be released to other creditors, including any other costs, expenses and taxes, or the related Obligor or grantor pursuant to applicable law or the governing Loan Documents.

Note means any one of the notes of the Trust of any Class executed and authenticated in accordance with the Indenture.

Note Distribution Account means the Securities Account designated the “Note Distribution Account” and established in the name of the Indenture Trustee pursuant to Section 7.1.

Note Interest Rate means the Class A-1 Note Interest Rate, Class A-2 Note Interest Rate, Class B Note Interest Rate or Class C Note Interest Rate, as the context may require.

Note Register has the meaning given to such term in Section 2.4 of the Indenture.

Noteholders means each Person in whose name a Note is registered in the Note Register.

Note Valuation Report has the meaning given to such term in Section 9.1.

NYUCC means the Uniform Commercial Code as in effect from time-to-time in the State of New York.

Obligor means, with respect to any Loan, any Person obligated to make payments with respect to such Loan.

OCC means the Office of the Comptroller of the Currency.

Officer’s Certificate means a certificate delivered to the Indenture Trustee signed by the Chief Executive Officer, the President, an Executive Vice President, a Senior Vice President, a Vice President, Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Trust Depositor, the Servicer, or the Owner Trustee (or another Person) on behalf of the Trust, as required by this Agreement or any other Transaction Document.

Opinion of Counsel means a written opinion of counsel, who may be outside counsel, or internal counsel (except with respect to Federal securities law or tax law matters), for the Trust Depositor or the Servicer and who shall be reasonably acceptable to the Owner Trustee or the Indenture Trustee, as the case may be.

Originated Loan means any Loan that either (i) was originated by the Originator or one of its wholly-owned subsidiaries or (ii) is made as part of a loan facility with an initial Outstanding Loan Balance (which, for purposes of this definition, shall include the maximum available amount of commitments available to be drawn by the Obligor under any revolving or delayed draw loans) of less than $150,000,000; provided that, if such loan facility comprises multiple classes or tranches of debt, only the class or tranche of debt held by the Originator (along with any other classes or tranches that are entitled to payment of principal or interest on a pari passu basis with respect to such class or tranche) must have an initial Outstanding Loan Balance of less than $150,000,000 (which, for purposes of this definition, shall include the maximum available amount of commitments available to be drawn under such classes or tranches by the Obligor under any revolving or delayed draw loans).

Originator has the meaning given to such term in the Preamble.

Outstanding has the meaning given to such term in the Indenture.

Outstanding Loan Balance means, as of any Determination Date and with respect to any Loan, an amount equal to the excess of (a) the principal amount of such Loan, or portion thereof transferred to the Trust, outstanding as of the applicable Cutoff Date over (b) all Principal Collections received on such Loan, or portion thereof transferred to the Trust, since the applicable Cutoff Date. Charged-Off Loans will be deemed to have an Outstanding Loan Balance equal to zero.

Outstanding Principal Balance means, as of any Determination Date and with respect to any Class, the original principal amount of such Class on the Closing Date as reduced by all amounts paid by the Trust with respect to such principal amount up to such date. Except as otherwise described herein, the “Outstanding Principal Balance” of (i) the Class B Notes shall include the Cumulative Deferred Class B Interest and (ii) the Class C Notes shall include the Cumulative Deferred Class C Interest.

Owner Trustee means the Person acting, not in its individual capacity, but solely as Owner Trustee, under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

Partially Funded Term Loan means a Loan that is a closed-end multiple advance Loan that has not been fully funded as of the applicable Cutoff Date.

Participation means an interest in a Loan that is acquired indirectly by way of a participation from a Selling Institution. At the time that a Participation is acquired by the Trust, the percentage of the sum of the Outstanding Loan Balances of the Loans that are represented by Participations entered into by the Trust with Selling Institutions (or their Affiliates) having the same credit rating shall not exceed the percentage set forth below for such credit rating (in the event of a split rating, the lower rating shall apply); (provided that if the rating of any Selling Institution has been placed on watch by Moody’s for possible upgrade or downgrade, such rating shall be deemed to have been upgraded or downgraded, as the case may be, by one rating subcategory):

Credit Rating of Selling Institution (Moody’s/ Standard & Poor’s or Fitch)	Individual Participation Selling Institution Percentage	Aggregate Participation Selling Institution Percentage
“Aaa”/“AAA”	15%	15%

“Aa1”/“AA+”	15%	15%

“Aa2”/“AA”	15%	15%

“Aa3”/“AA-”	15%	15%

“A1”/“A+”	10%	10%

“A2”/“A”	5%	5%(1)

“A3” or below/“A-” or below	0%	0%

(1)	provided any Selling Institution rated “A2” by Moody’s shall have a short-term unsecured debt rating of at least “P-1” from Moody’s and such rating shall not be on watch for possible downgrade.

Paying Agent means as described in Section 3.3 of the Indenture and Section 3.09 of the Trust Agreement.

Payment-in-Kind Loan means a Loan that requires the related Obligor to pay in Cash only a portion of the accrued and unpaid interest on a current basis, with the remaining interest being deferred and paid later, together with any unpaid interest thereon, in a lump sum; provided that the interest paid on a current basis is equal to a rate of at least 3%.

Periodic Interest means, with respect to any Class of Senior Notes for any Interest Accrual Period, the sum of interest accrued on the Aggregate Outstanding Principal Balance of the Notes of such Class.

Permitted Investments with respect to any Remittance Date means negotiable instruments or securities or other investments maturing on or before such Remittance Date (a) which, except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (b) that, as of any Determination Date, mature by their terms on or prior to the Remittance Date immediately following such Determination Date, and (c) that evidence:

(i)	direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(ii)	demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any State thereof and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, that at the time of the Trust’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency, which, in the case of Fitch, shall be “F1+”;

(iii)	commercial paper, or other short term obligations, having, at the time of the Trust’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency, which, in the case of Fitch, shall be “AAA”;

(iv)	demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and Standard & Poor’s of “P-1” and “A-1+”, respectively, and, if rated by Fitch, from Fitch of “F1+/AAA”;

(v)	notes that are payable on demand or bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;

(vi)	investments in taxable money market funds or other regulated investment companies having, at the time of the Trust’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from Moody’s and Fitch (if rated by Fitch) or otherwise subject to satisfaction of the Rating Agency Condition;

(vii)	time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Trust’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency;

(viii)	Eligible Repurchase Obligations with a rating acceptable to the Rating Agencies; or

(ix)	any negotiable instruments or securities or other investments subject to satisfaction of the Rating Agency Condition.

Any of the Permitted Investments described above may be purchased from or sold to the Person at the time acting as Indenture Trustee, or any Affiliate of such Person, whether acting as principal or agent.

Permitted Liens means

(a)	with respect to Loans in the Loan Pool, (i) Liens in favor of the Trust Depositor created pursuant to the Commercial Loan Sale Agreement and transferred to the Trust pursuant hereto, (ii) Liens in favor of the Trust created pursuant to this Agreement, and (iii) Liens in favor of the Indenture Trustee created pursuant to the Indenture and/or this Agreement; and

(b)	with respect to the interest of the Originator, the Trust Depositor and the Trust in the related Collateral, (i) materialmen’s, warehousemen’s, mechanics’ and other liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) Liens for State, municipal and other local taxes if such taxes shall not at the time be due and payable or if the Trust Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings, (iii) Liens in favor of the Trust Depositor created by the Originator and transferred by the Trust Depositor to the Trust pursuant to this Agreement, (iv) Liens in favor of the Trust created pursuant to this Agreement, (v) Liens in favor of the Indenture Trustee created pursuant to the Indenture and/or this Agreement, and (vi) Liens in favor of senior lenders in Collateral pledged with respect to any Junior Loans.

Person means any individual, corporation, estate, partnership, business or statutory trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trustee, settlor or beneficiary of a trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

Portfolio Investment means any investment made by the Originator in the ordinary course of business that is accounted for under generally accepted accounting principles as in effect from time-to-time in the United States as a portfolio investment of the Originator.

Prepaid Loan means any Loan that has terminated or been prepaid or refinanced in full prior to its scheduled expiration date, other than a Charged-Off Loan.

Prepaid Loan Amount means, with respect to each Substitute Loan being transferred in place of a Prepaid Loan, an amount equal to the lesser of (i) the amount deposited into the Principal Collection Account with respect to such Prepaid Loan and (ii) the Outstanding Loan Balance of the Prepaid Loan immediately prior to the date it was prepaid.

Prepayment means any full prepayments, including any prepayment premiums, on a Loan.

Principal and Interest Account means the Securities Account designated the “Principal and Interest Account” and established in the name of the Indenture Trustee pursuant to Section 7.3.

Principal Collection Account means a Securities Account that is a sub-account of the Principal and Interest Account designated the “Principal Collection Account” and established in the name of the Indenture Trustee pursuant to subsection 7.3(a).

Principal Collections means, with respect to amounts deposited into the Principal and Interest Account during any Due Period, (i) all payments received on or after the applicable Cutoff Date on account of principal on the Loans, including (a) the principal portion of any Scheduled Payments and Prepayments (other than any prepayment premiums) and (b) any payment of principal received by the Trust during a Due Period as part of a payment allocable to a Loan that is in excess of the principal portion of the Scheduled Payment due for such Due Period and which is not intended to satisfy the Loan in full, nor is intended to cure a delinquency, (ii) the principal portion of any amounts paid in connection with the purchase or repurchase of any Loan and the amount of any Transfer Deposit Amounts, (iii) the principal portion of any Scheduled Payment Advances that the Servicer determines to make, (iv) any payments of Purchased Accrued Interest purchased with Principal Collections received by the Trust during the related Due Period and (v) after the Effective Date, any amounts on deposit in the Unused Proceeds Account; and (vi) on and after an Event of Default or the occurrence and continuance of a Class A Trigger, Class B Trigger, or a Class C Trigger all available funds remaining after application of payments to clauses (1) through (11) of Section 7.5(a).

Principal Coverage Amount means as of any Remittance Date, an amount equal to the sum (without duplication) of (a) the amount of Principal Collections held as Cash or Permitted Investments plus (b) the Aggregate Outstanding Loan Balance (other than Charged-Off Loans and Discount Purchase Loans) plus (c) the aggregate purchase price of all Discount Purchase Loans plus (d) on or prior to the Effective Date, any amounts on deposit in the Unused Proceeds Account.

Principal Prepayment has the meaning given to search term in the Indenture.

Priority of Payments has the meaning given to such term in Section 7.5.

Public Securities means the securities issued by MCG in connection with its initial public offering, and any subsequent securities issued by MCG in a transaction registered under the Securities Act.

Purchased Accrued Interest means respect to any Loan, accrued interest on such Loan purchased by the Trust with Principal Collections or Unused Proceeds.

Qualified Institution means (a) the corporate trust department of the Indenture Trustee or (b) a state or national bank or trust company organized under the law of the United States or any one of the States thereof or the District of Columbia (or any United States branch of a foreign bank) that (i) is not an Affiliate of the Trust or the Servicer and has a combined capital and surplus of at least $250,000,000, (ii) either (A) has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies, or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, (B) the parent corporation, if such parent corporation guarantees the obligations of the depository institution, of which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies, or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (C) otherwise satisfies the Rating Agency Condition, and (iii) whose deposits are insured by the FDIC.

Ramp-Up Criteria means the conditions to acquisition of any Loans by the Trust during the Ramp-Up Period for inclusion in the Indenture Collateral, as set forth in Section 2.4(b).

Ramp-Up Period means the period starting on the Closing Date and ending on the Effective Date.

Rating means a Moody’s Rating or a Fitch Rating, as the context may require.

Rating Agency means each of (i) Moody’s, for so long as any of the Outstanding Notes are rated by Moody’s (including any private or confidential rating) and (ii) Fitch, for so long as any of the Outstanding Notes are rated by Fitch (including any private or confidential rating) and if any of Moody’s or Fitch no longer maintains a rating on any Class of Senior Notes, such other nationally recognized statistical rating organization selected by the Indenture Trustee.

Rating Agency Confirmation means, on any day after the Closing Date, a confirmation by each Rating Agency, at the request of the Trust or the Servicer on behalf of the Trust, of the ratings assigned to each Class of Senior Notes on the Closing Date.

Rating Agency Condition means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, that each Rating Agency shall have notified the Trust Depositor, the Owner Trustee and the Indenture Trustee that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a Ratings Effect.

Ratings Effect means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, a reduction or withdrawal of the rating of any outstanding Class of Notes with respect to which a Rating Agency has previously issued a rating as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

Record Date means the last Business Day of the month immediately preceding a Remittance Date.

Reducing Revolving Loans means a Loan that is a revolving line of credit with a commitment that reduces over the life of the Loan.

Reference Banks means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Released Amounts means, with respect to any payment or collection received with respect to any Loan on any Business Day (whether such payment or collection is received by the Servicer, the Owner Trustee or the Trust Depositor), an amount equal to that portion of such payment or collection on any Retained Interest released from the Loan Assets pursuant to Section 2.5.

Remittance Date means the 20th day of each January, April, July and October, commencing January 20, 2005 or, if such day is not a Business Day, on the next succeeding Business Day.

Repossessed Collateral means items of Collateral taken in the name of the Trust as a result of legal action enforcing the Lien on the Collateral resulting from a default on the related Loan.

Required Reserve Amount means, with respect to each Remittance Date, an amount equal to the sum of (i) the sum of the then current Class A-1 Interest Amount, Class A-2 Interest Amount, Class B Interest Amount and Class C Interest Amount and (ii) the Outstanding Loan Balance of each Delinquent Loan.

Requirements of Law for any Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, State or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

Reserve Fund means the Securities Account designated the “Reserve Fund” and established in the name of the Indenture Trustee pursuant to Section 7.1.

Reserve Fund Initial Balance means an amount equal to $2,000,000.

Responsible Officer means, when used with respect to the Owner Trustee or the Indenture Trustee, any officer assigned to the Corporate Trust Office, including any Chief Executive Officer, President, Executive Vice President, Vice President, Assistant Vice President, Secretary, any Assistant Secretary, any trust officer or any other officer of the Owner Trustee or the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. When used with respect to any Obligor, any officer of such Obligor duly authorized under such Obligor’s organizational documents to execute the applicable Loan Documents. When used with respect to the Trust Depositor, the Trust, the Originator or the Servicer, any Chief Executive Officer,

the President, Executive Vice President, Vice President, Assistant Vice President, or Secretary or Assistant Secretary; provided, where any provision of the Transaction Documents requires a Responsible Officer to receive notice or have certain knowledge, such provision will be effective with respect to the Trust Depositor, the Trust, the Originator or the Servicer only if its respective Chief Executive Officer, President, Chief Financial Officer, Executive Vice President or General Counsel receives such notice or has such knowledge.

Retained Interest means, for each Loan, the following interests, rights and obligations in such Loan and under the associated Loan Documents, which are being retained by the Originator: (i) all of the obligations, if any, to provide additional funding with respect to such Loan, (ii) all of the rights and obligations, if any, of the agent(s) under the documentation evidencing such Loan, (iii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan that relate to such portion(s) of the indebtedness that is owned by another lender or is being retained by the Originator, (iv) any unused, commitment or similar fees associated with the additional funding obligations that are not being transferred in accordance with clause (i) of this definition, (v) any agency or similar fees associated with the rights and obligations of the agent that are not being transferred in accordance with clause (ii) of this definition, (vi) any advisory, consulting or similar fees due from the Obligor associated with services provided by the agent that are not being transferred in accordance with clause (ii) of this definition, (vii) the right to collect from such Obligor(s) the fees and expense reimbursements associated with the preparation, negotiation, execution, perfection and documentation of such Loan, the associated Collateral therefor, and any subsequent amendments, waivers, consents and restructuring thereof (which fees, for avoidance of doubt, shall not include any underwriting fees or fees serving as consideration for amendments and waivers) and (viii) any and all warrants, options, and other equity instruments issued in the name of MCG or its Affiliates in connection with or relating to any Loan.

Scheduled Payment means, with respect to any Loan, the payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Loan after the related Cutoff Date, as adjusted pursuant to the terms of the related Underlying Note (if such Loan contains an Underlying Note) and/or the Loan Documents related thereto, and any such payment received after the related Cutoff Date.

Scheduled Payment Advance means, with respect to any Remittance Date, the amounts, if any, deposited by the Servicer in the Principal and Interest Account for such Remittance Date in respect of Scheduled Payments (or portions thereof) pursuant to Section 5.9.

Secured Party has the meaning given to such term in the Indenture.

Securities means the Notes and the Certificate, or any of them.

Securities Account has the meaning given to such term in Section 8-501(a) of the UCC.

Securities Act means the Securities Act of 1933, as amended from time to time.

Securityholders means the Holders of the Notes or the Certificate.

Selling Institution means an institution from which the Trust acquires a participation interest in a loan or in a security.

Senior Loan means any senior secured term loan, or a funded portion of a senior secured revolving or delayed draw loan so long as only the funded portion of such loan, and not any funding obligation, is transferred to the Trust on the relevant Transfer Date, in each case so long as such loan is not by its express terms subordinated in right of payment to any other indebtedness of the related Obligor.

Senior Notes means the Class A Notes, Class B Notes and Class C Notes.

Senior Noteholders means the holders of any Senior Notes.

Servicer has the meaning given to such term in the preamble.

Servicer Default has the meaning given to such term in Section 8.1.

Servicer Employees has the meaning given to such term in Section 5.4.

Servicer Transfer has the meaning given to such term in Section 8.2(b).

Servicer Transfer Fees has the meaning given to such term in Section 8.3(d).

Servicing Advances means, all reasonable and customary “out-of-pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Collateral, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Foreclosed Property or Repossessed Collateral, (iv) compliance with the obligations under this Agreement, which “Servicing Advances” are reimbursable to the Servicer to the extent provided in subsection 5.10(d) of this Agreement, and (v) in connection with the liquidation of a Loan, for all of which costs and expenses the Servicer is entitled to reimbursement thereon up to a maximum rate per annum equal to the related Loan Rate.

Servicing Fee has the meaning given to such term in Section 5.10(a).

Servicing Fee Percentage means 1.00%.

Servicing Officer means any officer of the Servicer involved in, or responsible for, the administration and servicing of Loans whose name appears on a list of servicing officers appearing in an Officer’s Certificate furnished to the Indenture Trustee by the Servicer, as the same may be amended from time to time.

SIC Code means any one of the Standard Industrial Classification Codes, as applicable.

Solvent means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

Spread Excess means, as of any Determination Date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (a) the excess, if any, of the Weighted Average Spread for such Determination Date over the Minimum Weighted Average Spread for such Determination Date and (b) the aggregate Outstanding Loan Balance of all floating rate Loans (excluding Charged-Off Loans and Delinquent Loans) held by the Trust as of such Determination Date, and the denominator of which is the aggregate Outstanding Loan Balance of all fixed rate Loans (excluding Charged-Off Loans and Delinquent Loans) held by the Trust as of such Determination Date. In computing the Spread Excess on any Determination Date, the Weighted Average Spread for such Determination Date will be computed as if the Fixed Rate Excess were equal to zero.

Standard & Poor’s means Standard & Poor’s Rating Services, a division of the McGraw- Hill Companies or any successor thereto.

Subsequent Cutoff Date means the date specified as such for Additional Loans and Substitute Loans in the related Subsequent Purchase Agreement or Subsequent Transfer Agreement, as applicable.

Subsequent List of Loans means a list, in the form of the initial List of Loans delivered on the Closing Date, but listing each Additional Loan and Substitute Loan transferred to the Trust pursuant to the related Subsequent Purchase Agreement or Subsequent Transfer Agreement, as applicable.

Subsequent Purchase Agreement means, with respect to any Additional Loans or any Substitute Loans, the agreement between the Originator and the Trust Depositor pursuant to which the Originator will transfer such Additional Loans or Substitute Loans, as the case may be, to the Trust Depositor, the form of which is attached to hereto as Exhibit D.

Subsequent Transfer Agreement means the agreement described in Section 2.4(c)(3) hereof, the form of which is attached hereto as Exhibit E.

Subservicer means any direct or indirect wholly-owned subsidiary of MCG that MCG has identified as a subservicer or additional collateral agent or any other Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in subsection 5.2(a) of this Agreement in respect of the qualification of a Subservicer.

Subservicing Agreement means any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Loans as provided in this Agreement, a copy of which shall be delivered, along with any modifications thereto, to the Indenture Trustee.

Substitute Loan means a Loan that (a) is transferred to the Trust under and in accordance with Section 2.7 and identified in the related Addition Notice, and (b) becomes part of the Indenture Collateral.

Substitute Loan Assets has the meaning given to such term in Section 2.7.

Substitute Loan Qualification Conditions means, with respect to any Substitute Loan being transferred to the Trust pursuant to Section 2.7, the following conditions, determined as of the related Cutoff Date for such Loan:

(a)	the principal amount of such Substitute Loan shall be equal to or greater than that of the Loan being disposed of in exchange for such Substitute Loan; provided that all proceeds received by the Trust from the Loan being disposed of shall be reinvested in a Substitute Loan or Substitute Loans that, in aggregate, have a principal amount at least equal to the Loan being disposed of;

(b)	if the Moody’s Rating or the Fitch Rating of the Substitute Loan is lower than the Moody’s Rating or the Fitch Rating, as applicable, of the Loan being disposed of in exchange for such Substitute Loan (as identified in the related Addition Notice) at the time of such disposition, (i) the Moody’s Rating of such Substitute Loan shall be at least “B3” and the Fitch Rating of such Substitute Loan shall be at least “B-” and (ii) after giving effect to such substitution, the Moody’s Weighted Average Rating and weighted average Fitch Rating of all Loans in the Loan Pool shall be equal to or better than the Moody’s Weighted Average Rating and the weighted average Fitch Rating of all Loans in the Loan pool, as applicable, as of the Effective Date; provided that for the purposes of calculating the Moody’s Weighted Average Rating for purposes of this definition, any Delinquent Loan will be deemed to have a Moody’s Rating of “Ca”;

(c)	in the case of an Originated Loan, the market value of which (as determined by the Servicer as of its most recent valuation of such Loan prior to its acquisition by the Trust) is less than par, the Outstanding Loan Balance of such Substitute Loan shall be its actual cost to the Trust;

(d)	the Final Maturity Date of such Substitute Loan shall be no later than September 30, 2014;

(e)	the current weighted average Loan Rate (i.e. the current pay interest rate) on such Substitute Loan is equal to or greater than the current Loan Rate of the Loan being disposed of in exchange for such Substitute Loan (as identified in the related Addition Notice);

(f)	the then-current weighted average gross interest rate (i.e. the sum of the Loan Rate and any deferred interest that, at the time of acquisition by the Trust, has been or is scheduled to be deferred) of the Substitute Loan shall not be less than 90% (or, if the Loan to be replaced was not an Initial Loan, 100%) of the then-current Loan Rate of the Loan being disposed of in exchange for such Substitute Loan (as identified in the related Addition Notice);

(g)	all actions or additional actions (if any) necessary to create and perfect a first-priority, perfected security interest in such Substitute Loan to the Trust Depositor, the Trust, and Indenture Trustee in favor of the Senior Noteholders shall have been taken as of or prior to the date such Substitute Loan is being acquired by the Trust;

(h)	other than as expressly provided in this definition, such Substitute Loan satisfies all of the criteria in the definition of “Loan”;

(i)	no selection procedure known to the Originator or the Trust Depositor to be adverse to the interests of the Trust, the Indenture Trustee and the Noteholders shall have been employed in the selection of such Substitute Loan;

(j)	in the case of a Substitute Loan, (i) the Moody’s Priority Category Recovery Rate of such Substitute Loan is equal to or higher than the Moody’s Priority Category Recovery Rate of the Loan being substituted, or (ii) the Moody’s Priority Category Recovery Rate of such Substitute Loan is less than the Moody’s Priority Category Recovery Rate of the Loan being substituted and the Moody’s Minimum Weighted Average Recovery Rate following such substitution is not lower than the Moody’s Minimum Weighted Average Recovery Rate as of the Effective Date; and

(k)	the acquisition of such Loan by the Trust does not result in a reduction or withdrawal of the rating of any outstanding Class of Notes with respect to which a Rating Agency has previously issued a rating.

Substitution Event has the meaning given to such term in Section 2.7.

Successor Backup Servicer has the meaning given to such term in Section 8.10.

Successor Servicer has the meaning given to such term in subsection 8.2(b).

Syndicated Loan means any Loan that is not an Originated Loan.

Tape has the meaning given to such term in subsection 5.15(b).

Telerate Page 3750 means the display page currently so designated on the Moneyline Telerate, Inc. service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

Three-Month Index Maturity has the meaning given to such term in Section 7.6.

Traditional Revolving Loans means a Loan that allows the Obligor to re-borrow amounts repaid under a loan agreement with a commitment that does not vary over the life of the Loan.

Transaction Documents means this Agreement, the Indenture, the Trust Agreement, the Account Control Agreement, the Commercial Loan Sale Agreement, any Subsequent Transfer Agreement, and any Subsequent Purchase Agreement, as such agreements are amended, modified, restated, replaced, substituted, waived, supplemented or extended from time to time.

Transfer and Servicing Agreements means collectively this Agreement and the Commercial Loan Sale Agreement.

Transfer Date means each date on which the Trust Depositor transfers Loans, or portions thereof, to the Trust.

Transfer Deposit Amount means, with respect to each Ineligible Loan, Additional Loan or Substitute Loan, on any Determination Date, the sum of the Outstanding Loan Balance of such Loan, together with accrued interest thereon through such Determination Date at the Loan Rate provided for thereunder, and any outstanding Scheduled Payment Advances thereon that have not been waived by the Servicer entitled thereto.

Trust has the meaning given to such term in the Preamble.

Trust Accounts means, collectively, the Principal and Interest Account (including the Principal Collection Account and Interest Collection Account), the Reserve Fund and the Note Distribution Account, or any of them.

Trust Agreement means the Trust Agreement, dated as of September 24, 2004, between the Trust Depositor and the Owner Trustee.

Trust Depositor has the meaning given to such term in the Preamble.

Trust Estate shall have the meaning given to such term in the Trust Agreement.

Trustees means the Owner Trustee and the Indenture Trustee, or any of them individually as the context may require.

UBS has the meaning given to such term in the Recitals.

UBS Securities means UBS Securities LLC, a Delaware limited liability company, together with its successors and assigns.

UCC means the Uniform Commercial Code, as amended from time to time, as in effect in any applicable jurisdiction.

Underlying Note means the one or more promissory notes executed by an Obligor evidencing a Loan.

United States means the United States of America.

Unused Proceeds means (a) as of the Closing Date, proceeds of the issuance and sale of the Notes remaining after the Trust has purchased the Initial Loans on the Closing Date, and has paid organizational expenses and (b) as of any date after the Closing Date, the amount determined pursuant to clause (a) of this definition minus any amount of such funds applied to purchase Additional Loans plus any Purchased Accrued Interest relating to the Initial Loans or any Purchased Accrued Interest purchased with Unused Proceeds. Unused Proceeds shall not include any amounts deposited in the Reserve Fund.

Unused Proceeds Account means the Securities Account designated the “Unused Proceeds Account” and established in the name of the Indenture Trustee pursuant to Section 7.2.

Warehouse Fund has the meaning given to such term in the Recitals.

Warehouse Master Conveyance Agreement has the meaning given to such term in the Recitals.

Weighted Average Coupon means, as of any Determination Date, a fraction (expressed as a percentage) obtained by (a) multiplying the Outstanding Loan Balance of each fixed rate Loan (other than any Charged-Off Loan or Delinquent Loan) held by the Trust as of such Determination Date by the current per annum rate at which it pays interest; (b) summing the amounts determined pursuant to clause (a) for all fixed rate Loans (excluding Charged-Off Loans and Delinquent Loans) held by the Trust as of such Determination Date; (c) dividing such sum by the aggregate Outstanding Loan Balance of all fixed rate Loans (excluding Charged-Off Loans and Delinquent Loans) held by the Trust as of such Determination Date and rounding up to the next 0.001%; and (d) if the foregoing amount is less than the Minimum Weighted Average Coupon for such Determination Date, adding to such amount any Spread Excess as of such Determination Date. For purposes of this definition, (1) no contingent payment of interest will be included in such calculation, (2) for a Payment-in-Kind Loan, the stated spread shall exclude any portion of the interest that is currently being deferred and (3) for purposes of calculating the Weighted Average Coupon, Loans that are Charged-Off Loans or Delinquent Loans will be excluded except for those Delinquent Loans that at the time of such calculation are paying in full current interest pursuant to the terms of their respective Underlying Note (or, of there is no Underlying Note, their underlying Loan Documents).

Weighted Average Life means, on any Determination Date with respect to any Loan, the number obtained by (a) summing the products obtained by multiplying (i) the Average Life at such time of each Loan (excluding Charged-Off Loans) by (ii) the Outstanding Loan Balance of such Loan and (b) dividing such sum by the Aggregate Outstanding Loan Balance at such time of all Loans (excluding Charged-Off Loans).

Weighted Average Spread means, as of any Determination Date, the sum (rounded up to the next 0.001%) of (a) the number obtained by (i) summing the products obtained by multiplying (x) the stated spread above or below LIBOR at which interest accrues on each floating rate Loan (other than a Charged-Off Loan or a Delinquent Loan) as of such date by (y) the Outstanding Loan Balance of such Loan as of such date, and (ii) dividing such sum by the aggregate Outstanding Loan Balance of all floating rate Loans (excluding all Charged-Off Loans and Delinquent Loans) and if such amount is less than Minimum Weighted Average Spread as of such Determination Date, adding to such amount the Fixed Rate Excess as of such Determination Date. For purposes of this definition, (1) no contingent payment of interest will be included in such calculation, (2) for a Payment-in-Kind Loan, the stated spread shall exclude any portion of the interest that is currently being deferred and (3) in the case of any Loan that does not bear interest at a rate expressed as a stated spread above or below LIBOR, the stated spread to LIBOR relating to such Loan shall be calculated on any Determination Date by the Servicer in its sole judgment on behalf of the Trust by subtracting LIBOR (as determined on the most recent LIBOR Determination Date) from the interest rate payable on such Loan.

Wells Fargo has the meaning given to such term in the Preamble.

Usage of Terms

1.2 With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section References

1.3 All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

Calculations

1.4 Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

Accounting Terms

1.5 All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

Sub-Accounts of the Principal and Interest Account

1.6 Reference to any “sub-account” when used with respect to any sub-account of the Principal and Interest Account shall be deemed to refer to (a) the Interest Collection Account in the context of the application of Interest Collections to or from such applicable sub-account and (b) the Principal Collection Account in the context of the application of Principal Collections to or from such applicable sub-account.

2. ADMINISTRATION OF THE TRUST; ACQUISITION OF LOAN ASSETS

Administration of the Trust; Transfer and Acquisition of Loan Assets

2.1 (a)	The Trust shall be administered pursuant to the provisions of this Agreement and the Trust Agreement for the benefit of the Noteholders and Certificateholder. The Owner Trustee is hereby specifically recognized by the parties hereto as empowered to conduct business dealings on behalf of the Trust in accordance with the terms hereof and of the Trust Agreement. In addition, the Servicer is hereby specifically recognized by the parties hereto as empowered to act on behalf of the Trust in accordance with subsections 5.2(e) and (h) hereof.

The parties hereto hereby acknowledge that, subject to and upon the terms and conditions hereto, the Trust Depositor hereby absolutely transfers to the Trust, for a purchase price consisting of (x) $224,563,568 in Cash and (y) $15,800,000 in Outstanding Principal Balance of the Class C Notes and $56,445,000 in Outstanding Principal Balance of the Class D Notes, all of the right, title and interest of the Trust Depositor in items (i) through (vi) below, being collectively referred to herein as the Initial Loan Assets):

(i)	the Initial Loans, all payments paid in respect thereof and all amounts due, to become due or paid in respect thereof accruing on and after the Initial Cutoff Date and all Liquidation Proceeds and recoveries thereon, in each case as they arise after the Initial Cutoff Date, but not including the Retained Interest or Interest Collections received prior to September 30, 2004;

(ii)	all security interests and liens (and Collateral subject thereto) from time to time purporting to secure payment by Obligors under such Loans;

(iii)	all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv)	all collections and records (including computer records) with respect to the foregoing;

(v)	the Loan Files and all documents relating thereto; and

(vi)	all income, payments, proceeds and other benefits of any and all of the foregoing.

(b)	On the Closing Date, the Indenture Trustee shall:

(i)	purchase for Cash the Initial Loan Assets from the Trust Depositor for and on behalf of the Trust having the fair market value set forth in the Funding Certificate;

(ii)	purchase, in exchange for the Class C Notes and Class D Notes, Initial Loans Assets from the Trust Depositor for and on behalf of the Trust having a fair market value set forth in the Funding Certificate attached;

(iii)	apply and credit to the Reserve Fund, an amount equal to the Reserve Fund Initial Balance; and

(iv)	apply and credit all remaining amounts to the Unused Proceeds Account for application to the purchase of Additional Loans during the Ramp-Up Period in accordance with the terms and conditions set forth herein.

(c)	The Originator and the Trust Depositor acknowledge that the representations and warranties of the Trust Depositor in Sections 3.1, 3.2, 3.3, 3.4 and 3.5 and the representations and warranties of MCG in Sections 3.1, 3.2, 3.3, 3.4 and 3.5 of the Commercial Loan Sale Agreement will run to and be for the benefit of the Trust and the Trustees and the Trust and the Trustees may enforce, directly without joinder of Trust Depositor, the repurchase obligations of the Originator with respect to breaches of such representations and warranties as set forth herein and in Section 11.1 and in Section 6.1 of the Commercial Loan Sale Agreement.

(d)	The absolute transfer of the Initial Loan Assets by the Trust Depositor to the Trust pursuant hereto (and, with respect to any Additional Loan Assets and Substitute Loan Assets, pursuant to the applicable Subsequent Purchase Agreement or Subsequent Transfer Agreement, as applicable), does not create, and is not intended to result in, an assumption by the Trust Depositor or the Trust of any obligation of the Originator in connection with the Loan Assets, or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligor, if any, not financed by the Originator, or (1) any taxes, fees, or other charges imposed by any Governmental Authority and (2) any insurance premiums that remain owing with respect to any Loan at the time such Loan is sold hereunder. The Trust Depositor also hereby assigns to the Trust all of the Trust Depositor’s right, title and interest (but none of its obligations) under the Commercial Loan Sale Agreement, including but not limited to the Trust Depositor’s right to exercise the remedies created by the Commercial Loan Sale Agreement.

(e)	The Originator, Trust Depositor and Trust intend and agree that (i) (x) the transfer of the Loan Assets by the Originator to the Trust Depositor pursuant to the Commercial Loan Sale Agreement and (y) the transfer of the Loan Assets by the Trust Depositor to the Trust, pursuant to, in the case of the Initial Loan Assets, this Agreement and, in the case of the Additional Loan Assets or Substitute Loan Assets, the applicable Subsequent Purchase Agreement or Subsequent Transfer Agreement, as applicable, are in each and every case intended to be an absolute sale, conveyance and transfer of ownership of the applicable Loan Assets, as the case may be, rather than the mere granting of a security interest to secure a financing and (ii) such Loan Assets shall not be part of the Originator’s or the Trust Depositor’s estate in the event of a filing of a bankruptcy petition or other action by or against such Person under any Insolvency Law. In the event, however, that notwithstanding such intent and agreement, such transfers are deemed to secure indebtedness, the Originator hereby grants to the Trust Depositor and the Trust Depositor hereby grants to the Trust and the Trust hereby grants to the Indenture Trustee, as the case may be, a security interest in such Loan Assets and this Agreement shall constitute a security agreement under Requirements of Law, securing the repayment of the purchase price paid hereunder and the obligations and/or interests represented by the Securities, in the order and priorities, and subject to the other terms and conditions of, this Agreement, the Indenture and the Trust Agreement, together with such other obligations or interests as may arise hereunder and thereunder in favor of the parties hereto and thereto.

(f)	If any such transfer of the Loan Assets by the Originator to the Trust Depositor is deemed to be the mere granting of a security interest to secure a financing, the Trust Depositor may, to secure the Trust Depositor’s own obligations under this Agreement (to the extent that the transfer of the Loan Assets thereunder is deemed to be a mere granting of a security interest to secure a financing) repledge and reassign (1) all or a portion of the Loans and Loan Assets pledged to Trust Depositor by the Originator and with respect to which the Trust Depositor has not released its security interest at the time of such pledge and assignment, and (2) all proceeds thereof. Such repledge and reassignment may be made by Trust Depositor with or without a repledge and reassignment by Trust Depositor of its rights under any agreement with the Originator, and without further notice to or acknowledgment from the Originator. The Originator waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against Trust Depositor or any assignee of Trust Depositor relating to such action by Trust Depositor in connection with the transactions contemplated by this Agreement and the Commercial Loan Sale Agreement. The Originator and Trust Depositor shall file or shall cause to be filed a UCC-1 financing statement naming the Originator as debtor, the Trust Depositor as secured party and the Indenture Trustee as assignee, listing all of the Loan Assets as collateral thereunder.

(g)	If any such transfer of the Loan Assets by the Trust Depositor to the Trust (whether Initial Loans, Additional Loans or Substitute Loans) is deemed to be the mere granting of a security interest to secure a financing, the Trust may, to secure the Trust’s own obligations under this Agreement and the Indenture (to the extent that the transfer of the Loan Assets thereunder is deemed to be a mere granting of a security interest to secure a financing) repledge and reassign to the Indenture Trustee for the benefit of the Secured Parties (1) all or a portion of the Loan Assets pledged to Trust by the Trust Depositor and with respect to which the Trust has not released its security interest at the time of such pledge and assignment, and (2) all proceeds thereof. Such repledge and reassignment may be made by Trust with or without a repledge and reassignment by Trust of its rights under any agreement with the Trust Depositor, and without further notice to or acknowledgment from the Trust Depositor. The Trust Depositor waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Trust or any assignee of the Trust relating to such action by the Trust in connection with the transactions contemplated by this Agreement and the Commercial Loan Sale Agreement. The Originator and Trust Depositor shall file or shall cause to be filed a UCC-1 financing statement naming the Trust Depositor as debtor, the Trust as secured party and the Indenture Trustee as assignee, listing all of the Loan Assets as collateral thereunder.

Conditions Precedent

2.2 On or before the Closing Date, the Originator or the Trust Depositor, as applicable, shall deliver or cause to be delivered to the Owner Trustee and Indenture Trustee each of the documents, certificates and other items as follows:

(a)	a certificate of an officer of the Originator substantially in the form of Exhibit G hereto;

(b)	copies of resolutions of the Board of Directors of the Originator, the Servicer and the member of the Trust Depositor or of the Executive Committee of the Board of Directors of the Originator, the Servicer and the member of the Trust Depositor approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the Secretary or an Assistant Secretary of the Originator, the Servicer and member of the Trust Depositor;

(c)	officially certified recent evidence of due incorporation and good standing of the Originator, the Servicer, the Trust Depositor and the Trust, in each case under the law of the State of Delaware;

(d)	the initial List of Loans (in an electronic format acceptable to the Indenture Trustee and a paper copy), certified by an officer of the Trust Depositor, together with an Assignment substantially in the form of Exhibit A (along with the delivery of any instruments and Loan Documents as required under Section 2.6);

(e)	a certificate of the Trust stating that, as of the Closing Date, it will have acquired or committed to acquire Initial Loans with an Aggregate Outstanding Loan Balance of at least $296,808,000.

(f)	a certificate of an officer of the Trust Depositor substantially in the form of Exhibit H hereto;

(g)	a letter from Ernst & Young LLP or another nationally recognized accounting firm in form and substance acceptable to the Trust and the Indenture Trustee (i) confirming the information with respect to each Loan set forth on the List of Loans, (ii) confirming the calculations of weighted average maturity of the Loans in the Indenture Collateral as of the Closing Date, the Weighted Average Spread, the Diversity Score and the Moody’s Minimum Weighted Average Recovery Rate and (iii) specifying the procedures undertaken by the accountants to review data and computations relating to the Loans;

(h)	a letter from Moody’s confirming that the Class A-1 Notes have been rated “Aaa” by Moody’s, the Class A-2 Notes have been rated at least “Aa1” by Moody’s, the Class B Notes have been rated at least “A2” by Moody’s and the Class C Notes have been rated at least “Baa2” by Moody’s;

(i)	a letter from Fitch confirming that the Class A-1 Notes and Class A-2 Notes have been rated “AAA” by Fitch, the Class B Notes have been rated at least “A” by Fitch and the Class C Notes have been rated at least “BBB” by Fitch;

(j)	execution and delivery of a UCC financing statement terminating the UCC-1 Financing Statement filed with the Delaware Secretary of State on March 11, 2004, naming the Trust as debtor (and terminating any other Financing Statement naming the Trust as debtor in connection with the security agreement entered into in connection with advances to the Warehouse Fund) to be filed with the office of the Secretary of State for the State of Delaware;

(k)	a release by UBS in substantially the form of Exhibit I hereto, terminating the security interest granted in connection with advances to the Warehouse Fund and releasing all Collateral (as defined thereunder) pledged to UBS pursuant thereto;

(l)	execution and delivery of UCC financing statements executed by the Originator, as debtor, naming the Trust Depositor as secured party (and the Indenture Trustee as assignee) and identifying the Loan Assets as collateral for filing with the office of the Secretary of State for the State of Delaware; and execution and delivery of UCC financing statements executed by the Trust Depositor, as debtor, naming the Trust as secured party (and the Indenture Trustee as assignee) and identifying the Loan Assets as collateral for filing with the office of the Secretary of State for the State of Delaware; and execution and delivery of UCC financing statements executed by the Trust and naming the Indenture Trustee on behalf of the Secured Parties as secured party and identifying the Indenture Collateral, as collateral for filing with the office of the Secretary of State for the State of Delaware;

(m)	an Officer’s Certificate listing the Servicer’s Servicing Officers;

(n)	evidence of establishment and funding of the Accounts in the manner required pursuant to Section 2.1(c);

(o)	a fully executed copy of the Transaction Documents;

(p)	an Opinion of Counsel of Freshfields Bruckhaus Deringer LLP, special New York counsel to the Trust, dated the Closing Date, substantially in the form of Exhibit J-1 hereto;

(q)	an Opinion of Counsel of Freshfields Bruckhaus Deringer LLP, special New York counsel to the Initial Purchaser as to certain security law matters, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser;

(r)	an Opinion of Counsel of Dechert LLP, special counsel to the Servicer, Originator and Trust Depositor, substantially in the form of Exhibit K-1 attached hereto;

(s)	an Opinion of Counsel of Dechert LLP, special counsel to the Servicer, Originator and Trust Depositor, as to certain true sale matters substantially in the form of Exhibit K-2 attached hereto;

(t)	an Opinion of Counsel of Dechert LLP, special counsel to the Servicer, Originator and Trust Depositor, as to certain non-consolidation matters substantially in the form of Exhibit K-3 attached hereto;

(u)	an Opinion of Counsel of Dechert LLP, special counsel to the Servicer, Originator and Trust Depositor, as to certain security law matters, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser;

(v)	an Opinion of Counsel of Dorsey & Whitney LLP, Minnesota counsel to Wells Fargo, substantially in the form of Exhibit L-1 attached hereto;

(w)	an Opinion of in-house counsel of the Indenture Trustee, dated the Closing Date, substantially in the form of Exhibit L-2 attached hereto; and

(x)	the Trust shall have delivered a Funding Certificate in the form of Exhibit U hereto.

(y)	MCG shall have delivered a Funding Certificate in the form of Exhibit V hereto.

Acceptance by Trust

2.3 On the Closing Date, if the conditions set forth in Section 2.2 have been satisfied, the Trust shall issue, and the Indenture Trustee shall authenticate, to, or upon the order of, the Trust Depositor the Notes secured by the Indenture Collateral. The Trust hereby acknowledges its acceptance of the Loan Assets, and declares that it shall maintain such right, title and interest in accordance with the terms of this Agreement and the Trust Agreement upon the trust herein and therein set forth.

Conveyance of Additional Loans

2.4 (a)	The Trust may, at any time during the Ramp-Up Period and subject to the conditions set forth in this Section 2.4, apply Unused Proceeds standing to the credit of the Unused Proceeds Account to purchase from the Trust Depositor, the Trust Depositor’s right, title and interest in the following assets identified by the Servicer (all of such assets referred to in clauses (i) through (vi) below, the Additional Loan Assets):

(i)	the Additional Loans being purchased, all payments paid in respect thereof and all amounts due, to become due or paid in respect thereof accruing on and after the Subsequent Cutoff Date and all Liquidation Proceeds and recoveries thereon, in each case as they arise after the Subsequent Cutoff Date, but not including the Retained Interest;

(ii)	all security interests and liens (and Collateral subject thereto) from time to time purporting to secure payment by Obligors under such Additional Loans;

(iii)	all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv)	all collections and records (including Computer Records) with respect to the foregoing;

(v)	the Loan Files and all documents relating thereto for such Additional Loans; and

(vi)	all income, payments, proceeds and other benefits of any and all of the foregoing.

Upon the acquisition of any Additional Loan Assets pursuant to this Section, such Additional Loan Assets shall become part of the Indenture Collateral subject to the Lien of the Indenture. The Servicer represents and warrants in connection with the foregoing that it will not cause the Trust to acquire any Additional Loan pursuant to this Section 2.4 for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

(b)	During the Ramp-Up Period, each Additional Loan to be acquired by the Trust for inclusion in the Indenture Collateral will be eligible for purchase by the Trust and inclusion in the Indenture Collateral only if the Servicer on behalf of the Trust certifies to the Indenture Trustee, in the form attached as Exhibit M, that, as of the applicable time of commitment to purchase such security, the Ramp-Up Criteria are satisfied (other than the Diversity Test, provided that if the Diversity Score is less than what is required by the Ramp-Up Criteria, the Diversity Score shall be maintained or improved as of the time immediately after the Trust acquires such Loan) or, if not satisfied, the Rating Agency Condition is satisfied as to such proposed Additional Loan. Furthermore, on the Effective Date, the Servicer shall certify in an Officer’s Certificate of the Servicer, that (i) each of the representations set forth in Sections 3.2(a) and 3.2(c) are true and correct as of the Effective Date and with respect to each representation set forth in Section 3.2(b), was true and correct on each Transfer Date (after giving effect to the addition of each Additional Loan on each such Transfer Date) between the Closing Date and the Effective Date and (ii) the following criteria (the Ramp-Up Criteria) are satisfied with respect to all Loans in the Indenture Collateral as of the Effective Date:

(i)	the Moody’s Weighted Average Rating is no greater than 3250;

(ii)	the Weighted Average Life is no greater than 6.0 years;

(iii)	the Weighted Average Spread is greater than or equal to 5.75%;

(iv)	the Weighted Average Coupon is greater than or equal to 10.0%;

(v)	the Diversity Score is greater than or equal to 25;

(vi)	the Moody’s Minimum Weighted Average Recovery Rate is greater than or equal to 43.50%; and

(vii)	the Fitch Weighted Average Rating is no greater than 32.0.

(c)	The seller of any Additional Loan (which may be the Originator or the Trust Depositor) shall transfer to the Trust the Additional Loans and the other property and rights related thereto described in subsection 2.4(a) only upon the satisfaction of each of the following conditions on or prior to the related Transfer Date (and the delivery of a related Addition Notice by the Trust shall be deemed a representation and warranty by the Trust, the Trust Depositor and the Originator that such conditions are satisfied as of the related Transfer Date):

(i)	the Servicer shall have provided the Trust and the Indenture Trustee with a timely Addition Notice complying with the definition thereof contained herein, which Addition Notice shall in any event be no later than 10 Business Days prior to the Transfer Date;

(ii)	the Additional Loan(s) being conveyed to the Trust satisfy the Additional Loan Qualification Conditions;

(iii)	the seller of such Additional Loan(s) shall have delivered to the Trust and Indenture Trustee a duly executed written assignment in substantially the form of Exhibit D hereto (the Subsequent Purchase Agreement), which shall include a List of Loans listing the Additional Loans (in an electronic format acceptable to the Indenture Trustee and a paper copy); and

(iv)	the seller of such Additional Loan(s) shall have delivered to the Indenture Trustee all Principal Collections and Interest Collections received with respect to the Additional Loans on and after the related Subsequent Cutoff Date and the Indenture Trustee shall promptly deposit any such amounts in the Principal and Interest Account (such amounts shall be included as Loan Assets).

Release of Released Amounts

2.5 (a)	The parties hereto acknowledge and agree that the Trust has no interest in the Retained Interest and Released Amounts. The Indenture Trustee hereby agrees to release to the Trust from the Loan Assets, and the Trust hereby agrees to release to the Trust Depositor, an amount equal to the Released Amounts immediately upon identification thereof and upon receipt of an Officer’s Certificate of the Servicer, which release shall be automatic and shall require no further act by the Indenture Trustee or the Trust; provided, that, the Indenture Trustee and the Trust shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release, as may reasonably be requested by the Trust Depositor. Such Released Amounts shall not constitute and shall not be included in the Loan Assets.

(b)	Immediately upon the release to the Trust Depositor by the Indenture Trustee of the Released Amounts, the Trust Depositor hereby irrevocably agrees to release to the Originator such Released Amounts, which release shall be automatic and shall require no further act by the Trust Depositor; provided, that, the Trust Depositor shall execute and deliver such instruments of release and assignment, or otherwise confirming the foregoing release of any Released Amounts, as may be reasonably requested by the Originator.

Delivery of Documents in the Loan File

2.6 (a)	Subject to the delivery requirements set forth in subsection 2.6(b), the Trust hereby authorizes and directs the Originator and the Trust Depositor, to the extent not previously delivered, to deliver possession of all the Loan Files to the Indenture Trustee on behalf of and for the account of the Noteholders. The Originator and the Trust Depositor shall also identify on the List of Loans (including any deemed amendment thereof associated with any Substitute Loans), whether by attached schedule or marking or other effective identifying designation, all Loans that are or are evidenced by such instruments.

(b)	With respect to each Loan in the Loan Pool on the related Transfer Date, the Trust Depositor will deliver or cause to be delivered to the Indenture Trustee, to the extent not previously delivered, each of the documents in the Loan File with respect to such Loan (including any Loan Assignments), together with a Loan Checklist that shall identify what items should be contained in each Loan File, except that the items described in clause (b)(i) of the Loan File definition will be delivered or caused to be delivered within 120 days after the related Transfer Date.

(c)	Prior to the occurrence of an Event of Default or a Servicer Default, the Indenture Trustee shall not record, or give notice to the applicable Obligor of, the Loan Assignments delivered pursuant to subsection 2.6(b). Upon the occurrence of an Event of Default or a Servicer Default, the Indenture Trustee shall cause to be recorded in the appropriate offices, and shall give notice to each related Obligor, of each Loan Assignment delivered to it along with instructions that each such Obligor shall make all payments under the related Loans directly to the Principal and Interest Account. Each such recording shall be at the expense of the Servicer; provided, to the extent the Servicer does not pay such expense then the Indenture Trustee shall be reimbursed pursuant to the provisions of Section 7.5.

Optional Disposition of Certain Loans

2.7 The Servicer shall have the right, but not the obligation, to dispose of any Loan then included in the Indenture Collateral and identified in the related Addition Notice as falling within any of the following categories (each, a Substitution Event): (1) a Prepaid Loan, (2) a Charged-Off Loan, (3) a Loan that is past due in payment or has a covenant default, (4) a Loan as to which the related underlying Loan Documents have been amended, supplemented or modified in a manner contrary to this Agreement or any of the other Transaction Documents or such Loan has been subject to a Material Modification or (5) a Loan that the Servicer determines, in its sole discretion, was an Ineligible Loan at the time of its sale or transfer to the Trust, so long as the Outstanding Loan Balance of all Substitute Loans acquired pursuant to any of subclauses (1) through (4) above (in each case, calculated as of the date such Substitute Loan was acquired by the Trust) does not exceed 20% of the Expected Aggregate Outstanding Loan Balance; provided that no Loan shall be disposed of pursuant to this Section 2.7 if the disposition of such Loan would result in a reduction or withdrawal of the rating of any outstanding Class of Notes with respect to which a Rating Agency has previously issued a rating. The proceeds of any such disposition shall be deposited in the Principal Collection Account and shall be used to purchase one or more Substitute Loans satisfying the Substitute Loan Qualification Conditions. Upon the purchase of any Substitute Loans from the Trust Depositor, the Trust shall acquire all of the Trust Depositor’s right, title and interest in the following assets identified by the Servicer (all of such assets referred to in clauses (i) through (vi) below, the Substitute Loan Assets):

(i)	the Substitute Loan being purchased, all payments paid in respect thereof and all amounts due, to become due or paid in respect thereof accruing on and after the Subsequent Cutoff Date and all Liquidation Proceeds and recoveries thereon, in each case as they arise after the Subsequent Cutoff Date, but not including the Retained Interest;

(ii)	all security interests and liens (and Collateral subject thereto) from time to time purporting to secure payment by Obligors under such Substitute Loans;

(iii)	all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Substitute Loans;

(iv)	all collections and records (including Computer Records) with respect to the foregoing;

(v)	the Loan Files and all documents relating thereto for such Substitute Loan; and

(vi)	all income, payments, proceeds and other benefits of any and all of the foregoing.

On the date on which any Substitute Loan Assets are purchased, the Servicer shall deliver to the Indenture Trustee a certificate stating that the related Substitute Loan satisfies each of the Substitute Loan Qualification Conditions. The Servicer, the Trust and the Indenture Trustee shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Servicer in order to effect the transfer and release of any of the Trust’s interests in the Loans that are being purchased or substituted pursuant to this Section 2.7.

Prior to the acquisition of any Substitute Loan Assets by the Trust in accordance with this Section 2.7:

(i)	the Trust shall have provided the Indenture Trustee with a timely Addition Notice complying with the definition thereof contained herein, which Notice shall in any event be no later than 10 Business Days prior to the Transfer Date;

(ii)	the Substitute Loan(s) being conveyed to the Trust satisfy the Substitute Loan Qualification Conditions;

(iii)	the seller of such Substitute Loan(s) shall have delivered to the Trust and the Indenture Trustee a Subsequent Purchase Agreement, which shall include a Subsequent List of Loans (in an electronic format acceptable to the Indenture Trustee and a paper copy) listing the Substitute Loans;

(iv)	the seller of such Substitute Loan(s) shall have delivered to the Indenture Trustee all Principal Collections and Interest Collections received with respect to the Substitute Loans on and after the related Subsequent Cutoff Date and the Indenture Trustee shall promptly deposit any such amounts in the Principal and Interest Account and such amounts shall be included as Loan Assets; and

(v)	Fitch shall have received notice of the inclusion of such Substitute Loan as part of the Indenture Collateral.

The Servicer represents and warrants in connection with the foregoing that it will not cause the Trust to acquire or dispose of any Loan or other asset held by the Trust for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

Certification by Indenture Trustee; Possession of Loan Files

2.8 (a)	On or prior to the applicable Transfer Date, the Indenture Trustee shall review the portion of the Loan File required to be delivered pursuant to subsection 2.6(b) on the applicable Transfer Date and shall deliver to the Originator, the Trust Depositor and the Servicer a certification in the form attached hereto as Exhibit N on or prior to such Transfer Date. Promptly after the Indenture Trustee receives the portion of the Loan File permitted to be delivered after the applicable Transfer Date pursuant to subsection 2.6(b), the Indenture Trustee shall deliver to the Originator, the Trust Depositor and the Servicer a certification in the form attached hereto as Exhibit O-1. Within 360 days after each Transfer Date (or, with respect to any Substitute Loan, within 360 days after the assignment thereof), the Indenture Trustee shall deliver to the Originator, the Servicer, the Trust Depositor, each Rating Agency and any Noteholder who requests a copy from the Indenture Trustee a final certification in the form attached hereto as Exhibit O-2 evidencing the completeness of the Loan Files with respect to the Loans being transferred on such Transfer Date.

(b)	If the Indenture Trustee during the process of reviewing the Loan Files finds any document constituting a part of a Loan File that has not been executed (if the requirements set forth in the definition of Loan File specifies that such document is to be executed), has not been received, is unrelated to a Loan identified in the List of Loans, or does not conform in a material respect to the requirements of the definition of Loan File, or does not contain all of the items described in the Loan Checklist, the Indenture Trustee shall promptly so notify the Originator, the Trust Depositor, the Servicer and each Rating Agency. In performing any such review, the Indenture Trustee may conclusively rely on the Loan Checklist regarding the contents of each Loan File and on the Originator as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Indenture Trustee’s review of the Loan Files is limited solely to confirming that the documents listed in the Loan Checklist for each file have been executed (where applicable) and received and on their face relate to the Loans identified in the List of Loans; provided, with respect to the UCC financing statements referenced in clause (b)(iv) of the definition of Loan File, the Indenture Trustee’s sole responsibility will be to confirm that the Loan File contains UCC financing statements and not to make determinations about the effectiveness of such UCC financing statements. The Originator agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Loan File of which it is so notified by the Indenture Trustee. If, however, within 30 days after the Indenture Trustee’s notice to it respecting such material defect the Originator has not remedied the defect and such defect materially and adversely affects the value of the related Loan, such Loan will be treated as an Ineligible Loan and the Originator will (i) substitute in lieu of such Loan a Substitute Loan in the manner and subject to the conditions set forth in Section 11.1 or (ii) repurchase such Loan at a purchase price equal to the Transfer Deposit Amount, which purchase price shall be deposited in the Principal and Interest Account within such 30 day period.

(c)	Release of Entire Loan File Upon Substitution. Upon receipt by the Indenture Trustee of a certificate requesting the release of a Loan File signed by a Servicing Officer of the Servicer in the form attached as Exhibit P hereto upon substitution or the purchase and the deposit of the amounts described in subsection 2.8(b) in the Principal and Interest Account, the Indenture Trustee shall release to the Servicer for release to the Originator the related Loan File and the Indenture Trustee and the Trust shall execute, without recourse, and deliver such instruments of transfer necessary to transfer all right, title and interest in such Loan to the Originator free and clear of any Liens created by the Transaction Documents. All costs of any such transfer shall be borne by the Servicer.

(d)	Partial Release of Loan File and/or Collateral. If in connection with taking any action in connection with a Loan (including, without limitation, the amendment to documents in the Loan File and/or a revision to Collateral) the Servicer requires any item constituting part of the Loan File, or the release from the lien of the related Loan of all or part of any Collateral, the Servicer shall deliver to the Indenture Trustee a certificate to such effect in the form attached as Exhibit P hereto. Upon receipt of such certification, the Indenture Trustee shall promptly deliver to the Servicer the requested documentation, and the Indenture Trustee shall execute, without recourse, and deliver such instruments of transfer necessary to release all or the requested part of the Collateral from the lien of the related Loan and/or the Lien under the Transaction Documents.

(e)	On the Remittance Date in July of each year, commencing in July 2005, the Indenture Trustee shall deliver to the Originator, the Trust Depositor, the Servicer and each Rating Agency a certification detailing all transactions with respect to the Loans for which the Indenture Trustee holds the Loan Files pursuant to this Agreement during the prior calendar year. Such certification shall list all Loan Files which were released by or returned to the Indenture Trustee during the prior calendar year, the date of such release or return and the reason for such release or return.

3. REPRESENTATIONS AND WARRANTIES

The Trust Depositor makes, and upon execution of each Subsequent Purchase Agreement is deemed to make, the following representations and warranties in Sections 3.1, 3.2, 3.3, 3.4 and 3.5, on which the Trust will rely in purchasing the Loan Assets on the Closing Date (and on any Transfer Date), and on which the Noteholders and Certificateholder will rely.

Such representations and warranties are given as of the execution and delivery of this Agreement and as of the Closing Date (or Transfer Date, as applicable), but shall survive the sale, transfer and assignment of the Loan Assets to the Trust. The repurchase obligation or substitution obligation of the Originator set forth in Section 11.1 constitutes the sole remedy available for a breach of a representation or warranty of the Trust Depositor set forth in Sections 3.1, 3.2, 3.3, 3.4 or 3.5 of this Agreement. Except as otherwise provided in Section 2.4(c)(vii), the Trust Depositor shall not be deemed to be remaking any of the representations set forth in Section 3.3 on a Transfer Date with respect to the Substitute Loan or Additional Loans, as such representations relate solely to the composition of the Initial Loans conveyed on the Closing Date.

Representations and Warranties Regarding the Trust Depositor

3.1 By its execution of this Agreement, the Commercial Loan Sale Agreement and each Subsequent Purchase Agreement or Subsequent Transfer Agreement, as applicable, the Trust Depositor represents and warrants to the Trust, the Indenture Trustee and the Noteholders that:

(a)	Organization and Good Standing. The Trust Depositor is a limited liability company duly formed, validly existing and in good standing under the law of the State of Delaware and has the power to own its assets and to transact the business in which it is currently engaged. Subject to Section 6.1(a), the Trust Depositor is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Trust Depositor or the Trust.

(b)	Authorization; Valid Sale; Binding Obligations. The Trust Depositor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Trust and the Trust has the power to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Trust to be created. This Agreement, the Commercial Loan Sale Agreement, each Subsequent Purchase Agreement or Subsequent Transfer Agreement, as applicable, if any, shall effect a valid sale, transfer and assignment of or grant a security interest in the Loan Assets from the Trust Depositor to the Trust, enforceable against the Trust Depositor and creditors of and purchasers from the Trust Depositor. This Agreement and the other Transaction Documents to which the Trust Depositor is a party constitute the legal, valid and binding obligation of the Trust Depositor enforceable in accordance with their terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c)	No Consent Required. The Trust Depositor is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

(d)	No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Trust Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate any material Requirements of Law applicable to the Trust Depositor, or constitute a material breach of any indenture, contract or other agreement to which the Trust Depositor is a party or by which the Trust Depositor or any of the Trust Depositor’s properties may be bound, or result in the creation or imposition of any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

(e)	Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Trust Depositor threatened, against the Trust Depositor or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Securities (1) that, if adversely determined, would in the reasonable judgment of the Trust Depositor be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Trust Depositor or the Trust or the transactions contemplated by this Agreement or the other Transaction Documents to which the Trust Depositor is a party or (2) seeking to adversely affect the Federal income tax or other Federal, state or local tax attributes of the Certificate or Notes.

(f)	Solvency. The Trust Depositor, at the time of and after giving effect to each conveyance of Loan Assets hereunder, is Solvent on and as of the date thereof.

(g)	Taxes. The Trust Depositor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Trust Depositor); no tax lien has been filed and, to the Trust Depositor’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h)	Place of Business; No Changes. The Trust Depositor’s place of business and chief executive office is as set forth in Section 13.4. The Trust Depositor has not changed its name or the State under whose laws it is formed, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed the State in which its principal place of business is located within the five years preceding the Closing Date.

(i)	Not an Investment Company. The Trust Depositor is not required to register as an “investment company” under the Investment Company Act.

(j)	Sale Treatment. Other than for tax and accounting purposes, the Trust Depositor has treated the transfer of Loan Assets from the Originator to the Trust Depositor and from the Trust Depositor to the Trust for all purposes as a sale and purchase on all of its relevant books and records and other applicable documents.

(k)	Security Interest.

(i)	In the event that the transfer by the Trust Depositor to the Trust of any Loan Assets is determined not to be an absolute transfer, this Agreement is effective to create in favor of the Trust a valid and continuing security interest (as defined in the NYUCC) in all of the right, title and interest of the Trust Depositor in, to and under such Loan Assets, which security interest is perfected and is prior to all other Liens (except for Permitted Liens) of, and is enforceable as such against, creditors of and purchasers from the Trust Depositor;

(ii)	each such Loan constitutes either a General Intangible or an Instrument;

(iii)	upon the transfer by the Trust Depositor to the Trust of any Loan Asset, the Trust will own and have good and marketable title to such Loan Asset free and clear of any Lien (other than Permitted Liens), claim or encumbrance created by, or attaching to property of, the Trust Depositor;

(iv)	the Trust Depositor has received all consents and approvals required by the terms of any Loan Asset to the sale of such Loan Asset hereunder to the Trust;

(v)	the Trust Depositor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Loan Assets granted to the Trust under this Agreement and the Commercial Loan Sale Agreement;

(vi)	other than the security interest granted to UBS pursuant to the security agreement entered into in connection with the acquisition of loans by the Warehouse Fund and the security interest granted to the Indenture Trustee on behalf of the Senior Noteholders pursuant to the Indenture, the Trust Depositor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Loan Assets. The Trust Depositor has not authorized the filing of and is not aware of any financing statements against the Trust Depositor that include a description of Collateral covering such Loan Assets other than any financing statement that has been terminated. The Trust Depositor is not aware of the filing of any judgment or tax lien filings against the Trust Depositor;

(vii)	if any such Loan is evidenced by an Underlying Note, all original executed copies of such Underlying Note have been delivered to the Indenture Trustee;

(viii)	the Trust Depositor has received a written acknowledgment from the Indenture Trustee that it has possession of the Loan Assets and Underlying Notes that constitute or evidence the Loan Assets at its Corporate Trust Office, on behalf of and for the benefit of the Secured Parties; and

(ix)	none of the Underlying Notes that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trust or the Indenture Trustee.

(l)	Value Given. The cash payments received by the Trust Depositor in respect of the purchase price of each Loan sold hereunder constitutes reasonably equivalent value in consideration for the transfer to the Trust of such Loan under this

Agreement, such transfer was not made for or on account of an antecedent debt owed by the Trust to the Trust Depositor, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

(m)	Investment Company. Neither the Trust Depositor nor the Trust is required to be registered as an “investment company” within the meaning of the Investment Company Act.

(n)	No Defaults. The Trust Depositor is in not default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Trust Depositor or its respective properties or might have consequences that would materially and adversely affect its performance hereunder.

(o)	Bulk Transfer Laws. The transfer, assignment and conveyance of the Loans by the Trust Depositor pursuant to this Agreement and the Commercial Loan Sale Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(p)	Origination and Collection Practices. The origination and collection practices used with respect to each Loan have been in all material respects legal, proper, prudent and customary in the Loan origination and servicing business and comply with the Credit and Collection Policy.

(q)	Lack of Intent to Hinder, Delay or Defraud. The Trust Depositor did not and will not sell any interest in any Loan with any intent to hinder, delay or defraud any of its creditors.

(r)	Nonconsolidation. The Trust Depositor conducts its affairs such that the Trust would not be substantively consolidated in the estate of the Trust Depositor and their respective separate existences would not be disregarded in the event of the Trust Depositor’s bankruptcy.

(s)	Accuracy of Information. All written factual information heretofore furnished by the Trust Depositor for purposes of or in connection with this Agreement or the other Transaction Documents to which Trust Depositor is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Trust Depositor to any such party will be, true and accurate in every material respect, on the date such information is stated or certified.

The representations and warranties set forth in subsection 3.1(k) may not be waived by any Person and shall survive the termination of this Agreement.

Representations and Warranties Regarding Each Loan and as to Certain Loans in the Aggregate

3.2 The Trust Depositor represents and warrants as to each Loan as of the execution and delivery of this Agreement and on the Closing Date:

(a)	List of Loans. The information set forth in the List of Loans attached hereto as Exhibit C (as the same may be amended or deemed amended in respect of a conveyance of Additional Loans and Substitute Loans on any relevant Transfer Date) is true, complete and correct as of the applicable Cutoff Date.

(b)	Eligible Loan. Each Loan in the Indenture Collateral satisfies all the criteria set forth in the definition of Loan in this Agreement as of the Transfer Date of each such Loan hereunder.

(c)	Loans Secured by Real Property. Less than 35% of the aggregate federal income tax basis of all Loans in the Loan Pool as of the Closing Date consists of Loans that are “real estate mortgages (or interests therein)” within the meaning of Section 7701(i)(2)(A)(i) of the Code and Treasury Regulations thereunder.

Representations and Warranties Regarding the Initial Loans in the Aggregate

3.3 The Trust Depositor represents and warrants, on the Closing Date, that as of the Initial Cutoff Date the Aggregate Outstanding Loan Balance of the Initial Loans is $296,808,568.

Representations and Warranties Regarding the Loan Files

3.4 The Trust Depositor represents and warrants on the Closing Date with respect to the Initial Loans (or as of the Transfer Date, with respect to Additional Loans or Substitute Loans), that (i) immediately prior to such date (as applicable), the Originator and/or a collateral custodian therefor had possession of each original Underlying Note and the related complete Loan File, and there were no other custodial agreements relating to the same in effect and (ii) except as otherwise provided in Section 2.6, the complete Loan File for each Loan is in the possession of the Indenture Trustee.

Representations and Warranties Regarding Concentrations of Initial Loans

3.5 The Trust Depositor represents and warrants on the Closing Date, as to the composition of the Initial Loans in the Loan Pool as of the Initial Cutoff Date, that:

(a)	the sum of the Outstanding Loan Balances of Obligors that are in any single industry (by SIC code) shall not exceed 14%;

(b)	the sum of the Outstanding Loan Balances of the ten largest Obligors (measured by the Outstanding Loan Balance) shall not exceed 34%; and

(c)	the sum of the Outstanding Loan Balances of Obligors that have their principal executive offices in any single State of the United States shall not exceed 13%.

Representations and Warranties Regarding MCG

3.6 MCG represents and warrants to the Trust, the Indenture Trustee, the Noteholders and the Certificateholder that:

(a)	Organization and Good Standing. MCG is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. MCG is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Originator, the Servicer, the Trust Depositor or the Trust. MCG is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to originate or service the Loans in accordance with the terms hereof and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer, Trust Depositor or Trust.

(b)	Authorization; Valid Sale; Binding Obligations. MCG has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Trust Depositor to be created. This Agreement, the Commercial Loan Sale Agreement, each Subsequent Purchase Agreement or Subsequent Transfer Agreement, as applicable, if any, shall effect a valid sale, transfer and assignment of or grant a security interest in the applicable Loan Assets from the Originator to the Trust Depositor, enforceable against MCG and creditors of and purchasers from MCG. This Agreement and the other Transaction Documents to which it is a party constitute the legal, valid and binding obligation of MCG enforceable in accordance with their terms, except as enforcement of such terms may be limited by Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c)	No Consent Required. MCG is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which it is a party.

(d)	No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which MCG is a party by MCG will not violate any material Requirements of Law applicable to it, or constitute a material breach of any mortgage, indenture, contract or other agreement to which it is a party or by which it or any of the its properties may be bound, or result in the creation of or imposition of any security interest, lien, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

(e)	Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of MCG, is threatened against MCG or any of its properties or with respect to this Agreement, or any other Transaction Document to which MCG is a party or the Securities (1) that, if adversely determined, would in the reasonable judgment of MCG be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of MCG, the Trust Depositor or the Trust or the transactions contemplated by this Agreement or any other Transaction Document to which MCG is a party or (2) seeking to adversely affect the Federal income tax or other Federal, state or local tax attributes of the Certificate or Notes.

(f)	Reports. All reports, certificates and other written information furnished by MCG with respect to the Loans are correct in all material respects.

Representations and Warranties of the Backup Servicer

3.7 The Backup Servicer hereby represents and warrants to the Trust, the Indenture Trustee, the Noteholders and the Certificateholder, as follows:

(a)	Organization. It is a national banking association duly organized, validly existing and in good standing under the Federal law of the United States with all requisite power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b)	Good Standing. The Backup Servicer is duly qualified to do business as a national banking association and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property and the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or have such licenses or approvals has not had, and would not be reasonably expected to have, a material adverse effect on the interests of the Holders.

(c)	Authorization. It has the power and authority to execute and deliver this Agreement and to carry out its terms. It has duly authorized the execution, delivery and performance of this Agreement by all requisite action.

(d)	No Violations. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, its articles of association or any Contractual Obligation by which it or any of its property is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any Contractual Obligation (other than the Agreement), or (iii) violate any Requirements of Law.

(e)	No Consent Required. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over it or any of its respective properties is required to be obtained in order for it to enter into this Agreement or perform its obligations hereunder.

(f)	Binding Obligation. This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity).

(g)	Litigation. There are no proceedings or investigations pending or, to the best of its knowledge, threatened, against it before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might (in its reasonable judgment) have a material adverse effect on the interests of the Holders.

4. PERFECTION OF INDENTURE COLLATERAL AND PROTECTION OF SECURITY INTERESTS

Custody of Loans

4.1 The contents of each Loan File shall be held in the custody of the Indenture Trustee under the Indenture for the benefit of the Secured Parties, and as security for the Trust under the Senior Notes and the Indenture.

Filing

4.2 On or prior to the Closing Date, the Servicer shall cause the UCC financing statement(s) referred to in subsection 2.2(ix) hereof to be filed, and from time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Trust or Indenture Trustee (acting at the direction of the Majority Noteholders) may reasonably request to perfect and protect the interest of the Trust and the Indenture Trustee in the Loan Assets against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. Notwithstanding the obligations of the Originator, Trust Depositor and Servicer set forth in the preceding sentence, the Originator, Trust Depositor and Servicer hereby authorize the Trust and Indenture Trustee to prepare and file, at the expense of the Servicer, UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Trust or Indenture Trustee may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC. On or prior to June 30 of each year, the Originator, Trust Depositor or Servicer shall cause to be delivered to the Indenture Trustee (with a copy to each Rating Agency) an Opinion of Counsel with respect to the law of the State of New York, stating that, in the opinion of such counsel, as of the date of such opinion, (i) the lien created by the Indenture on the Indenture Collateral is a valid lien and security interest, (ii) such security interest is perfected and is not (subject to reasonable assumptions and qualifications as applicable) subject to any other UCC security interest and (iii) that no further action (other than as specified in such opinion) is required to be taken to ensure the continued perfection and validity of such security interest during the succeeding year.

Changes in Name, Corporate Structure or Location

4.3 (a)	During the term of this Agreement, none of the Originator, the initial Servicer, the Trust Depositor or the Trust shall change its name, identity, structure, existence, State of organization or principal place of business without first giving at least 30 days’ prior written notice to the Trust, the Indenture Trustee and each Rating Agency.

(b)	If any change in the initial Servicer’s, the Originator’s or the Trust Depositor’s name, State of formation or other action would make any financing or continuation statement or notice of ownership interest or lien relating to any Loan Asset seriously misleading or otherwise ineffective to perfect the interest of the Trust or the Indenture Trustee within the meaning of applicable provisions of the UCC or any title statute, the initial Servicer, no later than ten Business Days after the effective date of such change, shall file such amendments or new UCC financing statements as may be required to preserve and protect the interest of the Trust and the Indenture Trustee in the Loan Assets and the proceeds thereof. In addition, none of the Originator, the initial Servicer and the Trust Depositor shall change its location (within the meaning of Section 9-307 of the UCC) unless it has first taken such action as is advisable or necessary to preserve and protect the Trust’s interest in the Loan Assets. Promptly after taking any of the foregoing actions, the initial Servicer shall deliver to the Trust and the Indenture Trustee (with a copy to each Rating Agency) an Opinion of Counsel reasonably acceptable to the Trust and the Indenture Trustee stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the interests of the Trust in the Loan Assets have been filed, and reciting the details of such filing.

Costs and Expenses

4.4 The initial Servicer, for so long as it is acting as Servicer hereunder, agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Trust’s right, title and interest in and to the Loan Assets (including, without limitation, the security interest in the Indenture Collateral related thereto and the security interests provided for in the Indenture); provided, to the extent permitted by the Loan Documents, the initial Servicer may seek reimbursement for such costs and disbursements from the related Obligors.

Sale Treatment

4.5 Other than for tax and accounting purposes, the Trust Depositor shall treat the transfer of Loan Assets made hereunder for all purposes as a sale and purchase on all of its relevant books and records.

Separateness from Trust Depositor

4.6 The Originator agrees to take or refrain from taking or engaging in with respect to the Trust Depositor each of the actions or activities specified in the “substantive consolidation” opinion of Dechert LLP attached as Exhibit K-3 hereto (including any certificates of the Originator attached thereto) delivered on the Closing Date, upon which the conclusions therein are based.

5. SERVICING OF LOANS

Appointment and Acceptance

5.1 MCG is hereby appointed as Servicer pursuant to this Agreement. MCG accepts the appointment and agrees to act as the Servicer pursuant to this Agreement.

Duties of the Servicer

5.2 (a)	The Servicer, as an independent contract servicer, shall service and administer the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, so long as the same are consistent with the terms of this Agreement and the Credit and Collection Policy. The Servicer may enter into Subservicing Agreements for any servicing and administration of Loans with any entity provided the Rating Agency Condition is satisfied; provided that, so long as MCG is the Servicer and is a publicly owned investment company that has elected to be regulated as a business development company under the Investment Company Act, the Servicer shall only be required to provide written notice to the Rating Agencies in the event that it enters into a Subservicing

Agreement with a direct or indirect wholly-owned subsidiary. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Loans or enter into a Subservicing Agreement with a successor Subservicer which qualifies hereunder.

(b)	Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, so long as this Agreement shall remain effective, the Servicer shall remain obligated and primarily liable to the Indenture Trustee, for itself and on behalf of the Noteholders and the Certificateholder, for the servicing and administering of the Loans in accordance with the provisions of this Agreement and the Credit and Collection Policy, without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Loans when any Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

(c)	Any Subservicing Agreement that may be entered into and any transactions or services relating to the Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trust, the Indenture Trustee, the Noteholders and the Certificateholder shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in subsection 5.2(d). Notwithstanding the foregoing, the Servicer shall (i) at its expense and without reimbursement, deliver to the Indenture Trustee and, upon its request, to the Trust, a copy of each Subservicing Agreement and (ii) provide notice of the termination of any Subservicer within a reasonable time after such Subservicer’s termination to the Indenture Trustee and, upon its request, to the Trust.

(d)	In the event the Servicer shall for any reason no longer be the Servicer, the Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Indenture Trustee, deliver to the successor servicer all documents and records (including computer tapes and diskettes) relating to each Subservicing Agreement and the Loans then being serviced hereunder and an accounting of amounts collected and held by it hereunder and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

(e)	Modifications and Waivers Relating to Loans. So long as it is consistent with the terms of this Agreement and the Credit and Collection Policy, the Servicer may waive, modify or vary any term of any Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor or other parties to the Loan Documents (and the Servicer may execute any such waivers, modifications, postponements or indulgences on behalf of the Trust) if in the Servicer’s determination such waiver, modification, postponement or indulgence will not be materially adverse to the interests of the Noteholders; provided that (a) Loans representing not more than 10% (or 15% if the Rating Agency Condition is satisfied) of the Expected Aggregate Outstanding Loan Balance shall have been subject to Material Modification and (b) the Trust shall notify the Rating Agencies of any Material Modification. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall for the purposes of distributions to Noteholders be added to the amount owing under the related Loan. Any fees and costs imposed in connection therewith may be retained by the Servicer. Without limiting the generality of the foregoing, so long as it is consistent with the Credit and Collection Policy, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Indenture Trustee, the Trust, each Noteholder and each Certificateholder, all instruments of amendment, waiver, satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans and with respect to any Collateral. Such authority shall include, but not be limited to, the authority to substitute or release items of Collateral consistent with the Credit and Collection Policy and sell participations or assignments in Loans previously transferred to the Trust, subject to Section 2.7. In connection with any such sale, the Servicer shall deposit in the Principal and Interest Account, pursuant to subsection 7.3(b), all proceeds received upon such sale. If reasonably required by the Servicer, the Indenture Trustee, on behalf of the Trust, shall furnish the Servicer, within five Business Days of receipt of the Servicer’s request, so long as no Servicer Default has occurred and is continuing, with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. In connection with any substitution of Collateral, the Servicer shall deliver to the Indenture Trustee the items, and within the time frame, set forth in Section 2.6, assuming that the date of substitution is the relevant “Transfer Date”.

(f)	The Servicer, in servicing and administering the Loans, shall employ or cause to be employed procedures (including collection, foreclosure and Foreclosed Property and Repossessed Collateral management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering Loans for its own account and prudent lending standards, and in accordance with the Credit and Collection Policy, giving due consideration to the Noteholders’ reliance on the Servicer.

(g)	Effective Date Rating Confirmation and Effective Date Ratings Downgrade. The Servicer shall request, on behalf of the Trust, that Moody’s and Fitch confirm their respective ratings on the Senior Notes assigned on the Closing Date within 10 days after the Effective Date, or such other date in excess of 10 days but not to exceed 45 days after the Effective Date as Moody’s or Fitch shall determine and so notify the Servicer and the Trust. In the event that Moody’s or Fitch (i) notifies the Servicer or the Trust that such Rating Agency’s rating on any Class of Senior Notes will be reduced or withdrawn or (ii) fails, by the date that is 45 days after the Effective Date, to provide a written confirmation of their respective ratings on the Senior Notes assigned on the Closing Date, in each case, an Effective Date Ratings Downgrade will have occurred unless, prior to the first Remittance Date occurring on or after the earlier to occur of (x) receipt of the notice referred to in clause (i) and (y) the expiration of the period referred to in clause (ii), the Servicer receives written evidence that the Rating Agencies have since confirmed their respective ratings on the Senior Notes assigned on the Closing Date. In the event of an Effective Date Ratings Downgrade, the Servicer on behalf of the Trust shall inform the Irish Paying Agent (to the extent required by the rules of such exchange) of such Effective Date Ratings Downgrade, and all Interest Collections and Principal Collections remaining after payment of amounts referred to in clauses (1) through (12) of Section 7.5(a) shall be applied pursuant to clause (13) of the Section 7.5(a) to pay principal first of the Class A-1 Notes, then of the Class A-2 Notes, then of the Class B Notes and then of the Class C Notes, in whole or in part, in each case until paid in full or until and to the extent necessary for each Rating Agency to confirm the ratings assigned by it on the Closing Date to each Class of Senior Notes. Any payment in respect of the Senior Notes pursuant to this Section 5.2(g) will be made only on a Remittance Date.

(h)	In accordance with the power set forth in subsection 2.1(a), the Servicer shall perform the duties of the Trust under the Transaction Documents. In furtherance of the foregoing, the Servicer shall consult with the Trust as the Servicer deems appropriate regarding the duties of the Trust under the Transaction Documents. The Servicer shall monitor the performance of the Trust and shall advise the Trust when action is necessary to comply with the Trust’s duties under the Transaction Documents. The Servicer shall prepare for execution by the Trust or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Transaction Documents.

(i)	In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, the Servicer shall perform such calculations and shall prepare for execution by the Trust or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to state and federal tax and securities laws and this Agreement. In accordance with the directions of the Trust, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Trust as are not covered by any of the foregoing provisions and as are expressly requested by the Trust and are reasonably within the capability of the Servicer.

(j)	Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, the Servicer shall be responsible for promptly (upon knowledge thereof) notifying the Trust and the Paying Agent in the event that any withholding tax is imposed on the Trust’s payments (or allocations of income) to a Noteholder or a Certificateholder. Any such notice shall specify the amount of any withholding tax required to be withheld by the Trust or the Paying Agent pursuant to such provision.

(k)	All tax returns of the Trust will be signed by the Servicer on behalf of the Trust, and the Trust expressly authorizes and empowers the Servicer to sign such tax returns in the name of and on behalf of the Trust.

(l)	The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be reasonably accessible for inspection by the Trust at any time during normal business hours.

(m)	Revisions to Credit and Collection Policy. Without the prior written consent of the Majority Noteholders, the Servicer shall not agree or consent to, or otherwise permit to occur, any amendment, modification, change, supplement or rescission of or to the Credit and Collection Policy, in whole or in part, in any manner that could have a material adverse effect on the Loans and, in the case of any material amendment, modification, change, supplement or rescission of or to the Credit and Collection Policy, in whole or in part, the Servicer shall deliver prompt notice thereof to each Rating Agency along with a copy of the revised Credit and Collection Policy.

(n)	For so long as any of the Notes are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Servicer will provide or cause to be provided to any holder of such Notes and any prospective purchaser thereof designated by such holder, upon the request of such a holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Servicer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Notes conducted in accordance with Rule 144A.

(o)	The initial Servicer will keep in full force and effect its existence, rights and franchise as a Delaware corporation, and the Servicer shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and of any of the Loans and to perform its duties under this Agreement.

(p)	The Servicer shall be obligated to make the Servicing Advances (but not Scheduled Payment Advances) incurred in the performance of its servicing duties hereunder. The Servicer shall be entitled to reimbursement for such Servicing Advances pursuant to subsections 5.9(d) and 7.3(g).

(q)	The Servicer is not responsible for any taxes on the Trust or any Servicing Fees to any Successor Servicer.

(r)	All payments (other than Prepayments) received on Loans will be applied by the Servicer to amounts due by the Obligor starting with the most recent Scheduled Payment.

Liquidation of Loans

5.3 (a)	In the event that any payment due under any Loan and not postponed pursuant to Section 5.2 is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the Loan, the Servicer in accordance with the Credit and Collection Policy shall take such action as it shall deem to be in the best interests of the Noteholders. The Servicer consistent with its Credit and Collection Policy shall foreclose upon or otherwise comparably effect the disposition of Collateral relating to Charged-Off Loans and defaulted Loans for which the related Loan is still outstanding, and as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 5.10. In connection with such foreclosure or other conversion and any other liquidation action or enforcement of remedies, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise with respect to its own affairs, in accordance with prudent servicing standards, and in accordance with the Credit and Collection Policy.

(b)	After a Loan has been liquidated, the Servicer shall promptly prepare and forward to the Indenture Trustee and upon request, any Noteholder or Certificateholder, a report (the Liquidation Report), in the form attached hereto as Exhibit R, detailing the Liquidation Proceeds received from such Loan, expenses incurred with respect thereto, and any loss incurred in connection therewith.

(c)	Upon classification of a Loan as a Charged-Off Loan, the Servicer may accelerate all payments due thereunder to the extent permitted under the Loan Documents or take any other action as the Servicer reasonably believes will maximize the amount of recovery thereon and shall otherwise follow the Credit and Collection Policy, which other actions may include the foreclosure and transfer of any related Collateral or other security on behalf of the Noteholders.

Fidelity Bond; Insurance

5.4 The Servicer (but not the Backup Servicer in the event it replaces the Servicer under this Agreement) shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy (which, for avoidance of doubt, may be used by the Servicer to satisfy requirements under different agreements), in a minimum aggregate amount equal to $1,500,000, and a maximum deductible of $250,000 (with respect to the fidelity bond) and $100,000 (with respect to the errors and omissions insurance policy), if commercially available, with coverage on all employees acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Loans (Servicer Employees). The fidelity bond shall provide coverage to the Indenture Trustee and the Trust, their respective officers and employees, against losses resulting from forgery, theft, embezzlement or fraud by such Servicer Employees. The errors and omissions policy shall insure against losses resulting from the errors, omissions and negligent acts of such Servicer Employees. No provision of this Section 5.4 requiring such fidelity bond and errors and omissions insurance shall relieve the Servicer from its duties as set forth in this Agreement. Upon the request of the Indenture Trustee, the Trust, any Noteholder or any Certificateholder, the Servicer shall cause to be delivered to the Indenture Trustee, the Trust, such Noteholder or such Certificateholder a certified true copy of such fidelity bond and insurance policy. Notwithstanding the foregoing, the Servicer shall not be required to obtain an errors and omissions insurance policy satisfying the standard described above until the first advance is made on the Series of Notes.

Collection of Certain Loan Payments

5.5 The Servicer shall make reasonable efforts, consistent with the Credit and Collection Policy, to collect all payments required under the terms and provisions of the Loans. Consistent with the foregoing and the Credit and Collection Policy, the Servicer may in its discretion waive or permit to be waived any fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments due on an Underlying Note or in accordance with any Loan Documents as provided in subsection 5.2(e).

Access to Certain Documentation and Information Regarding the Loans

5.6 The Servicer shall provide to the Trust, the Indenture Trustee, the FDIC, the OCC, the Federal Reserve, the Office of Thrift Supervision and the supervisory agents and examiners of the foregoing, access to the documentation regarding the Loans required by applicable local, state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it and in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations. The Indenture Trustee and the Trust shall and shall cause their representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee and the Trust may reasonably determine that such disclosure is consistent with their obligations hereunder.

Satisfaction and Release of Loan Files

5.7 (a)	Upon the payment in full of any Loan, the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes or the deposit into the Principal and Interest Account of the purchase price of any Loan acquired by the Trust Depositor, the Servicer or another Person pursuant to this Agreement, or any other Transaction Document, the Servicer will immediately notify the Indenture Trustee by a certification in the form of Exhibit P attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Principal and Interest Account pursuant to subsection 7.3(b) have been or will be so deposited) signed by a Servicing Officer and shall request delivery to it of the Loan File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release the related Loan File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable by the Servicer and shall not be chargeable to the Principal and Interest Account or the Note Distribution Account.

(b)	From time to time and as appropriate for the servicing or foreclosure of any Loan, the Indenture Trustee shall, upon request of the Servicer and delivery to the Indenture Trustee of a certification in the form of Exhibit P attached hereto signed by a Servicing Officer, promptly release the related Loan File to the Servicer within two Business Days and the Indenture Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings. The Servicer shall return the Loan File to the Indenture Trustee when the need therefor by the Servicer no longer exists, unless the Loan has been liquidated and the Liquidation Proceeds relating to the Loan have been deposited in the Principal and Interest Account and remitted to the Indenture Trustee for deposit in the Note Distribution Account or the Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure or repossession of Collateral either judicially or non-judicially, and the Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to whom such Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Loan was liquidated, the servicing receipt relating to such Loan shall be released by the Indenture Trustee to the Servicer.

(c)	The Indenture Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents provided to it necessary to the foreclosure or trustee’s sale in respect of any portion of the Indenture

Collateral or to any legal action brought to obtain judgment against any Obligor on the Underlying Note or other Loan Document securing Indenture Collateral or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Underlying Note or other Loan Document securing Indenture Collateral or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Indenture Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Indenture Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise adversely affect the lien of the agreement creating a security interest in Collateral, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale. The Indenture Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Indenture Trustee by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required or appropriate by any State or other jurisdiction to discharge the lien on Collateral upon the satisfaction thereof and the Indenture Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days of the Indenture Trustee’s receipt of such certificate or documents. Such certificate or documents shall establish to the Indenture Trustee’s satisfaction that the related Loan has been paid in full by or on behalf of the Obligor (or subject to a deficiency claim against such Obligor) and that such payment has been deposited in the Principal and Interest Account.

(d)	Notwithstanding anything contained in this Section 5.8 to the contrary, in no event may the Servicer possess in excess of fifteen (15) Loan Files (excluding Loan Files for Loans which have been paid in full or repurchased) at any given time without the consent of the Indenture Trustee.

Scheduled Payment Advances

5.8 For each Due Period, if the Servicer determines that any Scheduled Payment (or portion thereof) that was due and payable pursuant to a Loan in the Loan Pool during such Due Period was not received prior to the end of such Due Period, the Servicer has the right to elect, but is not obligated, to make a Scheduled Payment Advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof) if the Servicer reasonably believes that the advance will be reimbursed or subsequently paid by the related Obligor. The Servicer will deposit any Scheduled Payment Advances into the Principal and Interest Account on or prior to 11:00 a.m. (New York City time) on the related Determination Date, in immediately available funds. The Servicer will be entitled to be reimbursed for Scheduled Payment Advances pursuant to subsections 7.5(a) and 7.5(b).

Title, Management and Disposition of Foreclosed Property

5.9 (a)	In the event that title to Collateral is acquired in foreclosure or by deed in lieu of foreclosure or by other legal process, the deed or certificate of sale, or the Repossessed Collateral, shall be taken in the name of the Trust.

(b)	The Servicer, subject to the provisions of this Section 5, shall manage, conserve, protect and operate each Foreclosed Property or other Repossessed Collateral for the Holders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosed Property or other Repossessed Collateral in the same manner that it manages, conserves, protects and operates other foreclosed or repossessed property for its own account, and in a similar manner to that of similar property in the same locality as the Foreclosed Property or other Repossessed Collateral is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Holders.

(c)	The Servicer shall cause to be deposited in the Principal and Interest Account, no later than two Business Days after the receipt thereof, all revenues received with respect to the conservation and disposition of the related Foreclosed Property or other Repossessed Collateral net of Servicing Advances.

(d)	The Servicer shall, subject to Section 7.3, reimburse itself for any related unreimbursed Servicing Advances and unpaid Servicing Fees, and the Servicer shall deposit in the Principal and Interest Account the net cash proceeds of the sale of any Foreclosed Property or other Repossessed Collateral to be distributed to the Holders in accordance with Section 7.5 hereof.

Servicing Compensation

5.10 (a)	As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive a servicing fee for each month (or portion thereof), calculated monthly but payable quarterly in arrears on each Remittance Date prior to the termination of the Trust (with respect to each Due Period, the Servicing Fee) equal to the sum of the products for each of the three Monthly Periods included in the related Due Period of: (A) the Servicing Fee Percentage, (B) the Aggregate Outstanding Loan Balance of the Loans as of the first day of the applicable Monthly Period and (c) a fraction, the numerator of which is equal to the number of days in the applicable Monthly Period and the denominator of which is 360. The Servicing Fee is payable out of Interest Collections pursuant to subsections 7.5(a), (b) and (c).

(b)	In addition to the Servicing Fee, the Servicer shall be entitled to retain for itself as additional servicing compensation, assignment and other administrative fees paid or payable in connection with any Loan.

Assignment; Resignation

5.11 The Servicer shall not assign or delegate its rights and duties under this Agreement (other than in connection with a subservicing arrangement) nor resign from the obligations and duties hereby imposed on it as Servicer except (i) by mutual consent of the Servicer, the Trust, the Indenture Trustee and the Majority Noteholders, (ii) in connection with a merger, conversion or consolidation permitted pursuant to Section 5.13 (in which case the Person resulting from the merger, conversion or consolidation shall be the successor of the Servicer), (iii) in connection with an assignment permitted pursuant to Section 5.13 (in which case the Assignee shall be the successor of the Servicer), or (iv) upon the Servicer’s determination that its duties hereunder are no longer permissible under Requirements of Law or administrative determination and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Indenture Trustee, which Opinion of Counsel shall be in form and substance reasonably acceptable to the Indenture Trustee. No such resignation shall become effective until a successor has assumed the Servicer’s responsibilities and obligations hereunder in accordance with Section 8.3.

Merger or Consolidation of Servicer

5.12 Any Person into which the Servicer may be merged or consolidated, or any Person resulting from such merger, conversion or consolidation to which the Servicer is a party, or any Person succeeding to substantially all of the business of the Servicer, and who shall be an established commercial Loan servicing institution that on a consolidated basis has a net worth of at least $250,000,000, shall be the Successor Servicer hereunder without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary; provided, no such merger, conversion or consolidation of the Servicer or transfer of all or substantially all or the Servicer assets or business shall be permitted hereunder unless the Rating Agency Condition is satisfied with respect thereto.

Limitation on Liability of the Servicer and Others

5.13 The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities or persons respecting any matters arising hereunder. Subject to the terms of Section 12.1 herein, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer’s duty to service the Loans in accordance with this Agreement. The Servicer shall not be responsible for the payment of any taxes imposed on or with respect to the Trust or for the fees of any Successor Servicer

The Backup Servicer

5.14 (a)	The Trust, the Indenture Trustee and the Trust Depositor hereby appoint Wells Fargo to act as Backup Servicer in accordance with the terms of this Agreement. Wells Fargo hereby accepts such appointment and agrees to perform the duties and responsibilities with respect thereto set forth herein.

(b)	The Backup Servicer shall perform the following duties and obligations:

(i)	On or before the Closing Date, the Backup Servicer shall accept from the Servicer delivery of the information required to be set forth in the Note Valuation Reports and Monthly Reports in hard copy and in an agreed upon electronic format.

(ii)	Not later than 12:00 noon New York time 10 Business Days after the end of the related Monthly Period, the Servicer shall provide to the Backup Servicer and the Backup Servicer shall accept delivery of tape in an agreed upon electronic format (the Tape) from the Servicer, which shall include but not be limited to the following information: (x) for each Loan, (1) Loan number, (2) legal name of the related Obligor, (3) scope (i.e., whether revenues are local, regional or national), (4) state of Obligor’s Chief executive office, (5) SIC Code, (6) outstanding at cost, (7) type of Loan (i.e., Partially Funded Term Loan, Fully Funded Term Loan, Reducing Revolving Loan or Traditional Revolving Loan), (8) type of security interest (i.e., senior or subordinated), (9) term payment type (i.e., amortizing, balloon or bullet), (10) origination date, (11) maturity date, (12) benchmark for Loan Rate, (13) margin, (14) frequency of Scheduled Payments, (15) controlling interest, (16) the collection status, (17) the Loan status and (18) the Outstanding Loan Balance and (y) the Aggregate Outstanding Loan Balance. With respect to its duties pursuant to this subsection 5.15(b)(ii), the Backup Servicer shall have no duty to confirm that the Tape contains the foregoing information.

(iii)	Prior to the Remittance Date, the Backup Servicer shall review the Note Valuation Report to ensure that it is complete on its face and that the following items in such Note Valuation Report have been accurately calculated, if applicable, and reported: (A) the Aggregate Outstanding Loan Balance, (B) the Backup Servicing Fee, (C) the Loans that are more than 60 days delinquent (other than Charged-Off Loans), (D) the Charged-Off Loans and (E) principal and interest payments due to the Noteholders. The Backup Servicer shall notify the Indenture Trustee, the Placement Agent and the Servicer of any discrepancies with the Note Valuation Report based on such review not later than the Business Day preceding such Remittance Date.

(iv)	If the Servicer disagrees with the report provided under paragraph (iii) above by the Backup Servicer or if the Servicer or any subservicer has not reconciled such discrepancy, the Backup Servicer agrees to confer with the Servicer to resolve such disagreement on or prior to the next succeeding Determination Date and shall settle such discrepancy with the

Servicer if possible, and notify the Indenture Trustee, the Placement Agent and the Rating Agencies of the resolution thereof. The Servicer hereby agrees to cooperate at its own expense with the Backup Servicer in reconciling any discrepancies herein. If within twenty (20) days after the delivery of the report provided under paragraph (iii) above by the Backup Servicer, such discrepancy is not resolved, the Backup Servicer shall promptly notify the Servicer, Indenture Trustee, the Placement Agent and the Rating Agencies of the continued existence of such discrepancy. Following receipt of such notice by the Indenture Trustee, the Placement Agent and the Rating Agencies, the Servicer shall deliver to the Indenture Trustee, the Initial Purchaser, the Backup Servicer and the Rating Agencies no later than the related Remittance Date a certificate describing the nature and amount of such discrepancies and the actions the Servicer proposes to take with respect thereto.

With respect to the foregoing, the Backup Servicer, in the performance of its duties and obligations hereunder, is entitled to rely conclusively, and shall be fully protected in so relying, on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer.

(c)	After the termination or resignation by the Servicer in accordance with this Agreement, all authority, power, rights and responsibilities of the Servicer, under this Agreement, whether with respect to the Loans or otherwise, shall pass to and be vested in the Backup Servicer and the Backup Servicer shall be deemed the Successor Servicer, subject to and in accordance with the provisions of Section 8.3, as long as the Backup Servicer is not prohibited by an applicable provision of law from fulfilling the same, as evidenced by an Opinion of Counsel; provided, if Wells Fargo as Backup Servicer becomes the Successor Servicer, it will not make any Scheduled Payment Advances.

(d)	Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Backup Servicer shall be a party, or (iii) that may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

(e)	As compensation for its backup servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicing Fee from the Servicer. The Backup Servicing Fee shall be calculated monthly but payable quarterly on each Remittance Date. The Backup Servicer’s entitlement to receive the Backup Servicing Fee (other than due and unpaid Backup Servicer Fees owed through such date) shall cease on the earliest to occur of: (i) it becoming the Successor Servicer, (ii) its removal as Backup Servicer, or (iii) the termination of this Agreement.

(f)	The Backup Servicer may be removed with or without cause by the Majority Noteholders by notice given to the Backup Servicer. In the event of any such removal, a replacement Backup Servicer may be appointed by Majority Noteholders. No removal of the Backup Servicer and no appointment of a successor Backup Servicer pursuant to this Section 5.15 shall become effective until the acceptance of appointment by the successor Backup Servicer under the same terms and subject to the terms and conditions set forth in Section 8.10.

(g)	The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Servicer will be responsible for any misconduct or negligence on the part of such agents, attorneys or custodians acting for and on behalf of the Backup Servicer. Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses that result from the gross negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement.

(h)	Limitation on Liability. The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any Tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the parties hereto each agree to look only to the Servicer to perform such obligations. The Backup Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party, (iii) the invalidity or unenforceability of any Loan under Requirements of Law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Loan, or (v) the acts or omissions of any Successor Backup Servicer.

Covenants of the Backup Servicer

5.15 The Backup Servicer hereby covenants that:

(a)	The Backup Servicer will comply in all material respects with all Requirements of Law.

(b)	The Backup Servicer will preserve and maintain its existence, rights, franchises and privileges as a national banking association in good standing under the federal laws of the United States.

(c)	The Backup Servicer shall perform in all material respects all of its obligations and duties under this Agreement.

6. COVENANTS

Covenants of the Trust Depositor

6.1 The Trust Depositor hereby covenants that:

(a)	Legal Existence. During the term of this Agreement, the Trust Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby; provided that, if as of the Closing Date the Trust Depositor has not produced evidence of its good standing to carry on business in the Commonwealth of Virginia, the Trust Depositor shall provide evidence of such good standing within five Business Days of the Closing Date. In addition, all transactions and dealings between the Trust Depositor and its Affiliates will be conducted on an arm’s-length basis.

(b)	Single Member. During the term of this Agreement, the Trust Depositor will at all times have only a single member, which shall at all times be MCG.

(c)	Security Interests. The Trust Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Loan in the Loan Pool or its interest in any related Collateral, whether now existing or hereafter transferred to the Trust, or any interest therein. The Trust Depositor will immediately notify the Trust and the Indenture Trustee of the existence of any Lien on any Loan in the Loan Pool or its interest in any related Collateral; and the Trust Depositor shall defend the right, title and interest of the Trust in, to and under the Loans in the Loan Pool and its interest in any related Collateral, against all claims of third parties; provided, that nothing in this Section 6.1(c) shall prevent or be deemed to prohibit the Trust Depositor from suffering to exist Permitted Liens upon any of the Loans in the Loan Pool or its interest in any related Collateral.

(d)	Delivery of Principal Collections and Interest Collections. The Trust Depositor agrees to pay to the Servicer promptly (but in no event later than two Business Days after receipt) all Principal Collections and Interest Collections received by the Trust Depositor in respect of the Loans, for application in accordance with Section 7.5 hereof.

(e)	Regulatory Filings. The Trust Depositor shall make any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Trust as may be necessary or that the Trust Depositor deems advisable to comply with any Federal or State securities or reporting requirements laws.

(f)	Compliance with Law. The Trust Depositor hereby agrees to comply in all material respects with all Requirements of Law applicable to the Trust Depositor except where the failure to do so would not have a material adverse effect on the Holders.

(g)	Activities. Except as contemplated by this Agreement or the other Transaction Documents, the Trust Depositor shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, which is not directly related to the transactions contemplated and authorized by this Agreement or the other Transaction Documents; provided, that the Trust Depositor may purchase and sell (or grant Liens in respect of) assets similar to the Loan Assets to other Persons in securitization or other non-recourse financing transactions involving the Originator or any of its Affiliates on terms and conditions (with respect to liabilities and restrictions on its activities, as well as restrictions on its interactions with the Originator or its Affiliates, relevant to the “bankruptcy remoteness” or “substantive consolidation” analysis relating to the Trust Depositor) substantially similar to the terms and conditions applicable to the Trust Depositor under the Transaction Documents so long as the Securityholders are not materially adversely affected thereby and the Rating Agency Condition is satisfied.

(h)	Indebtedness. The Trust Depositor shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (i) obligations incurred under this Agreement or the Transactions Documents, (ii) liabilities incident to the maintenance of its corporate existence in good standing or (iii) liabilities necessarily incurred to facilitate securitizations referred to in the proviso in Section 6.7.

(i)	Guarantees. The Trust Depositor shall not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise except in connection with the transactions described in Section 6.7.

(j)	Investments. The Trust Depositor shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except (i) for purchases of Loans from the Originator, (ii) for investments in Permitted Investments in accordance with the terms of this Agreement, (iii) as may be necessary to facilitate securitizations referred to in the proviso in Section 6.7 or (iv) for the receipt of the Class C Notes and the Class D Notes on the Closing Date and the Certificate shortly before the Closing Date. Without limiting the generality of the foregoing, the Trust Depositor shall not: (i) provide credit to any Securityholder for the purpose of enabling such Securityholder to purchase any Securities or (ii) lend any money to the Trust.

(k)	Merger; Sales. The Trust Depositor shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.

(l)	Distributions. The Trust Depositor shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Trust Depositor or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its shareholders interests now or hereafter outstanding, except that, so long as no Event of Default has occurred and is continuing and no Event of Default would occur as a result thereof or after giving effect thereto and the Trust Depositor would continue to be Solvent as a result thereof and after giving effect thereto, the Trust Depositor may declare and pay distributions to its shareholders.

(m)	Other Agreements. Except as provided in this Agreement or the other Transaction Documents, the Trust Depositor shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement and the other Transaction Documents to which it is a party and any agreement relating to another securitization transaction permitted by Section 6.7; nor shall it amend or modify the provisions of its certificate of formation or allow amendments to the Limited Liability Company Operating Agreement dated as of January 27, 2004, and as amended and restated as of September [29], 2004, other than as permitted thereunder, or issue any power of attorney except to the Trust, the Indenture Trustee or the Servicer in accordance with the Transaction Documents or in connection with another securitization transaction permitted by Section 6.7

(n)	Separate Legal Existence. The Trust Depositor shall:

(i)	maintain its own deposit account or accounts, separate from those of any other Person, with commercial banking institutions. The funds of the Trust Depositor will not be diverted to any other Person or for other than authorized uses of the Trust Depositor;

(ii)	ensure that, to the extent that it shares the same officers or other employees as its member or any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

(iii)	ensure that, to the extent that it jointly contracts with its member or any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Trust Depositor contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Trust Depositor and any of its Affiliates shall be only on an arm’s length basis;

(iv)	to the extent that the Trust Depositor and its members or any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(v)	conduct its affairs strictly in accordance with its certificate of formation and its Limited Liability Company Operating Agreement dated as of January 27, 2004 and as amended and restated as of September [29], 2004 and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special board of director meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts; and

(vi)	take or refrain from taking, as applicable, each of the activities specified in the “substantive consolidation” opinion of Dechert LLP attached as Exhibit K-3 hereto, delivered on the Closing Date, upon which the conclusions expressed therein are based.

(o)	Location; Records. The Trust Depositor (x) shall not move its place of business or chief executive office outside of the Commonwealth of Virginia or its jurisdiction of formation outside of the State of Delaware without 30 days’ prior written notice to the Trust and the Indenture Trustee and (y) will promptly take all actions (if any) required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue the first priority perfected security interest of the Indenture Trustee in all Loans. The Trust Depositor will give the Trust and the Indenture Trustee prompt notice of a change within the Commonwealth of Virginia of the location of its chief executive office.

(p)	Liability of Trust Depositor. The Trust Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Trust Depositor under this Agreement.

(q)	Bankruptcy Limitations. The Trust Depositor shall not, without the affirmative vote of a majority of the managers of the Trust Depositor (which must include the affirmative vote of at least two duly appointed Independent managers) (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the limited liability company or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any limited liability company action in furtherance of the actions set forth in clauses (A) through (F) above; provided, that no manager may be required by any member of the Trust Depositor to consent to the institution of bankruptcy or insolvency proceedings against the Trust Depositor so long as it is Solvent.

(r)	Limitation on Liability of Trust Depositor and Others. The Trust Depositor and any director or officer or employee or agent of the Trust Depositor may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Trust Depositor and any director or officer or employee or agent of the Trust Depositor shall be reimbursed by the Indenture Trustee for any liability or expense incurred by reason of the Indenture Trustee’s willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of its duties hereunder, or by reason of the Indenture Trustee’s material breach of the obligations and duties under this Agreement or the Transaction Documents. The Trust Depositor

shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

(s)	Insurance Policies. Upon and after an Event of Default or Servicer Default, at the request of the Indenture Trustee, the Trust Depositor will cause to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Indenture Trustee and the Owner Trustee in any insurance policies applicable to the Loans including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Indenture Trustee or the Trust Depositor, respectively.

Covenants of MCG

6.2 MCG’s covenants made in Section 5 of the Commercial Loan Sale Agreement are incorporated by reference herein in their entirety, for the direct benefit of the Trust and the Indenture Trustee (for the benefit of the Secured Parties) who may enforce such covenants against MCG in the manner permitted hereby and in the Indenture. MCG further covenants that it shall, upon request of any party hereto or of any Noteholder at any time, provide a copy of the most recent Credit and Collection Policy to such party or such Noteholder, as the case may be.

7. ESTABLISHMENT OF ACCOUNTS; DISTRIBUTIONS; RESERVE FUND

Note Distribution Account and Reserve Fund

7.1 (a)	On or before the Closing Date, the Trust shall cause to be established at Wells Fargo, the Note Distribution Account and the Reserve Fund in the name of the Indenture Trustee. The Trust and Indenture Trustee are hereby required to ensure that each of the Note Distribution Account and Reserve Fund is established and maintained as an Eligible Account with a Qualified Institution. If any institution with which any of the accounts established pursuant to this subsection 7.1(a) are established ceases to be a Qualified Institution, the Trust or the Servicer on behalf of the Trust, or if the Trust or the Servicer on behalf of the Trust fails to do so, the Indenture Trustee (as the case may be) shall within 10 Business Days establish a replacement account at a Qualified Institution after notice of such event. In no event shall the Indenture Trustee be responsible for monitoring whether such Qualified Institution shall remain a Qualified Institution.

(b)	So long as no Servicer Default, Default or Event of Default shall have occurred and be continuing, the Servicer may direct that the Indenture Trustee invest amounts standing to the credit of the Note Distribution Account and the Reserve Fund in Permitted Investments of the type specified in such written direction that mature or are withdrawable not later than one Business Day before the next succeeding Determination Date. Permitted Investments shall be credited to the

Account from which amounts were applied for purchase of such Permitted Investments. Once such funds are invested, the Indenture Trustee shall not change the investment of such funds other than in connection with the withdrawal or liquidation of such investments and the transfer of such funds as provided herein on or prior to the next succeeding Remittance Date. Subject to the restrictions herein, the Servicer or Indenture Trustee may purchase a Permitted Investment from itself or an Affiliate with respect to investment of funds in the Trust Accounts. Subject to the other provisions hereof, the Servicer and Indenture Trustee in the case of the Principal and Interest Account and the Indenture Trustee in the case of all other Trust Accounts shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Servicer or its agent (in the case of investments standing to the credit of the Principal and Interest Account (or any sub-account thereof) and the Indenture Trustee or its agent, as applicable, together with each document of transfer, if any, necessary to transfer title to such investment to the Servicer (in the case of investments standing to the credit of the Principal and Interest Account or any sub-account thereof) and the Indenture Trustee, as applicable, in a manner which complies with this Section 7.1. All Investment Earnings on investments of funds in the Trust Accounts and proceeds of disposition of any Permitted Investments standing to the credit of any Account shall be credited to the Account to which the Permitted Investments generating such Investment Earnings were credited and may, at the discretion of the Servicer, be applied to the Note Distribution Account for distribution on the next Remittance Date pursuant to Section 7.5. In the absence of timely written direction from the Servicer, the Indenture Trustee shall invest amounts in the Note Distribution Account and Reserve Fund Account in Permitted Investments of the type specified in clause (vi) of the definition of Permitted Investments herein.

Reserve Fund Deposit

(c)	On the Closing Date, the Indenture Trustee on behalf of the Trust shall, pursuant to Section 2.1(c), deposit the Reserve Fund Initial Balance into the Reserve Fund from the net proceeds of the issuance of the Notes.

Unused Proceeds Account

7.2 On the Closing Date, the amount of Unused Proceeds designated for credit to the Unused Proceeds Account pursuant to Section 2.1(c) shall be credited by the Indenture Trustee to the Unused Proceeds Account. Funds in the Unused Proceeds Account may be used to purchase Additional Loans during the Ramp-Up Period in accordance with Section 2.4. Any amounts remaining in the Unused Proceeds Account on the Effective Date shall be treated as Principal Collections and such amounts shall be applied in accordance with Section 7.5 on the first Remittance Date following the Effective Date. The Servicer may direct that the Indenture Trustee invest amounts standing to the credit of the Unused Proceeds Account in Permitted Investments of the type specified in such written direction. All such Permitted Investments shall be credited to the Unused Proceeds Account until the Effective Date, after which such Permitted Investments shall be liquidated and the proceeds thereof shall be credited to the Principal Collection Account and applied in accordance with Section 7.5 on the first Remittance Date following the Effective Date. Once such funds are invested, the Indenture Trustee shall not change the investment of such funds other than in connection with the withdrawal of such investments and the transfer of such funds as provided herein in connection with each purchase of an Additional Loan or on the first Remittance Date following the Effective Date. Subject to the restrictions herein, the Indenture Trustee may purchase a Permitted Investment from itself, the Servicer or either of their respective Affiliates with respect to investment of funds in the Unused Proceeds Account. Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this Section 7.2. All Investment Earnings on investments of funds in the Unused Proceeds Account shall be deposited in the Interest Collection Account pursuant to this Section 7.2 and distributed on the next Remittance Date pursuant to Section 7.5. In the absence of timely written direction from the Servicer, the Indenture Trustee shall invest amounts in the Unused Proceeds Account in Permitted Investments of the type specified in clause (vi) of the definition of Permitted Investments herein.

Principal and Interest Account

7.3 (a)	The Indenture Trustee shall cause to be established and maintained at Wells Fargo one or more Principal and Interest Accounts (including for each such account two subaccounts, one designated as the Interest Collection Account and the other designated as the Principal Collection Account), in one or more Eligible Accounts titled “Wells Fargo Bank, National Association, as Indenture Trustee, in trust for the registered holders of MCG Commercial Loan Trust Notes, Series 2004–1 Class A, Class B and Class C Notes.” The creation of the Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit S hereto. A copy of such letter agreement shall be furnished to the Indenture Trustee, the Trust and, upon request, any Noteholder or Certificateholder.

(b)	The Servicer shall deposit without duplication (as soon as practicable, but, unless otherwise specified below, in no event later than two Business Days of receipt thereof) in the applicable sub-account of the Principal and Interest Account and retain therein the following amounts received by the Servicer:

(i)	On the Closing Date, all Interest Collections and Principal Collections received on or after the Initial Cutoff Date and, as soon as practicable, but in no event later than two Business Days of receipt thereof, all Interest Collections and Principal Collections received on or after the applicable Subsequent Cutoff Date (in each case net of the servicing compensation, including but not limited to all origination and commitment fees, to which the Servicer is entitled pursuant to Section 5.11(b));

(ii)	all Net Liquidation Proceeds (other than Insurance Proceeds covered under clause (iii) below);

(iii)	all Insurance Proceeds (other than amounts to be applied to restoration or repair of any related Collateral, or to be released to the Obligor in accordance with the Credit and Collection Policy);

(iv)	all proceeds from any Collateral securing the Loans (other than amounts released to the Obligor in accordance with the Credit and Collection Policy);

(v)	any amounts paid to the Trust in connection with the purchase or repurchase of any Loan;

(vi)	any amount required to be deposited in the Principal and Interest Account (or any sub-account thereof) pursuant to Sections 5.10;

(vii)	any Scheduled Payment Advance that the Servicer determines to make, which shall be remitted to the Principal and Interest Account (or any sub-account thereof) on instruction from the Servicer given not later than two Business Days before the close of business on each Determination Date immediately preceding a Remittance Date; and

(viii)	the amount of any Investment Earnings in connection with investments in Permitted Investments standing to the credit of the Principal and Interest Account (or any sub-account thereof).

(c)	The Servicer shall have no obligation to deposit into the Principal and Interest Account or any sub-account thereof any Retained Interest or Released Amounts.

(d)	Notwithstanding subsection 7.3(b) but subject to the letter agreement set forth in the form attached hereto as Exhibit S, so long as no Default, Event of Default or Servicer Default has occurred and is continuing, if (i) the Servicer makes a deposit into a sub-account of the Principal and Interest Account in respect of a Collection of a Loan in the Loan Pool and such Collection was received by the Servicer in the form of a check that is not honored for any reason, or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the applicable sub-account of the Principal and Interest Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(e)	The foregoing requirements for deposit in the applicable sub-accounts of the Principal and Interest Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments with respect to the Servicing Fee, together with the difference between any Liquidation Proceeds and the related Net Liquidation Proceeds, may not be deposited by the Servicer in the Principal and Interest Account or any sub-account thereof.

(f)	The Principal and Interest Accounts and sub-accounts thereof shall be maintained with a Qualified Institution and the funds held therein may be invested by the Servicer (so long as no Default, Event of Default or Servicer Default has occurred and is continuing) or the Indenture Trustee (if a Default, Event of Default or Servicer Default has occurred and is continuing) as directed by the Servicer (to the extent practicable) in Permitted Investments. In either case, funds in the Principal and Interest Accounts and sub-accounts thereof must be available for withdrawal without penalty, and any Permitted Investments must mature not later than the Business Day immediately preceding the Determination Date next following the date of such investment (except that if such Permitted Investments is an obligation of the institution that maintains such account, then such Permitted Investments shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Permitted Investments must be in the name of “Wells Fargo Bank, National Association” or be in bearer form and shall, in each case, be credited to the Account from which the funds were taken to make such Permitted Investments. Any Investment Earnings on funds held in the applicable sub-account of the Principal and Interest Account shall be deemed part of the Interest Collection Account and shall be deposited therein pursuant to Section 7.3(b) and distributed on the next Remittance Date pursuant to Section 7.5. The amount of any losses incurred in connection with the investment of funds in the applicable sub-accounts of the Principal and Interest Account in Permitted Investments shall be deposited in the applicable sub-account of the Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

(g)	So long as no Default, Event of Default or Servicer Default shall have occurred and be continuing and in accordance with the terms of the letter agreement in the form attached as Exhibit S hereto, the Servicer may (and, for the purposes of clause (ii), shall) make withdrawals from the applicable sub-account of the Principal and Interest Account for the following purposes:

(i)	to remit to the Trust Depositor, in connection with the transfer of a Substitute Loan by the Trust Depositor to the Trust in place of a Prepaid Loan, an amount equal to the Prepaid Loan Amount;

(ii)	to remit to the Indenture Trustee on each Determination Date immediately preceding a Remittance Date, for deposit in the Note Distribution Account, the Interest Collections and Principal Collections received during the immediately preceding Due Period as set forth in the applicable Note Valuation Report less any amounts remitted to the Trust Depositor pursuant to clause (i) above prior to such Determination Date;

(iii)	to reimburse itself for any unreimbursed Servicing Advances to the extent deposited in the applicable sub-account of the Principal and Interest Account (and not netted from Scheduled Payments received);

(iv)	to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

(v)	to make investments in Permitted Investments;

(vi)	to withdraw any funds deposited in any sub-account of the Principal and Interest Account that were not required or permitted to be deposited therein or were deposited therein in error;

(vii)	to pay itself certain additional servicing compensation as permitted under subsection 5.11(b) of the Agreement; and

(viii)	to clear and terminate the Principal and Interest Account and sub-accounts thereof upon the termination of the Agreement.

(h)	Upon the Indenture Trustee obtaining knowledge that a Default, Event of Default or a Servicer Default has occurred and is continuing, the Indenture Trustee shall so notify Wells Fargo and shall instruct Wells Fargo to immediately stop accepting instructions with respect to the Principal and Interest Account and all sub-accounts thereof from the Servicer.

Securityholder Distributions

7.4 (a)	Each Holder as of the related Record Date shall be paid on the next succeeding Remittance Date by wire transfer pursuant to such Holder’s written instructions to the Indenture Trustee, or Owner Trustee (or, if no such written instructions have been provided to the Indenture Trustee, by check mailed to such Holder at the address for such Holder appearing on the Note Register or Certificate Register), respectively, at least (10) ten days prior to such Remittance Date, which instructions may be in the form of a standing order.

(b)	The Indenture Trustee shall serve as the Paying Agent hereunder and shall make the payments to the Holder required hereunder. The Indenture Trustee hereby agrees that all amounts held by it for payment hereunder will be held in trust for the benefit of the Holder.

Allocations and Distributions

7.5 (a)	On each Remittance Date, so long as no Event of Default has occurred and is continuing, the Indenture Trustee shall (i) deposit into the Note Distribution Account (x) all funds on deposit in the Reserve Fund and (y) the available funds from the Collection Accounts (from both Interest Collections and Principal Collections received in the related Due Period, in each case as determined in the Note Valuation Report prepared in respect of the applicable Remittance Date) and (ii) withdraw from the Note Distribution Account on such Remittance Date, in accordance with the amounts referenced in the Note Valuation Report for such Remittance Date, (A) the Interest Collections, (B) the Investment Earnings on funds in the Note Distribution Account and (C) all amounts deposited therein from the Reserve Fund to make the following payments. The payments listed below will be made only to the extent there are sufficient amounts available on the Remittance Date. Payments will be made, in the following order of priority (the Priority of Payments):

(1)	to the Backup Servicer, any Servicer Transfer Fees incurred in the related Interest Accrual Period in an amount not to exceed $100,000, and then, to the Indenture Trustee, the Backup Servicer and the Owner Trustee, any amounts owed to such parties under the Transaction Documents for fees and expenses, including Servicer Transfer Fees, if any, other than for fees, expenses and other amounts related to indemnification; provided, that in no event shall the amounts payable pursuant to this clause (1) in the aggregate, exceed the sum of (x) $125,000 and (y) 0.02% of the Aggregate Outstanding Principal Balance for any 12 month period;

(2)	to the Servicer, from Interest Collections received from the specific Loan for which Scheduled Payment Advances were made, reimbursement for the amount of any such Scheduled Payment Advances, relating to interest on such Loans;

(3)	to the Servicer, its Servicing Fee for the preceding Due Period, together with any amounts in respect of the Servicing Fee that were due in respect of prior Due Periods that remain unpaid;

(4)	to the holders of the Class A Notes, first, the Class A-1 Interest Amount to the Class A-1 Noteholders for the related Interest Accrual Period and including any Defaulted Amounts with respect to the Class A-1 Notes and interest on such Defaulted Amounts, if any, accrued at the Class A-1 Note Interest Rate and second, the Class A-2 Interest Amount to the Class A-2 Noteholders for the related Interest Accrual Period and including any Defaulted Amounts with respect to the Class A-2 Notes and interest on such Defaulted Amounts, if any, accrued at the Class A-2 Note Interest Rate;

(5)	if the Class A Principal Coverage Test is not satisfied, to the payment of principal of the Class A Notes in an amount necessary to satisfy the Class A Principal Coverage Test (or until the Class A Notes are paid in full);

(6)	to the holders of the Class B Notes, the Class B Interest Amount for the related Interest Accrual Period and, if no Class A Notes are Outstanding, including any Defaulted Amounts with respect to the Class B Notes and interest on such Defaulted Amounts, if any, accrued at the Class B Note Interest Rate;

(7)	if the Class B Principal Coverage Test is not satisfied, first, to the payment of principal of the Class A Notes and then second, to the payment of principal of the Class B Notes, in each case to the extent necessary to satisfy the Class B Principal Coverage Test (or until the Class A Notes and Class B Notes are paid in full);

(8)	to the Class B Noteholders, principal of the Class B Notes in an amount up to the Cumulative Deferred Class B Interest, if any;

(9)	to the holders of the Class C Notes, the Class C Interest Amount for the related Interest Accrual Period and, if no Class A Notes or Class B Notes are Outstanding, including any Defaulted Amounts with respect to the Class B Notes and interest on such Defaulted Amounts, if any, accrued at the Class B Note Interest Rate;

(10)	if the Class C Principal Coverage Test is not satisfied, first, to the payment of principal of the Class A Notes, then second, to the payment of principal of the Class B Notes and then third to the payments of principal of the Class C Notes, in each case to the extent necessary to satisfy the Class C Principal Coverage Test (or until the Class A Notes, Class B Notes and Class C Notes are paid in full);

(11)	to the Class C Noteholders, principal of the Class C Notes in an amount up to the Cumulative Deferred Class C Interest, if any;

(12)	subject to Section 7.5(b), to the Reserve Fund an amount, if any, which, when so deposited, causes the balance of the Reserve Fund to equal the Required Reserve Amount;

(13)	in the event of an Effective Date Ratings Downgrade, first, to the payment of principal of the Class A Notes, second, to the payment of principal of the Class B Notes, and third, to the payment of principal of the Class C Notes to the extent necessary for each of the Rating Agencies to confirm the ratings assigned by it on the Closing Date to each Class of Notes;

(14)	subject to Section 7.5(b), to the Servicer, reimbursement for the amount of any Servicer Advances relating to interest on Loans, to the extent not reimbursed pursuant to clause (2) above;

(15)	subject to Section 7.5(b), pro rata based on the amount owed to such Person under this clause (15), to the Indenture Trustee, the Backup Servicer and the Owner Trustee, to the extent not paid pursuant to clause (1) due to the limitations set forth therein, amounts owed to such parties for fees and expenses and other amounts, including such amounts related to indemnification and, to a Successor Servicer, any Additional Servicing Fee; and

(16)	subject to Section 7.5(b), any remaining amount for payment to the Class D Notes.

(b)	On each Remittance Date on and after the occurrence and continuance of a Class A Trigger, a Class B Trigger or a Class C Trigger, all amounts remaining after clause (11) of subsection 7.5(a) shall be treated as Principal Collections and distributed in accordance with subsection 7.5(c);

(c)	On each Remittance Date, the Servicer shall instruct the Indenture Trustee to withdraw, and the Indenture Trustee will follow such instructions to withdraw, from the Principal Collections on deposit in the Note Distribution Account in accordance with the amounts referenced in the Note Valuation Report for such Remittance Date, the amounts needed to make the following payments in the following order of priority:

(1)	to the Servicer, from Principal Collections received from the specific Loan for which Scheduled Payment Advances were made, reimbursement for the amount of any such Scheduled Payment Advances, relating to principal on such Loans;

(2)	to the payment of the amounts referred to in clauses (4) through (11) of Section 7.5(a) (in the priority stated therein), but only to the extent not paid in full thereunder;

(3)	to the holders of first, the Class A-1 Notes until the Outstanding Principal Balance of the Class A-1 Notes equals zero and second, the Class A-2 Notes until the Outstanding Principal Balance of the Class A-2 Notes equals zero;

(4)	to the holders of the Class B Notes, until the Outstanding Principal Balance of the Class B Notes equals zero;

(5)	to the holders of the Class C Notes, until the Outstanding Principal Balance of the Class C Notes equals zero;

(6)	to the Servicer, to the extent not reimbursed pursuant to clause (1) above, reimbursement for the amount of any Scheduled Payment Advance, relating to the principal on the Loans;

(7)	pro rata based upon the amount owed to such Person under this clause (7), to the Indenture Trustee, the Backup Servicer and the Owner Trustee, to the extent not previously paid, amounts owed to such parties for fees and expenses and other amounts, including such amounts related to indemnification and, to a Successor Servicer, any Additional Servicing Fee;

(8)	to the holders of the Class D Notes until the Outstanding Principal Balance of the Class D Notes is reduced to zero; and

(9)	any remaining amounts, to the Certificateholder.

Determination of LIBOR

7.6 (a)	The Indenture Trustee will determine the London interbank offered rate for deposits in Dollars having a maturity of three months (LIBOR) for each Interest Accrual Period as of the LIBOR Determination Date preceding the first day of such Interest Accrual Period other than the first Interest Accrual Period (the Three-Month Index Maturity) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the arithmetic mean of the rates at which deposits in Dollars, having the Three-Month Index Maturity and in a principal amount of not less than $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Indenture Trustee will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Indenture Trustee, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for Loans in Dollars to leading European banks having the Three-Month Index Maturity and in a principal amount equal to an amount not less than $1,000,000; provided, that, if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Accrual Period will be LIBOR in effect for the previous Interest Accrual Period.

(b)	The determination for LIBOR for the first Interest Accrual Period shall be done through the use of straight-line interpolation by reference to two rates calculated as described above, one of which will be determined as if the maturity of the Dollar deposits referred to therein were the period of time for which rates are available next shorter than such Interest Period or other relevant portion thereof and the other of which will be determined as if such maturity were the period of time for which rates are available next longer than such Interest Period or other relevant portion thereof (except that, if such Interest Period or other relevant portion thereof is less than or equal to seven days, then LIBOR will be determined by reference to a rate calculated as if the maturity of the Dollar deposits referred to therein were a period of time equal to seven days).

(c)	The establishment of LIBOR on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the rates of interest applicable to the Notes for the related Remittance Date shall, in the absence of manifest error, be final and binding. Each such rate of interest may be obtained by telephoning the Indenture Trustee at (800) 344-5128.

8. SERVICER DEFAULT; SERVICE TRANSFER

Servicer Default

8.1 Servicer Default means the occurrence of any of the following:

(a)	any failure by the Servicer to remit when due to the Noteholders, or to the Indenture Trustee for the benefit of the Noteholders, or to the Trust for the benefit of the Certificateholder, any payment required to be made under the terms of this Agreement or the other Transaction Documents, it being understood that the Servicer shall not be responsible for the failure of either the Trust or the Indenture Trustee to remit funds that were received by the Trust or the Indenture Trustee from the Servicer in accordance with this Agreement or the other Transaction Documents; or

(b)	failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer set forth in this Agreement or the other Transaction Documents, or any representation or warranty of the Servicer made in this Agreement or the other Transaction Documents or in any certificate or other writing delivered thereto or in connection therewith proves to have been incorrect when made, which failure or breach has a material adverse effect on the rights of the Noteholders and continues unremedied for a period of 30 days (if such failure or breach can be cured) after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of the Servicer by the Indenture Trustee, or a Responsible Officer of the Servicer and the Indenture Trustee by any Noteholder or Certificateholder, and (ii) the date on which a Responsible Officer of the Servicer receives actual knowledge of such failure or breach; or

(c)	a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 30 days; or

(d)	the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer’s property; or

(e)	the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)	without the consent of the Majority Noteholders, the Servicer agrees or consents to, or otherwise permits to occur, any amendment, modification, change, supplement or rescission of or to the Servicer or the Credit and Collection Policy, in whole or in part, in any manner that would have a material adverse effect on the Loans; or

(g)	failure by the Servicer to observe or perform the Credit and Collection Policy regarding the servicing of the Loans in any manner that would have a material adverse effect on the Loans.

Servicer Transfer

8.2 (a)	If a Servicer Default has occurred and is continuing, the Majority Noteholders may, by written notice (a Termination Notice) delivered to the parties hereto, terminate all (but not less than all) of the Servicer’s management, administrative, servicing, custodial and collection functions; provided, no Termination Notice shall be required with respect to any Servicer Default described under subsections 8.1(c), (d), or (e).

(b)	Upon delivery of the notice required by subsection 8.2(a) (or, if later, on a date designated therein), and on the date that a successor Servicer shall have been appointed pursuant to Section 8.3 (such appointment being herein called a Servicer Transfer), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Loans, the Loan Files or otherwise, shall pass to and be vested in such successor (the Successor Servicer) pursuant to and under this Section 8.2; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the applicable sub-account of the Principal and Interest Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Loans. The Servicer shall transfer to the Successor Servicer (i) all records held by the Servicer relating to the Loans in such electronic form as the Successor Servicer may reasonably request and (ii) any Loan Files in the Servicer’s possession. In addition, the Servicer shall permit access to its premises (including all computer records and programs) to the Successor Servicer or its designee, and shall pay the reasonable transition expenses of the Successor Servicer. Upon a Servicer Transfer, the Successor Servicer shall also be entitled to receive the Servicing Fee for performing the obligations of the Servicer. Any indemnities provided in this Agreement or the other Transaction Documents in favor of the Servicer and any fees, costs, expenses, Servicing Advances or Scheduled Payment Advances which have accrued and/or are unpaid to the Servicer shall survive the resignation or termination of the Servicer.

Appointment of Successor Servicer; Reconveyance; Successor Servicer to Act

8.3 (a)	Upon delivery of the notice required by subsection 8.2(a) (or, if later, on a date designated therein), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or, if no such date is specified, until a date mutually agreed by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of or receipt of a Termination Notice, appoint a Successor Servicer, which shall be the Backup Servicer, in accordance with subsection 5.16(c) (the Successor Servicer), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and the Trust. No removal of the Servicer or termination of the Servicer hereunder shall be effective until a Successor Servicer is duly appointed pursuant to the terms of this Article VIII and such Successor Servicer accepts such appointment in a written assumption in a form acceptable to the Indenture Trustee and the Trust. If within 60 days of delivery of a Termination Notice a Successor Servicer is not appointed and the Servicer shall have yet to cure the Servicer Default, then the Indenture Trustee shall offer the Trust Depositor, and the Trust Depositor shall offer the Originator, the right to accept retransfer of all the Loan Assets, and such parties may accept retransfer of such Loan Assets in consideration of the Trust Depositor’s delivery to the applicable sub-account of the Principal and Interest Account on or prior to the next upcoming Remittance Date of a sum equal to the Aggregate Outstanding Principal Balance of all Securities (other than the Certificates) then outstanding, together with accrued and unpaid interest thereon through such date of deposit; provided, that, the Indenture Trustee, if so directed by the Majority Noteholders, need not accept and effect such reconveyance in the absence of evidence (which may include valuations of an investment bank or similar entity) reasonably acceptable to such Indenture Trustee or Majority Noteholders that such retransfer would not constitute a fraudulent conveyance of the Trust Depositor or the Originator.

(b)	Notwithstanding anything contained in the Transaction Documents to the contrary, Wells Fargo as Successor Servicer is authorized to accept and rely on all of the accounting, records (including Computer Records) and work of the prior Servicer relating to the Loan Assets (collectively, the Predecessor Servicer Work Product) without any audit or other examination thereof, and Wells Fargo shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, Errors) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to Wells Fargo making or continuing any Errors (collectively, Continued Errors), Wells Fargo shall have no liability for such Continued Errors; provided, however, that Wells Fargo agrees to use its best efforts to prevent further Continued Errors. In the event that Wells Fargo becomes aware of Errors or Continued Errors, Wells Fargo shall, with the prior consent of the Noteholders representing 66 2/3% of the Aggregate Outstanding Principal Balance of the most senior Class Outstanding, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. Wells Fargo shall be entitled to recover its costs thereby expended in accordance with Section 7.5(a)(1).

(c)	The Backup Servicer may, in its discretion, or shall, if it is unable to so act or if the Majority Noteholders request that the Backup Servicer, appoint, or petition a court of competent jurisdiction to appoint, any established servicing institution having a net worth of not less than $250,000,000 and provided the appointment of such Successor Servicer satisfies the Rating Agency Condition, as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

(d)	As compensation, any Successor Servicer (including, without limitation, the Backup Servicer) so appointed shall be entitled to receive the Servicing Fee, together with any other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided herein that accrued prior thereto; including, without limitation, all reasonable costs (including reasonable attorneys’ fees) incurred in connection with transferring the servicing obligations under the Agreement and amending the Agreement to reflect such transfer (collectively, the Servicer Transfer Fees)

(e)	In the event the Backup Servicer is required to solicit bids, the Backup Servicer shall solicit, by public announcement, bids from banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the Successor Servicer shall be entitled to the full amount of the Servicing Fee as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise that accrued prior thereto. Within 30 days after any such public announcement, the Backup Servicer shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Backup Servicer shall deduct from any sum received by the Backup Servicer from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances. After such deductions, the remainder of such sum shall be paid by the Backup Servicer to the Servicer at the time of such sale, transfer and assignment to the Servicer’s successor. The Backup Servicer and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession. Neither the Backup Servicer nor any other Successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer shall be effective until written notice of such proposed appointment shall have been provided by the Indenture Trustee to each Noteholder and Certificateholder and the Backup Servicer shall have consented thereto. The Backup Servicer shall not resign as Servicer until a Successor Servicer has been appointed and accepted such appointment.

(f)	On or after a Servicer Transfer, the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Servicer Transfer; provided, that (i) the Successor Servicer will not assume any obligations of the Servicer described in Section 8.2 and (ii) the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Servicer Transfer or for any breach by the Servicer of any of its representations and warranties contained herein or in any related document or agreement. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee or the Backup Servicer be liable for any Servicing Fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein, including any Additional Servicing Fee. The Trust, Securityholders and the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. To the extent the terminated Servicer has made Servicer Advances, it shall be entitled to reimbursement of the same notwithstanding its termination hereunder, to the same extent as if it had continued to service the Loans hereunder.

Notification to Securityholders

8.4 (a)	Promptly following the occurrence of any Servicer Default, the Servicer shall give written notice thereof to the Trust, the Indenture Trustee, the Trust Depositor and each Rating Agency at the addresses described in Section 13.4 hereof and to the Noteholders and Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

(b)	Within 10 days following any termination or appointment of a Successor Servicer pursuant to this Article VIII, the Indenture Trustee shall give written notice thereof to each Rating Agency and the Trust Depositor at the addresses described in Section 13.4 hereof, and to the Noteholders and Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

Effect of Transfer

8.5 (a)	After a Servicer Transfer, the terminated Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Loans and the Successor Servicer appointed pursuant to Section 8.3 shall have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the Successor Servicer to collect them) received as payments upon or otherwise in connection with the Loans.

(b)	A Servicer Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer) other than those relating to the management, administration, servicing, custody or collection of the Loans.

Database File

8.6 Upon reasonable request by the Indenture Trustee or the Backup Servicer, the Servicer will provide the Successor Servicer, in a form acceptable to the Successor Servicer, the database file for each Loan (i) as of the Initial Cutoff Date (for each such Loan that is an Initial Loan), (ii) the Subsequent Cutoff Dates (for each such Loan that is an Additional Loan or a Substitute Loan), (iii) thereafter, as of the last day of the preceding Due Period on the Determination Date prior to a Servicer Default and (iv) on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the occurrence of a Servicer Default.

Waiver of Defaults

8.7 The Majority Noteholders may, on behalf of all the Noteholders and Certificateholder, waive any events permitting removal of the Servicer pursuant to this Section 8; provided, that the Majority Noteholders may not waive a default in making a required distribution on a Note without the consent of each holder of such Note. Upon any waiver or cure of a past default, such default shall cease to exist, and any Servicer Default or Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver or cure shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Responsibilities of the Successor Servicer

8.8 (a)	The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.

(b)	The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche Loan documentation, (ii) servicing system tapes, (iii) Loan payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable Loan information. The current Servicer shall be obligated to pay the costs associated with the transfer of the servicing files and records to the Successor Servicer.

(c)	The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Trust Depositor, the Trust or the Indenture Trustee or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Loan with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Loan.

(d)	If the Indenture Trustee or any other Successor Servicer assumes the role of Successor Servicer hereunder, such Successor Servicer shall be entitled to the benefits of (and subject to the provisions of) Section 5.2 concerning delegation of duties to subservicers.

Rating Agency Condition for Servicer Transfer

8.9 Notwithstanding the foregoing provisions relating to a Servicer Transfer, no Servicer Transfer shall be effective hereunder unless prior written notice thereof shall have been given to the Rating Agencies, and the Rating Agency Condition shall have been satisfied with respect thereto.

Appointment of Successor Backup Servicer; Successor Backup Servicer to Act

8.10 (a)	The Backup Servicer may be removed, with or without cause, by the Majority Noteholders or the Indenture Trustee, by notice given to the Backup Servicer (the Backup Servicer Termination Notice). The Backup Servicer shall continue to perform all backup servicing functions under this Agreement until the a replacement Backup Servicer is appointed pursuant to this Section 8.10 and accepts such appointment. The Indenture Trustee shall as promptly as possible after the giving of a Backup Servicer Termination Notice, to appoint a Successor Backup Servicer (the Successor Backup Servicer) and such Successor Backup Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and the Trust.

(b)	In the event that a Successor Backup Servicer has not been appointed and has not accepted its appointment at the time when the then Backup Servicer has ceased to act as Backup Servicer, the Indenture Trustee shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of at least $250,000,000 and whose regular business includes the backup servicing of loans similar to the Loans as the Successor Backup Servicer hereunder and the Successor Backup Servicer shall be the successor in all respects to the Backup Servicer in its capacity as Backup Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Backup Servicer by the terms and provisions hereof, and the terminated Backup Servicer shall be relieved of such responsibilities, duties and liabilities arising after such backup servicer transfer (the Backup Servicer Transfer); provided, that the Successor Backup Servicer shall not be liable for any acts or omissions of the Backup Servicer occurring prior to such Backup Servicer Transfer or for any breach by the Backup Servicer of any of its representations and warranties contained herein or in any related document or agreement. As compensation therefor, the Successor Backup Servicer shall be entitled to receive reasonable compensation equal to the monthly Backup Servicing Fee. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee or the Servicer be liable for any Backup Servicing Fee or for any differential in the amount of the backup servicing fee paid hereunder and the amount necessary to induce any Successor Backup Servicer to act as Backup Servicer under this Agreement and the transactions set forth or provided for herein. The Trust, Securityholders and the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(c)	No removal of the Backup Servicer or termination of the Backup Servicer hereunder shall be effective until a Successor Backup Servicer is duly appointed pursuant to the terms of this Article VIII and such Successor Backup Servicer accepts such appointment in writing and agrees to be bound by this Agreement as the Servicer hereunder.

9. REPORTS

Monthly Reports

9.1 Not later than five Business Days after receipt of the Tape described in Section 5.14(b) (excluding months in which a Remittance Date occurs), commencing in December 2004, the Servicer or the Indenture Trustee, from information supplied by the Servicer, shall compile and deliver to the Trust, the Indenture Trustee, the Backup Servicer and each Rating Agency and, upon written request (as and to the extent provided in this Section 9.1), to any Holder of a Note, a monthly report (the Monthly Report), which shall contain the following information and instructions with respect to the Loans and Permitted Investments determined as of the date outlined in such report:

(a)	the Aggregate Outstanding Loan Balance of all Loans in the Indenture Collateral, the Outstanding Loan Balance of each Loan, the Loan Rate, Final Maturity Date, Obligor, industry classification (by SIC Code), Fitch Rating and Moody’s Rating of each Loan in the Indenture Collateral; provided, that, in the case of any Moody’s Rating or Fitch Rating determined based on a credit estimate or private rating obtained by the Trust, the Servicer or the Backup Servicer, as the case may be, from Moody’s or Fitch, respectively or otherwise, (x) except as otherwise agreed with the Trust, the Servicer or the Backup Servicer, by Moody’s or Fitch, such Moody’s Rating or Fitch Rating shall not be disclosed in the Monthly Report (unless such disclosure does not allow the relevant Obligor or Trust to be identified from such disclosure) and (y) a notation in the Monthly Report will indicate that such Moody’s Rating or Fitch Rating was determined based on a credit estimate or private rating and the date of such determination;

(b)	the Balance of the Permitted Investments in the Collection Accounts and the principal balance of each Permitted Investment in the Collection Accounts;

(c)	the aggregate amount of Collections in the Collection Accounts, including Interest Collections and Principal Collections received during the preceding month;

(d)	the aggregate amount of any funds in the Unused Proceeds Accounts, and the identity of, principal balance, annual interest rate, maturity, issuer of and rating of each Permitted Investment purchased with funds from the Unused Proceeds Account;

(e)	on a quarterly basis only during the second month of each quarter with respect to the prior quarter end (unless either Rating Agency requests that such information be provided to it on a monthly basis), the identity of each Loan disposed of pursuant to Section 2.7 (indicating the reason for such disposition), and the identity of each Additional Loan and Substitute Loan acquired by the Trust pursuant to Section 2.4 and Section 2.7, respectively, during the related calendar quarter or calendar month, as applicable, the amount and identity of each Prepaid Loan, Charged-Off Loan and Ineligible Loan that has not been released for sale and the date any such Loan became a Charged-Off Loan, Prepaid Loan or Ineligible Loan;

(f)	on a quarterly basis only during the second month of each quarter with respect to the prior quarter end (unless either Rating Agency requests that such information be provided to it on a monthly basis), the identity and Outstanding Loan Balance of each Loan (i) that became a Charged-Off Loan, a Prepaid Loan or an Ineligible Loan, (ii) that has breached a financial covenant or a covenant not to incur, permit or suffer to exist any other indebtedness, (iii) that has been subject to a Material Modification and (iv) that has become a Delinquent Loan, in each case during the preceding calendar quarter or calendar month, as applicable;

(g)	the purchase price of each Loan and Permitted Investment transferred to the Trust and the purchase and the sale price of each Loan and Permitted Investment subject to disposition pursuant to Section 2.7 during the preceding calendar month; and whether such Loan or Permitted Investment is in either of the Collection Accounts;

(h)	the calculation of each of the Coverage Tests and, prior to the Effective Date, the calculation of each component of the Ramp-Up Criteria, accompanied by a list setting forth the applicable maximum or minimum value, percentage or ratio (i) with respect to each of the Coverage Tests and (ii) with respect to the components of the Ramp-Up Criteria pursuant to this Agreement, and a list setting forth the results of the calculation of each of the Coverage Tests and each component of the Ramp-Up Criteria with respect to all Loans in the Indenture Collateral on the Closing Date;

(i)	the identity of each Loan, the public rating of which has been upgraded or downgraded or placed on “negative credit watch” or “positive credit watch” by either Rating Agency since the date of the last Monthly Report; provided that the identity of each Loan that was upgraded or downgraded must be obtained from information provided directly from the Rating Agencies and not Bloomberg or a similar service to Bloomberg; and

(j)	such other information as the Indenture Trustee may reasonably request be provided to either Rating Agency.

Upon receipt of each Monthly Report, the Indenture Trustee shall compare the information contained therein and described in clauses (a) through (j) above to the information contained in its records with respect to the Indenture Collateral and shall, within three Business Days after receipt of such Monthly Report, notify the Trust and the Servicer if such information contained in the Monthly Report does not conform to the information maintained by the Indenture Trustee with respect to the Indenture Collateral, and detail any discrepancies. If any discrepancy exists, the Indenture Trustee and the Trust, or the Servicer on behalf of the Trust, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Indenture Trustee shall cause the Independent accountants appointed by the Trust pursuant to Section 9.5 to review such Monthly Report and the Indenture Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Indenture Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Agreement or the Indenture. Each Rating Agency shall be notified of any such revisions.

Remittance Date Accounting

9.2 With respect to each Remittance Date and the related Due Period, the Servicer will provide to the Trust, the Indenture Trustee, the Backup Servicer, each Rating Agency, each Noteholder and UBS Securities, on the Determination Date occurring three Business Days prior to such Remittance Date, a quarterly statement (a Note Valuation Report) with respect to the preceding Due Period, including the following information:

(a)	the Aggregate Outstanding Loan Balance of all Loans comprising the Indenture Collateral as of the close of business on such Determination Date, after giving effect to (x) Interest Collections and Principal Collections received during the related Due Period and reinvested in Substitute Loans during such Due Period in accordance with the provisions of this Agreement, (y) the sale of each Loan that was sold during such Due Period and (z) the acquisition by the Trust of each Additional Loan or Substitute Loan during such Due Period;

(b)	the Outstanding Principal Balance of each Class of Notes as of the Determination Date (expressed as a Dollar amount and as a percentage of the original Outstanding Principal Balance of each such Class), the amount of principal payments (including prepayments) to be made on such Class of Notes on the Remittance Date relating to such Determination Date and the Outstanding Principal Balance of such Class of Notes after giving effect to such principal payments (expressed as a Dollar amount and as a percentage of the original Outstanding Principal Balance of such Class);

(c)	the amount of the Interest Collections and the amount of Principal Collections received during the related Due Period;

(d)	the Indenture Trustee Fee and the Indenture Trustee Expenses payable on the Remittance Date relating to such Determination Date;

(e)	the Servicing Fee and any additional fees or compensation received by the Servicer pursuant to Section 5.11(b) on the Remittance Date relating to such Determination Date;

(f)	with respect to each Collection Account:

(i)	the Balance of all Cash and Permitted Investments as of such Determination Date;

(ii)	the amounts payable from each Collection Account pursuant to Section 7.5 on the Remittance Date relating to such Determination Date (in the aggregate and under each Section and subsection of Section 7.5); and

(iii)	the Balance of all Cash and Permitted Investments remaining in each Collection Account immediately after giving effect to all payments to be made on the Remittance Date relating to such Determination Date.

(g)	a list of the Loans indicating the Principal Balance and Obligor of each

(h)	the results of the Coverage Tests as of the close of business on such Determination Date (both before and after giving effect to any payments to be made on the Remittance Date relating to such Determination Date);

(i)	if any Coverage Test is not met, the amount of Principal Prepayment of each applicable Class of Notes pursuant to Section 10.5(a) of the Indenture that would be necessary as of such Determination Date for the related Remittance Date in order to cause such Coverage Test to be met (after giving effect to all other payments to be made on such Remittance Date) and the results of such Coverage Test after giving effect to such Principal Prepayment pursuant to Section 10.5(a) of the Indenture and the other payments, if any, to be made on such Remittance Date;

(j)	the identity of each Loan that was released for sale or other disposition (indicating the reason for such sale or disposition), and the identity of each Substitute Loan acquired by the Trust during the related Due Period;

(k)	to each Rating Agency, the Servicer’s Investment Rating for each Loan in the Indenture Collateral and any change to such Investment Rating since the date of the prior Note Valuation Report; and

(l)	any information requested by Fitch as set forth in spreadsheets prepared by Fitch and provided to the Servicer from time-to-time by mutual agreement of Fitch and the Servicer.

Officer’s Certificate

9.3 Each Monthly Report and Note Valuation Report delivered pursuant to Sections 9.1 and 9.2, respectively, shall be accompanied by a certificate of a Responsible Officer of the Servicer certifying the accuracy of such Monthly Report or Note Valuation Report, as applicable, and that no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred, or if such event has occurred and is continuing, specifying the event and its status.

Other Data

9.4 In addition, the Servicer shall, upon the request of the Trust, the Indenture Trustee, the Backup Servicer, or any Rating Agency, furnish such Person such underlying data used to generate a Note Valuation Report as may be reasonably requested. The Servicer will also forward to the Indenture Trustee, the Owner Trustee, each Rating Agency and UBS (a) within 60 days after each calendar quarter (except the fourth calendar quarter), commencing with the quarter ending March 31, 2005, the unaudited quarterly financial statement of the Servicer and (b) within 90 days after each fiscal year of the Servicer, commencing with the fiscal year ending December 31, 2004, the audited annual financial statement of the Servicer, together with the related report of the Independent accountants to the Servicer. On the Remittance Date following the receipt of each such financial statements and report, the Indenture Trustee will forward to each Noteholder of record a copy of such financial statements and report.

Annual Report of Accountants

9.5 On or before June 30 of each year beginning on June 30, 2005, the initial Servicer shall, at its expense, or any subsequent servicer shall, at the expense of the Trust, cause a firm of nationally recognized Independent certified public accountants to furnish a letter or letters to the Indenture Trustee to the effect that such firm has with respect to the Servicer’s overall servicing operations examined such operations in accordance with agreed upon procedures specified by such firm, and stating such firm’s conclusions relating thereto. In the event such Independent certified public accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 9.5, the Servicer shall direct the Indenture Trustee to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee will not have made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Remittance Date Instructions.

9.6 The Note Valuation Report referred to in Section 9.2 shall constitute instructions to the Indenture Trustee to withdraw on or before the Remittance Date relating to such Note Valuation Report the available funds from the applicable Collection Account and make the payments set forth in the Note Valuation Report in the manner specified, and in accordance with the Priority of Payments established in Section 7.5.

Non-Receipt of Information.

9.7 If the Indenture Trustee shall not have received any accounting provided for in this Section 9 on the first Business Day after the date on which such accounting is due to the Indenture Trustee, the Indenture Trustee shall notify the Trust and the Servicer thereof and the Trust and the Servicer shall use best efforts to cause such accounting to be delivered to the Indenture Trustee by the applicable Remittance Date.

Annual Statement of Compliance from Servicer

9.8 The Servicer will deliver to the Trust and the Indenture Trustee within 90 days of the end of each fiscal year commencing with the year ending 2004, an Officer’s Certificate stating that (a) the Servicer has fully complied in all material respects with certain provisions of the Agreement relating to servicing of the Loans and payments on the Notes, (b) a review of the activities of the Servicer during the prior calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (c) to the best of such officer’s knowledge, based on such review, the Servicer has fully performed or cause to be performed in all material respects all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment in all material respects any of its obligations, specifying each such default known to such officer and the nature and status thereof and the steps being taken or necessary to be taken to remedy such event. A copy of such certificate may be obtained by any Securityholder by a request to the Indenture Trustee, with respect to any Noteholder, or the Trust, with respect to any Certificateholder.

Notices

9.9 (a)	The Servicer shall furnish to the Indenture Trustee (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) given to or received from its other lenders and (ii) immediately, notice of the occurrence of any Event of Default or Servicer Default or of any situation which the Servicer reasonably expects to develop into an Event of Default or Servicer Default.

(b)	The Servicer also agrees to make available on a reasonable basis to any Noteholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit any Noteholder upon reasonable advance notice and subject to reasonable confidentiality restrictions to inspect the Servicer’s servicing facilities during normal business hours and in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations for the purpose of satisfying such Noteholder that the Servicer has the ability to service the Loans in accordance with this Agreement.

Indenture Trustee’s Right to Examine Servicer Records and Audit Operations

9.10 The Indenture Trustee shall have the right upon reasonable prior notice, during normal business hours, in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations, and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. No amounts payable in respect of the foregoing shall be paid from the Loan Assets.

Reports to the Indenture Trustee; Principal and Interest Account Statements

9.11 Not later than 20 days after each Record Date, the Servicer shall forward to the Indenture Trustee a statement, certified by a Servicing Officer, setting forth the status of the Principal and Interest Account and sub-accounts thereof as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into the sub-accounts of the Principal and Interest Account for each category of deposit specified in Section 7.3, the aggregate of withdrawals from the sub-accounts of the Principal and Interest Account for each category of withdrawal specified in Section 7.3 and the aggregate amount of permitted withdrawals not made in the related Due Period.

10. TERMINATION

Sale of Loans

10.1 (a)	Upon any sale of the assets of the Trust pursuant to Section 9.02 of the Trust Agreement, the Servicer shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the Insolvency Proceeds) in the applicable sub-account of the Principal and Interest Account. On the Remittance Date on which the Insolvency Proceeds are deposited in the applicable sub-account of the Principal and Interest Account (or, if such proceeds are not so deposited on a Remittance Date, on the Remittance Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee to allocate and apply (after the application on such Remittance Date of Principal Collections and Interest Collections pursuant to Section 7.5 of this Agreement) the Insolvency Proceeds as if (and in the same order of priority as) the Insolvency Proceeds were Principal Collections and Interest Collections being allocated and distributed on such date pursuant to Section 7.5 of this Agreement.

(b)	As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

(c)	Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholder will succeed to the rights of the Noteholders hereunder and the Trust will succeed to the rights of the Indenture Trustee pursuant to this Agreement.

Termination

10.2 (a)	This Agreement shall terminate upon notice to the Indenture Trustee of the earlier of the following events: (i) the final payment on or the disposition or other liquidation by the Trust of the last Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Loan and the remittance of all funds due thereunder, or (ii) mutual written consent of the Servicer, the Trust Depositor, Indenture Trustee, the Originator and all Noteholders and Certificateholder.

(b)	Notice of any termination, specifying the Remittance Date upon which the Trust will terminate and that the Noteholders shall surrender their Notes to the Indenture Trustee for payment of the final distribution and cancellation shall be given promptly by the Servicer by letter to all Noteholders mailed during the month of such final distribution before the Determination Date in such month, specifying (i) the Remittance Date upon which final payment of the Notes will be made upon presentation and surrender of Notes at the office of the Indenture Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office of the Indenture Trustee therein specified. The Servicer shall give such notice to the Indenture Trustee at the time such notice is given to Noteholders.

(c)	Notwithstanding anything else in this Section 10, this Agreement shall not terminate unless the final payment on the Notes made pursuant to Section 10.2(b) is adequate to pay the Outstanding Principal Balance on each Class of Senior Notes, without the consent of all of the holders of the most senior Class of Notes Outstanding.

11. REMEDIES UPON MISREPRESENTATION; REPURCHASE OPTION

Repurchases of, or Substitution for, Loans for Breach of Representations and Warranties

11.1 Upon a discovery by a Responsible Officer of the Servicer or any subservicer, a Responsible Officer of the Trust or the Indenture Trustee of (a) a breach of subsection 2.8(b) or a breach of a representation or warranty as set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4 or Section 3.5 or (b) any Loan having become an Ineligible Loan, in each case the party discovering the breach shall give prompt written notice to the other parties; provided that neither the Owner Trustee nor the Indenture Trustee shall have any duty or obligation to inquire or to investigate the breach of any of such representations or warranties. Within 30 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Originator shall (a) promptly cure such breach in all material respects, (b) purchase each such Ineligible Loan by depositing in the applicable sub-account of the Principal and Interest Account, within such 30 day period, an amount equal to the Transfer Deposit Amount, or (c) remove such Loan from the Trust and effect a substitution for such affected Loan with a Substitute Loan in accordance with the substitution requirements set forth in Section 2.7 not later than the date a repurchase of such affected Loan would be required hereunder; provided, that with respect to a breach of a representation or warranty relating to the Loans in the aggregate and not to any particular Loan, the Originator may select Loans (without adverse selection) to purchase (or substitute for) such that had such Loans not been included as part of the Trust (and, in the case of a substitution, had such Substitute Loan been included as part of the Loan Assets instead of the selected Loan) there would have been no breach of such representation or warranty.

Reassignment of Repurchased or Substituted Loans

11.2 Upon receipt by the Indenture Trustee for deposit in the applicable sub-account of the Principal and Interest Account of the amounts described in Section 11.1 (or upon the Transfer Date related to a Substitute Loan described in Section 11.1), and upon receipt of an Officer’s Certificate of the Servicer in the form attached hereto as Exhibit T, the Indenture Trustee shall, pursuant to Section 8.5 of the Indenture, release the Lien of the Indenture with respect to such Loan being substituted and assign to the Trust Depositor and the Trust Depositor shall assign to the Originator all of the Trust’s (or Trust Depositor’s, as applicable) right, title and interest in the repurchased or substituted Loan and related Loan Assets without recourse, representation or warranty. Such reassigned Loan shall no longer thereafter be included in any calculations of Outstanding Loan Balances required to be made hereunder or otherwise be deemed a part of the Trust Estate.

12. INDEMNITIES

Indemnification by MCG

12.1 MCG agrees to indemnify, defend and hold the Indenture Trustee (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity), the Backup Servicer and each Noteholder and Certificateholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that such Person may sustain as a result of the material failure of MCG (whether as Servicer or as Originator) to perform its duties and transfer and service the Loans in compliance with the terms of this Agreement and the Commercial Loan Sale Agreement, as applicable, except to the extent arising from (a) the gross negligence, willful misconduct or fraud by the Person claiming indemnification or (b) an Obligor’s financial difficulty. MCG shall immediately notify the Indenture Trustee and the Trust if a claim is made by any party with respect to this Agreement, and MCG shall assume (with the consent of the indemnified party) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim.

Indemnification by Trust Depositor

12.2 The Trust Depositor agrees to indemnify, defend, and hold the Indenture Trustee (as such and in its individual capacity), the Trust and each Noteholder and Certificateholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that such Person may sustain as a result of the material failure of the Trust Depositor to perform its duties in compliance with the terms of this Agreement and in the best interests of the Noteholders and the Certificateholder, except to the extent arising from (a) the gross negligence, willful misconduct or fraud by the Person claiming indemnification or (b) an Obligor’s financial difficulty. The Trust Depositor shall immediately notify the Indenture Trustee and the Trust if a claim is made by a third party with respect to this Agreement, and the Trust Depositor shall assume (with the consent of the indemnified party) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim.

13. MISCELLANEOUS

Amendment

13.1 (a)	This Agreement may be amended from time to time by the parties hereto by written agreement, with the prior written consent of the Indenture Trustee but without notice to or consent of the Noteholders or Certificateholder, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the existing provisions of this Agreement; provided, that (i) such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, adversely affect the interests of any Noteholder or Certificateholder and (ii) no such amendment shall have any of the effects set forth in the provisos to Section 13.1(b).

(b)	This Agreement may be amended from time to time by the parties hereto by written agreement, with the prior written consent of the Indenture Trustee and the Majority Noteholders or Certificateholder and provided that the Rating Agency Condition is satisfied, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of any Noteholder or Certificateholder; provided that the Indenture Trustee shall not execute and deliver any such amendment without the prior written consent of each Noteholder and Certificateholder affected thereby (i) if such proposed amendment reduces in any manner the amount of or delays the timing of payments under any Note or the Certificate, (ii) if such proposed amendment changes the Final Maturity Date of any Note or (iii) if such proposed amendment reduces the percentage of Noteholders required to consent to any such amendment; and provided further that such amendment shall not cause the Trust to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

(c)	At least 15 Business Days prior to the execution and delivery of any such proposed amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such proposed amendment or consent and a statement as to whether such amendment is being effected pursuant to clause (a) or (b) of this Section 13.1, together with a copy thereof, to each Noteholder, the Certificateholder, the Servicer, the Backup Servicer and each Rating Agency.

(d)	Promptly after the execution and delivery of any such amendment or consent, the Trust and the Indenture Trustee, as the case may be, shall furnish written notification of the substance of such amendment or consent to each Noteholder and the Certificateholder. It shall not be necessary for the consent of the Noteholders and the Certificateholder pursuant to subsection 13.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by Noteholders and the Certificateholder of the execution thereof shall be subject to such reasonable requirements as the Trust or the Indenture Trustee may prescribe.

(e)	Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by this Agreement. The Trust and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects its own rights, duties, indemnities or immunities under this Agreement or otherwise.

Protection of Title to Trust

13.2 The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust, the Securityholders and the Indenture Trustee in the Loans and in the proceeds thereof. The Servicer or Backup Servicer shall deliver (or cause to be delivered) to the Trust and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

Governing Law

13.3 (a)	This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement shall be governed by, the law of the State of New York

(b)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this subsection 13.3(b).

Notices

13.4 All notices, demands, certificates, requests, directions and communications hereunder (notices) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Responsible Officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(a)	if to the Servicer or the Originator:

MCG Capital Corporation

9011 Arboretum Parkway, Suite 250

Richmond, Virginia 23236

Attention: Chief Accounting Officer

Facsimile No.: (804) 272-3694

and

MCG Capital Corporation

1100 Wilson Blvd., Suite 3000

Arlington, Virginia 22209

Attention: Chief Financial Officer and General Counsel:

Facsimile No.: (703) 247-7545

(b)	if to the Trust Depositor:

MCG Finance IV, LLC

9011 Arboretum Parkway, Suite 250

Richmond, Virginia 23236

Attention: Chief Accounting Officer

Facsimile No.: (804) 272-3694

and

MCG Finance IV, LLC

1100 Wilson Blvd., Suite 3000

Arlington, Virginia 22209

Attention: Chief Financial Officer and General Counsel:

Facsimile No.: (703) 247-7545

(c)	if to the Indenture Trustee:

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

MAC N9311-161

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services/Asset Backed Administration

Facsimile No.: (612) 667-3464

(d)	if to the Trust:

MCG Commercial Loan Trust 2004–1

c/o Wilmington Trust Company

One Rodney Square North

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Facsimile No.: (302) 427-4749

with a copy to:

the Originator and the Servicer as provided in clause (i) above

(e)	if to Moody’s:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention: CDO Monitoring Department

Facsimile No.: (212) 553-0344

(f)	if to Fitch:

Fitch, Inc.

One State Street Plaza

New York, New York 10004

Attention: CDO Surveillance

Facsimile No. (212) 514-6501

(g)	if to the Initial Purchaser:

UBS AG, Stamford Branch

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: Global CDO Products

Facsimile: (203) 719-3550

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

Severability of Provisions

13.5 If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or Certificates or the rights of the Holders thereof, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenants, agreements, provisions or terms in any other jurisdiction.

Third Party Beneficiaries

13.6 Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Counterparts

13.7 This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

Headings

13.8 The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

No Bankruptcy Petition; Disclaimer

13.9 (a)	Each of the Originator, the Indenture Trustee, the Servicer, the Trust and each Holder (by acceptance of the applicable Securities) covenants and agrees that, prior to the date that is one year and one day after the payment in full of all amounts owing in respect of all outstanding Securities, or, if longer, the applicable preference period then in effect under any applicable Insolvency Law, it will not institute against the Trust Depositor or the Trust, or join any other Person in instituting against the Trust Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; provided, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim or otherwise participating in any such proceedings instituted by any other Person. This Section 13.9 will survive the termination of this Agreement.

(b)	The Trust acknowledges and agrees that the Certificates represent an equity interest in the Trust and a beneficial interest in the Loan Assets only and the Securities do not represent an interest in any assets (other than the Loan Assets) of the Trust Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Loan Assets and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent that the Trust Depositor enters into other securitization transactions as contemplated in Section 6.7 the Trust acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein), other than the Loan Assets, conveyed or purported to be conveyed (whether by way of a sale, capital contribution or by the granting of a Lien) by the Trust Depositor to any Person other than the Trust (the Other Assets).

(c)	To the extent that notwithstanding the agreements contained in this Section, the Trust or any Securityholder, either (i) asserts an interest in or claim to, or benefit from any Other Assets, whether asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, or (ii) is deemed to have any interest, claim or benefit in or from any Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of Insolvency Laws or otherwise (including without limitation pursuant to Section 1111(b) of the Bankruptcy Code) and whether deemed asserted against or through the Trust

Depositor or any other Person owned by the Trust Depositor, then the Trust and each Securityholder by accepting a Note or Certificate further acknowledges and agrees that any such interest, claim or benefit in or from the Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Trust Depositor that, under the terms of the documents relating to the securitization of the Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution under applicable law, including Insolvency Laws, and whether asserted against the Trust Depositor or any other Person owned by the Trust Depositor) including, without limitation, the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Securityholder is deemed to have acknowledged and agreed that no adequate remedy at law exists for a breach of this Section 13.9 and that the terms and provisions of this Section 13.9 may be enforced by an action for specific performance.

(d)	The provisions of this Section 13.9 shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this Agreement.

Jurisdiction

13.10 Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Sale and Servicing Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it the address set forth in Section 13.4. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Tax Characterization

13.11 The Trust Depositor and Trust agree that pursuant to Treasury Regulations Section 301.7701-3(b)(1), in the event that the Certificates and the Class D Notes are owned by more than one Holder the Trust will be treated as a partnership, the partners of which are the Certificateholder and the Holders of the Class D Notes and, in the event that the Certificates and the Class D Notes are owned by a single Holder, the Trust will be treated as a division of such Holder.

Prohibited Transactions with Respect to the Trust

13.12 The Originator shall not:

(a)	Provide credit to any Noteholder or Certificateholder for the purpose of enabling such Noteholder or Certificateholder to purchase Notes or Certificates, respectively;

(b)	Purchase any Notes or Certificates in an agency or trustee capacity; or

(c)	Except in its capacity as Servicer as provided in this Agreement, lend any money to the Trust.

Limitation of Liability of Owner Trustee

13.13 Wilmington Trust Company acts on behalf of the Trust solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trust by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Trust Estate under the Trust Agreement for payment or satisfaction thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document or the Notes, or of any Loan or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Loan, or the perfection and priority of any security interest created by any Loan in any Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate under the Trust Agreement or its ability to generate the payments to be distributed to the Certificateholder under the Trust Agreement or the Noteholders under the Indenture, including, without limitation, the existence, condition and ownership of any Collateral; the existence and enforceability of any insurance thereon; the existence and contents of any Loan on any computer or other record thereof; the validity of the assignment of any Loan to the Trust or of any intervening assignment; the completeness of any Loan; the performance or enforcement of any Loan; the compliance by the Trust, the Trust Depositor or the Servicer with any covenant, agreement or other obligation or any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation; or any action of the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee or the Trust.

Payments with respect to Partially Funded Term Loans, Traditional Revolving Loans and Reducing Revolving Loans

13.14 (a)	With respect to any Partially Funded Term Loans, any Traditional Revolving Loans and any Reducing Revolving Loans, the Trust will own only the principal portion of such Loans outstanding as of the applicable Cutoff Date. Principal Collections received by the Servicer on any Traditional Revolving Loans and any Reducing Revolving Loans will be allocated first to the portion of such Loan not owned by the Trust, until the principal amount of such portion is reduced to zero, and then to the portion owned by the Trust; provided, (i) if a payment default occurs with respect to any Traditional Revolving Loan or any Reducing Revolving Loans, (ii) an Event of Default occurs or (iii) a Servicer Default occurs, then Principal Collections received on (x) the applicable Loan (in the case of clause (i) above) or (y) all the Traditional Revolving Loans and Reducing Revolving Loans (in the case of clauses (ii) or (iii) above) will be allocated between the portion not owned by the Trust and the portion owned by the Trust, pro rata based upon the outstanding principal amount of each such portion.

(b)	With respect to any Partially Funded Term Loan, any Traditional Revolving Loan and any Reducing Revolving Loan, Interest Collections received by the Servicer on those Loans will be allocated between the portion not owned by the Trust and the portion owned by the Trust on a pro rata basis according to the outstanding principal amount of each such portion.

No Partnership

13.15 Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto, and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Holders.

Successors and Assigns

13.16 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Acts of Holders

13.17 Except as otherwise specifically provided herein, whenever Holder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Holders if the Majority Noteholders agree to take such action or give such consent or approval.

Duration of Agreement

13.18 This Agreement shall continue in existence and effect until terminated as herein provided.

Limited Recourse

13.19 The obligations of the Trust Depositor, the Originator and the Servicer under this Agreement are solely the obligations of the Trust Depositor, the Originator and the Servicer. No recourse shall be had for the payment of any amount owing by the Trust Depositor, the Originator, and the Servicer under this Agreement or for the payment by the Trust Depositor, the Originator and the Servicer of any fee in respect hereof or any other obligation or claim of or against the Trust Depositor, the Originator and the Servicer arising out of or based upon this Agreement, against any employee, officer, director, Affiliate, shareholder, partner or member of the Trust Depositor, the Originator and the Servicer or against the employee, officer, director, shareholder, partner or member or any Affiliate of such Person. The provisions of this Section 13.19 shall survive termination of this Agreement.

Confidentiality

13.20 Each of the Trust, the Trust Depositor, the Servicer (if other than MCG), the Indenture Trustee and the Backup Servicer shall maintain and shall cause each of its employees, officers, agents and Affiliates to maintain the confidentiality of material non-public information concerning MCG and its Public Securities or about the Obligors (to the extent MCG has advised such Person or such Person has actual knowledge that the Loan Documents prohibit disclosure of such information with respect to the Obligors) obtained by it or them in connection with the structuring, negotiating, execution and performance of the transactions contemplated herein, except that each such party and its employees, officers, agents and Affiliates may disclose such information to other parties to the Transaction Documents and to its external accountants, attorneys, any potential subservicers and the agents of such Persons provided such Persons expressly agree to maintain the confidentiality of such information (Excepted Persons), and as required by an applicable law or order of any judicial or administrative proceeding.

Non-Confidentiality of Tax Treatment

13.21 All parties hereto agree that each of them and each of their employees, representatives and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for the purposes of Treasury Regulation Section 1.6011-4.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

MCG COMMERCIAL LOAN TRUST 2004–1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee on behalf of the Trust

By:	/s/ James P. Lawler
Name:	James P. Lawler
Title:	Vice President

MCG FINANCE IV, LLC, the Trust Depositor

By:	MCG CAPITAL CORPORATION, its sole member

By:	/s/ Samuel G. Rubenstein
Name:	Samuel G. Rubenstein
Title:	General Counsel and Executive Vice President

MCG CAPITAL CORPORATION, the Originator

and the Servicer

By:	/s/ Samuel G. Rubenstein
Name:	Samuel G. Rubenstein
Title:	General Counsel and Executive Vice President

[SALE AND SERVICING AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but as the Indenture Trustee and as the Backup Servicer

By:	/s/ Joe Nardi
Name:	Joe Nardi
Title:	Vice President

[SALE AND SERVICING AGREEMENT]

SCHEDULE 1

Diversity Score Calculation

The Diversity Score for the Loans is calculated by summing each of the Industry Diversity Scores, which are calculated as follows:

(i)	An “Obligor Par Amount” is calculated for each Obligor represented in the Loans by summing the par amounts of all Loans in the Indenture Collateral issued by that Obligor or any affiliate of that Obligor.

(ii)	An “Average Par Amount” is calculated by summing the Obligor Par Amounts and dividing by the number of Obligors represented. For purposes of calculating the number of issuers of the Loans, any issuers affiliated with one another will be considered one Obligor.

(iii)	An “Equivalent Unit Score” is calculated for each Obligor represented in the Loans by taking the lesser of (A) one and (B) the Obligor Par Amount for such Obligor divided by the Average Par Amount; provided that for purposes of calculating the Equivalent Unit Score, any Obligors affiliated with one another will be considered one Obligor.

(iv)	An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the Moody’s industrial classification groups by summing the Equivalent Unit Scores for each Obligor in the industry.

(v)	An “Industry Diversity Score” is then established by reference to the Diversity Score Table shown below for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores then the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores in the Diversity Score Table.

(vi)	Charged-Off Loans shall be excluded from the calculation of the Diversity Score.

Diversity Score Table

Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800

Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score	Aggregate Industry Equivalent Unit Score	Diversity Score
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200